U.S. SECURITIES AND EXCHANGE COMMISSION
                  Washington, DC  20549

                           FORM 10-SB

           General Form For Registration of Securities
          of Small Business Issuers Under Section 12(b)
              or 12(g) of the Securities Act of 1934


                            TAMARAK, INC.
          (Name of Small Business Issuer in its Charter)


     Nevada,  U.S.A.                          95-4790148
(State or Other Jurisdiction   (IRS Employer Identification No.)
   of Incorporation or
   Organization)


7311 Van Nuys Boulevard, Suite 2, Van Nuys, California    91405
(Address of Principal Executive Offices)              (Zip Code)


                     Issuer's Telephone Number
                         (818) 780-2890


Securities to be registered under Section 12(b) of the Act:


Title of Each Class                Name of Each Exchange on Which
to be so Registered                Each Class is to be Registered
      None                              None

Securities to be registered under Section 12(g) of the Act:

Common Stock
(Title of Class)

     ITEM 1.   DESCRIPTION OF BUSINESS


     (a) History and Development of the Company

     Tamarak was duly incorporated in Nevada on March 16, 2000, for the purpose of creating a vehicle to finance, produce and distribute theatrical and television films in the United States and abroad.

     (b) Business of the Company

     Tamarak is engaged in the business of production and development of theatrical and television films. For its first project, the Company is producing a mini-series based upon the life and exploits of Jacqueline Cochran, a world-renowned aviatrix. The Company anticipates that the program will be aired on a major commercial television network, bringing immediate recognition, visibility and credibility to the Company. Concurrently, the Company has acquired four screenplays of different genres that will appeal to a wide audience: 1. "System of Justice" (Suspense, murder mystery);
2. "Duster" (Heartwarming personal drama combined with exciting action); 3. "Deadly Innocence" (Contemporary intrigue about murder, greed, toxic waste and insurance fraud); 4. "King of Diamonds" (Fast-paced international jewel caper).

     (c) Market and Industry Analysis

     Motion Picture Investments

     We believe the entire business of financing and making motion pictures for the purpose of attaining the greatest financial return has changed substantially for the better.

     While this is not to imply that film making has become risk-free, a major part of the risk can be removed and the "upside potential" remains as great, or greater, than ever.

     First, in the area of production, we have learned that significant economies can be effected through careful planning. For example, a good deal of thought is given to the possibility of making certain scenes in existing sets rather than building expensive new sets. Whenever possible, natural locations are used, and on some occasions certain scenes will be eliminated altogether because their cost is not justified and ways are found to "shoot around" those scenes.

     Consideration is given to the film market before recommendations are made. For example, knowing that, according to "Variety", nearly 70% of the film-going public is between 16 and 30 years of age, "youth-oriented" films meet with greater enthusiasm and larger box office receipts than films which overlook the younger markets. Similarly, because this same segment of the public is largely music oriented and comprise the greater part of the record buying public, emphasis is placed on the soundtrack of a youth film. At the same time, with the Nation's average age rising with each passing year, the market for more "mature, adult" films continues to widen as the earlier "youth market" patrons mature into young adulthood and move toward middle-age.

     We know that, as a rule of thumb, a film must gross (take in box office revenues) about 3 times its cost in order to break even, given typical distribution arrangements. Famous name ("star") performers must be capable of attracting greater box office and, by formula, the decision to hire or not to hire a major name performer can be made by examining the probability of that name attracting at least 2 or 3 times his salary in box office gross.

     Other sources of revenue also exist and they are available for exploitation. The most obvious of these are domestic television rights and rights for foreign distribution of the film itself. Needless to say, certain films have greater or lesser value in these markets. Similar equations exist for foreign sales. It is important to carefully examine the potential of a film for these markets in advance as a way of predicting, to some degree, the probable revenue of the film before committing to its manufacture.

     Returning back to theater exhibition, there are some interesting statistics:

     1.   There are over 18,000 theaters in the United States.
More screens are being added each year.

     2. Each type of theater has about a 500 "viewer unit" capacity, on average.

     3. Over 2,500 indoor theaters boast more than one screen, with more 8-, 10- and 12-screen cineplex theaters opening each year.

     4. Including drive-ins, there are over 22,000 screens in the United States.

     5. During a recent year, as published in "Variety", the eight major companies in the Motion Picture Association of America distributed a total of fewer than 150 feature films. Of these, just under 20% were re-issues. Thus, the eight majors released barely 120 new films in that year!

     6. The twenty-one leading film distributors in the United States (including the "big eight" referred to above) distributed a total of fewer than 400 films per year ... to play on over 22,000 screens.

     7. The average U. S. theater enjoys average daily paid admissions, at an average of about $6.00 per ticket, of just under $1,000 per day.

     8. Total U. S. motion picture theater admissions in recent years have pushed beyond the $4 billion mark.

     Basically, there are six definable markets for any motion picture. These are:

     1.   Domestic (U. S. and Canadian) theatrical exhibition.

     2.   Foreign theatrical exhibition.

     3. Domestic (North American) television (commercial and cable).

     4.   Foreign television.

     5.   Video tape sales and rentals, video discs and CDs.

     6. Ancillary markets such as in-flight, shipboard, hotels, military, etc.

     (d) Market and Profit Potential

     New Industry Developments

     With the decline in the power and financial strength of the so-called "major" studios, a vacuum has been created in film production centers throughout the world. Without the resources of the majors, there is insufficient capital to fill the film production void.

     We believe, on the other hand, the demand for film products has not slackened. Indeed, it has increased. The younger generation is firmly committed to film as the only
"relevant art."  Box office grosses continue to be impressive.

     With the tight money market now prevailing, the traditional sources of financing for motion pictures (e.g., banks, distributors, studios, etc.) have been unable to provide sufficient capital to maintain a healthy flow of product. This situation -- a healthy market, but weak sources of supply -- provides an opportunity for outsiders to enter the film production and distribution market as never before.

     We believe that persons entering the film production or distribution fields need no longer be concerned with huge start-up costs or overhead. This has enabled new venture capital to flow into motion picture production. Companies which have never been involved in motion pictures have rapidly moved into the field.

     On the major industrial level, national companies in unrelated areas such as Quaker Oats, Mattel Toys, Faberg ,
Bristol Myers, U.S. Steel, and even The Reader's Digest, have entered the film production industry.

     (e) Distribution

     The commercial success of any film is dependent upon distribution. Many independent films never find a distributor. as independent producers, we know that Independent producers often feel that the risk of beginning a project without some sort of distribution arrangement is simply too great. Often, their financing is dependent on their having a distribution deal prior to production of the film.

     The revenue of a distributor is derived not just from the theatrical exploitation of a film. It also includes receipts from television and cable sales, video cassettes, ancillary rights, non-theatrical distribution rights, merchandising rights and even sound track albums and music rights.

     The marketing department of the distributor determines how a picture will be sold. This includes the concept for the campaign and the marketing strategy as to where to open the picture and when.

     Normally, the distributor receives all funds from the exploitation of a film. Off the top comes the distributor's fee. Then all cost and expenses of distribution (prints, promotion and advertising) are deducted. It is not unusual for a finance charge to be added to this amount. The production company then gets the balance.

     Domestic Distribution

     As reported in several trade publications, the United States has been divided into thirty-two territories such as the Chicago exchange, the New England exchange and the Philadelphia exchange. In each exchange there are several "states righters" or sub-distributors (subs). The distributor selects a sub from this group to book films into the theaters in their exchange. Subs are then paid a percentage of the box office.

     Today, because of the advances in communication and shipping technology, distributors have sales offices only in the principal exchanges. In the remaining territories, they operate sub-depots that function as shipping offices for their films and related promotional materials. Independent distributors generally book directly with theaters only in their home territories. All national distributors work closely with their subs to insure optimum release patterns for their films.

     Foreign Distribution

     A domestic distribution deal usually refers to the distribution of a film in the United States and Canada. Foreign distribution refers to the rest of the world.

     It is common for a producer to make separate distribution deals with different distributors for domestic and foreign release.

     We believe the foreign market for motions pictures is worth approximately 40% to 60% of the total world market. The relative worth of each territory will vary from picture to picture.

     Sales to foreign countries are often initiated at film festivals such as the Cannes Film Festival, the Milan Film Festival and the American Film Market. At each of these festivals a great deal of attention is devoted to servicing the needs of an aggressive "buying market." Distributors come from around the world to view films. Foreign distributors will also evaluate pre-production packages for possible foreign pre-sales.

     (f) Demand for Product

     There is a shortage of good motion pictures. The supply comes nowhere near to matching the demand. As we noted earlier, there are over 22,000 theater screens in the United States. Therefore, 450 films per year does not begin to furnish their needs. The theaters are compelled to show any type of film they can obtain to keep their doors open.

     To date, according to statistics published in "Variety" and other trade magazines, independent producers are responsible for 75% of all films made worldwide. The independent producer has three primary options regarding distribution. These include (1) the outright sale of the film to a national distributor, (2) the merchandising of the film by the production company itself, or (3) the use of smaller regional sub-distributors who may promote the film in their respective geographic areas. Distribution of films often relies on all three methods to one degree or another.

     Another market, television, can consume nearly every film that has been or is presently being produced. If each of the three major commercial networks would show only one film per night, they would need over 1,000 films per year. In the Los Angeles area alone, there are over 10,000 full-length features aired each year. Of course, many films are repeated several times because there are no new films to replace them.

     Because of the great demand created by network, cable and satellite television, these market outlets are often willing to pay for films in advance, or as soon as they are completed in order to guarantee themselves future product. They will contract with the producers to rent films, and then not show them on the air until 18 months after theatrical distribution. Besides the networks, there are hundreds of independent television stations that rent through syndication outlets.

     Additionally, the world outside of the United States and Canada now accounts for more than 50% of the distributor's revenue for American films. The most significant foreign revenues come from Europe (including England). A fair estimate would place 50% of foreign receipts as emanating from this source.

     Feature film production has hit all-time highs in recent years. Production starts increase each year. We believe most of this enormous production surge is due to the increased activity by independent producers, although the "majors" are also increasing production beyond the capacity of their own Hollywood facilities to accommodate these productions.

     (g) Estimated Projected Income

     Projected Income

     Not every picture is a financial success, and some are even catastrophic failures. This often has more to do with poor planning and overspending than with a poor quality picture. Recalling the nearly 3-to-1 ratio of box office dollars to production dollars to reach "break even," it is easy to see that a picture that grosses $50 million at the box office will be a rounding success if it cost only $10-15 million to produce, yet a dismal disappointment if its production and marketing costs were over $50-million (as has been the case with many pictures in recent years, with a few production budgets even approaching the $200 million mark! See "Ishtar" or "Waterworld"). With prudent planning and budgetary controls, we believe investors can anticipate a return of their entire capital participation. The return on their capital could begin within a period of twelve (12) months from completion of principal photography. A television network sale may be completed, and revenue received prior to the picture being released theatrically. The music rights and royalties can begin flowing back to investors within a few months after music is published and released.

     Cash Outflows

     A. General - Generally, the significant costs of producing and distributing a film occur well in advance of the related revenue flows. This requires significant up-front investment by motion picture producers and/or financing organizations.

     B. Production Costs - Production costs include the cost of the story, salaries of cast, directors, producers, set construction and operations, wardrobe, sound synchronization, editing, production overhead and any other costs necessary to create a finished film negative. Generally, the complete production process can take a year to 18 months. We know from experience that an illustrative cash outflow for a film having a 12 month production process is as follows:

          1.   10% of total in first 3 months

          2.   65% of total in second 3 months

          3.   15% of total in third 3 months

          4.   10% of total in the fourth and final 3 months.

     C. Distribution Fees - Typically, films are distributed by organizations that specialize in this activity. Distributors are generally paid a percentage of gross revenues (not box office receipts) from the market into which the film is distributed. Distribution fees can be as follows:

          1.   Domestic theatrical market - 20% to 35%

          2.   Foreign theatrical market - 35% to 45%

          3.   Pay television market - 20% to 25%

          4.   Network television market - 10% to 15%

          5.   Syndication television market - 30% to 45%

     D. Advertising - Advertising expenditures frequently are equal to or greater than the film's production cost.
Advertising costs are spent early in the film's distribution plan as indicated by the following example:

          1.   20% of total before theatrical release

          2. 90% of total within 6 months of theatrical release

          3. 95% of total within 12 months of theatrical release.

     E. Prints - "Prints" are films which are ready to show to the viewing public. Print costs are also incurred early in a film's distribution plan.


     Cash Inflows

     A. Films are usually exploited on a sequential market-by-market basis. An illustrative distribution plan is as follows:


Market                   Timing (months from date of release)

Domestic Theatrical           1 - 15 months

Foreign Theatrical            7 - 24 months

Pay Television                19 - 24 months

Network Television            25 - 60 months

Worldwide Television
 Syndication                  61 - 96 months

All Other Markets:
 (Merchandising, cassettes/video
  disks, Video CDs,
  Soundtrack CDs, etc.)       throughout distribution





     B. An illustrative cash receipts timing for these markets is as follows:



                              Months of           Percentage of
                              Release             Cash Received

Domestic Theatrical           1 - 12              80%
                              13 - 18             20%

Foreign Theatrical            7 - 18              70%
                              19 - 24             30%

Pay Television                19 - 24             100%

Network Television            25 - 36             40%
                              37 - 48             40%
                              49 - 60             20%

Worldwide TV Syndication      61 - 72             42%
                              73 - 84             29%
                              85 - 96             29%

     (h) License -- Regulation

     The Company will conduct business in the United States under the regulation of U.S. corporate laws and pertinent business and professions codes.

     (i) Liquidity and Capital Resources

     Absent funds raised in any offerings, the Company is relying on funds committed by the principals and a moderation of its growth prospects to sustain operations for the next twelve months. The Company needs no additional funding to continue its operations for the next 12 months.




ITEM 2.   MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
          OPERATION.

     For its first project, the Company will be producing a mini-series based upon the life and exploits of Jacqueline Cochran, a world-renowned aviatrix. The Company anticipates that the program will be aired on a major commercial television network, bringing immediate recognition, visibility and credibility to the Company. Concurrently, the Company has acquired four screenplays of different genres that will appeal to a wide audience: 1. "System of Justice" (Suspense, murder mystery); 2. "Duster" (Heartwarming personal drama combined with exciting action); 3. "Deadly Innocence" (Contemporary intrigue about murder, greed, toxic waste and insurance fraud);
4. "King of Diamonds" (Fast paced international jewel caper).

     The Company is relying on funds committed by the principals and a moderation of its growth prospects to sustain operations for the next twelve months. If additional cash is not raised, the Company can not achieve its goal of producing the Jacqueline Cochran mini-series. The production of the aforementioned mini-series involves the purchase of the necessary equipment to facilitate the production process. Some of these purchases could be quite significant.

     The Company plans to increase its manpower by hiring more employees to help facilitate the production of the mini-series. This hiring depends on the amount and timing of the funding necessary to get this project started. The Company will make those decisions based on its financial capabilities.


ITEM 3.   DESCRIPTION OF PROPERTY.

     The Company presently maintains an office at 7311 Van Nuys
Blvd., Suite 2, Van Nuys, California 07054. The term of this lease is month to month. The Company at present owns no production equipment.


ITEM 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT.

     The table below identifies any individuals (including any "group") who is known to the company to be the beneficial owner of more than five percent of any class of our voting securities:

Title of       Name and            Amount and      Percentage
of
class          Address of          Nature of       Class
               Beneficial          Beneficial
               Owner               Ownership


Common         AJ Leydton          15,861,500          73.39%
               7311 Van Nuys Blvd.
               Suite 2, Van Nuys CA

Common         Frank Stewart        2,513,500          11.63%
               7311 Van Nuys Blvd.
               Suite 2, Van Nuys CA


     The table below sets forth the ownership by all directors and nominees, and each of the named executive officers of the Company, and directors and executive officers as a group.

Title of       Name and            Amount and      Percentage
of
class          Address of          Nature of       Class
               Beneficial          Beneficial
               Owner               Ownership


Common         AJ Leydton          15,861,500          73.39%
               7311 Van Nuys Blvd.
               Suite 2, Van Nuys CA

Common         Frank Stewart        2,513,500          11.63%
               7311 Van Nuys Blvd.
               Suite 2, Van Nuys CA

Common         All officers as a   19,375,000          95.02%
               Group

There are no agreements between or among any of the shareholders which would restrict the issuance of shares in a manner that would cause any change of control of the Company.


ITEM 5.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
          PERSONS.

A.J. Leydton, 68, President, CEO and Director of Tamarak, was born in New York City. He attended St. John's University where he majored in accounting. Upon graduation he was awarded the degree of Bachelor of Business Administration. He went on to law school and received a Juris Doctor degree from New York Law School.

     In 1967 he joined the national C.P.A. firm of Seidman & Seidman as the administrative principal of their Beverly Hills tax department. He was also the firm's leading tax advocate. In 1974 he left Seidman & Seidman to form his own tax practice. During his professional career he received many academic and achievement awards.

     Mr. Leydton's introduction to the motion picture industry came indirectly as a result of a tax case with which he was involved. In 1978 he left private practice to become president of an independent motion picture production company, Suncrest Cinema, Inc.

     His first production was The Last Word, directed by Roy Bolting and featuring Richard Harris, Karen Black and Martin Landau. The following year he produced The Hungry Edge, directed by Ted Post and featuring Rita Moreno. Other films include The Palermo Affair and Two Guys From Space with Chevy Chase. Leydton also wrote and produced the award-winning documentary "We Served on behalf of The United Way."

     In 1981, Leydton left the production company (Suncrest
Cinema) and formed his own company, Tamarak Films, Inc.


Frank Stewart, 54, is the Vice President, Chief Operating Officer and Director of Tamarak. He brings to the Company his many years of extensive experience in film, television and theatrical writing, development and production. From 1986 to the present, Mr. Stewart has been involved in writing, development and pre-production work for Tamarak Films International. From 1978 to 1988, he was involved in writing, development and pre-production consulting for independent production companies in Texas, where his films included Vanishing Breed, The Return Of The Virginian, On The Road Again, Resurrection, The Big Brawl and Once Upon A Spy. Prior to that, Mr. Stewart taught screenwriting at USC and at the University of Texas, Austin.

     Mr. Stewart's current feature film projects (in development) include System of Justice, Duster, King Of
Diamonds and Deadly Innocence.  His current television projects
(in development) include The Jacqueline Cochran Story and The
Pittman Files.  Mr. Stewart has a published novel, River
Rising: A Cherokee Odyssey (Wohali Press: 1998).

     Mr. Stewart attended the University Of Southern California School of Communications, where he received an M.F.A. degree in Film Production (Writing and Directing). Mr. Stewart also attended St. Mary's University in San Antonio, Texas, where he received a Master's degree in English Literature, as well as Stephen F. Austin University in Nacogdoches, Texas, where he received a B.A. degree in English and German and a B.F.A. in art.

David Nagy, 46 , is the Secretary, General Counsel and Compliance officer of Tamarak, Inc. Mr. Nagy is an attorney admitted to practice law in the State of California. He received his J.D. from Hastings College of the Law in 1993 and became an associate at the firm of Keil & Weinkauf in Washington, DC, the same year, focusing on intellectual property law. In 1996, he started his own practice specializing in entertainment and intellectual property law, representing production companies, music publishers, composers and musicians. Mr. Nagy is fluent in German and Danish.

None of the officers or directors has, in the last 10 years, been involved in a bankruptcy, criminal conviction, or subject to any order, judgment or decree, not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or has been found to be guilty of any securities laws infractions.

(b) There are no significant employees who are not described as executives above, and there are no family relationships among directors, executive officers or any nominees to these positions.


ITEM 6.   EXECUTIVE COMPENSATION.





      (Format change)
     EXECUTIVE COMPENSATION AND OTHER INFORMATION


Summary Compensation Table

     The following summarizes the aggregate compensation paid during those fiscal years to our Executive Officers:

                                          Annual
     Long Term
                                       Compensation
    Compensation

--------------------------------------------  ------------

     Securities
Name and                                               Other
Annual   Underlying
Principal Position     Year    Salary     Bonus
Compensation   Options
------------------     ----    ------     -----
------------   ----------

AJ Leydton     2001      0         0         0
     0         0
               2000      0         0         0
     0         0
               1999      0         0         0
     0         0

Frank Stewart  2001      0         0         0
     0         0
               2000      0         0         0
     0         0
               1999      0         0         0
     0         0

David Nagy     2001      0         0         0
     0         0
               2000      -         -         -
     -         -
               1999      -         -         -
     -         -


The existing officers and directors of the Company currently serve on a non-compensated basis.

(format change)

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The Company has not acquired any assets other than in the ordinary course of business during its entire existence, and no single asset has a value in excess of $100,000.

     Furthermore, other than the original incorporation in March of 2000, there have been no transactions to which the Company was a party, in which any director or executive officer had a direct or indirect material interest.


ITEM 8.   DESCRIPTION OF SECURITIES.

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which are attached as exhibits to this document.

Common Shares

     The Company's authorized capital stock consists of 50,000,000 shares of Common Stock with a $.001 par value. As of the date of this document, the Company has outstanding
21,612,000 shares of its Common Stock.

Outstanding Options to Purchase Common Stock

     There are no options held by anyone with respect to purchase of the Company's common stock.

Dividend Policy

     Holders of the Company's Common Stock are entitled to receive dividends when declared by the Board of Directors out of funds legally available for distribution. Dividends may be paid in cash, property or shares of the Company common stock. The Company has not paid any dividends since its inception, and it is not likely that any dividends on its Common Stock will be declared at any time in the foreseeable future. Any dividends will be subject to the discretion of the Company's Board of Directors, and will depend upon, among other things, the operating and financial condition of the Company, its capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the Company's Common Stock will be paid in the future.

Shares Eligible for Future Sale

     1,612,000 shares of the Company's common stock are unrestricted, having been purchased by investors in a recent registered Rule 504 offering conducted under Nevada Revised Statute section 90.490. Of the 21,612,000 shares of common stock currently outstanding, 20,000,000 are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended, in that such shares were issued and sold by the Company without registration, as private transactions not involving a public offering, or are securities held by affiliates. Although restricted and affiliated securities are not presently tradeable in any public market which may develop for the common stock, these securities may in the future be publicly sold into the market, if a market should develop, in accordance with the provisions of Rule 144. In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell, within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the Company's stock becomes quoted on NASDAQ or a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale, provided that at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months is entitled to sell these restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders, especially of substantial amounts, could depress the market price of the Common Stock in any market that may develop.


PART II

ITEM 1.   MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
          COMMON EQUITY AND OTHER SHAREHOLDER MATTERS.

     The Company has never been listed on any exchange, nor has it traded its shares in any private or "pink sheet" style of marketplace. At the date of this filing, the Company has 41 shareholders who acquired 1,612,000 shares in the Rule 504 offering, and approximately 20 shareholders who have held their shares at least one year, and in most cases, for more than two years since the date of issuance. All of the shareholders holding restricted shares would be eligible for transactions under Rule 144, governed, however, by the volume limitations of 144(e) with respect to any existing or former shareholders that are officers, directors or affiliates (or were at the time of the issuance of the shares). No dividends have been earned or declared since the inception of the Company.


ITEM 2.   LEGAL PROCEEDINGS.

     To the knowledge of the officers and directors of the Company, neither the Company nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or litigation contemplated or threatened. There are no judgments against the Company or its officers or directors. None of the officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.


ITEM 3.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.


ITEM 4.   RECENT SALES OF UNREGISTERED SECURITIES.

     In November 2001, the Company's Board of Directors passed a resolution authorizing a private placement of the Company's securities in order to raise capital. Management was granted authority to prepare a Private Placement Memorandum pursuant to Rule 504 of Regulation D, governing the Limited Offer and Sale of Securities Without Registration Under the Securities Act of 1933 (as amended) and to register the securities in any state or jurisdiction that management felt was required and appropriate. The Offering, elected under Nevada Rules, called for the Company to offer for sale up to 5,000,000 shares of the Company's common stock at $0.05 per share. The Offering was closed on February 20th, 2001, and resulted in 1,162,000 shares of the Company's $0.0001 par value common stock being issued to 41 separate investors. As a result of the Offering, the Company raised an aggregate of $80,600, netting, after commissions, accounting and legal expenses, a total of $53,470.


ITEM 5.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Articles VIII and IX of the Articles of Incorporation provide that no director of the Company shall have personal liability to the corporation or to its shareholders for damages for any breach of duty in such capacity, provided, however, that the provisions shall not eliminate or limit:

     (a) the liability of any director of the corporation if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or, with respect to any director of the corporation, that his acts violated Section xxx of the Nevada Revised Statutes or

     (b) the liability of a director for any act or omission prior to the final adoption of this article.

PART F/S  FINANCIAL.


                         TAMARAK, INC.

                      FINANCIAL STATEMENTS

              MARCH 16, 2000 to JANUARY 31, 2002


Accountants' Audit Report                                   1

Financial Statements

   Balance Sheet                                            2

   Income Statement                                         3

   Statement of stockholder's equity                        4

   Statement of changes in cash                             5

   Notes to financial statements                        6 - 9

     INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Tamarak, Inc.


We have audited the accompanying balance sheet of Tamarak, Inc., (A Nevada Corporation) as of January 31, 2002, and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tamarak, Inc., as of January 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


Gaytan, Kallman & Company, LLP, CPA's
Los Angeles, California
April 17, 2002

TAMARAK, INC.
BALANCE SHEET
For the Period from March 16, 2000 to January 31, 2002

Current Assets
 Cash                                               $    7,907

Property, Plant and Equipment (Note 2)
 Office furniture and equipment                            448
 Accumulated depreciation                              (    82)
                                                     $  -------

 Total Property, plant and equipment                       366

Other Assets (Note 4)
 Stories and scenarios                                 400,000

     Total Assets                                   $  408,273
                                                      ========

LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities
 Loan Payable - Stock Advance (Note 9)              $    6,250
 Loan Payable - Officers (Note 3)                       19,623
                                                      --------

 Total current liabilities                          $   25,873
                                                      --------
Stockholder's Equity (Note 6)
 Common stock - authorized 50,000,000                   20,000
   shares, par value $.001; 20,000,000
   shares issued and outstanding

 Paid in capital                                       402,986
 Deficit accumulated during development stage         ( 40,586)
                                                       -------
      Total Liabilities and Shareholders' Equity     $ 408,273


     (See accompanying notes and accountants' report)

     TAMARAK, INC.
     STATEMENT OF OPERATIONS
     For the Period from March 16, 2000 to January 31, 2002

                                          Current
                                          Period
Cumulative

Revenue
 Revenues                                      0              0

Operating Expenses
 Administrative                          $ 5,000       $  6,402
 Auto Expense                                590            590
 Cable and Web Services                      415            810
 Depreciation                                 82             82
 Document Fees                             1,409          1,409
 Dues and Subscriptions                        0          5,257
 Entertainment                               467            467
 Insurance                                   512          1,085
 Legal Fees                               10,100         10,100
 Office Expense                              228            759
 Postage                                       0            187
 Printing                                    210          1,260
 Rent                                      3,761          8,396
 State Filing Fees                           305            305
 Telephone                                   577          1,876
 Transfer Agent                            1,000          1,601
                                          ------         ------
 Total Operating Expenses               $ 24,656       $ 40,586
                                          ------         ------
     Loss from Operations               $(24,656)     $(40,586)
                                          ======         ======






     (See accompanying notes and accountants' report)

(format change)

TAMARAK, INC.
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
For the Period from March 16, 2000 to January 31, 2002

                                            Per Share
                                              Value
                    Accumulated
                                           20,000,000
         Retained      Other
                               Amount        Shares    Common
Paid-in   Earnings Comprehensive
                           Contribution      Issued     Stock
Capital  (deficit)    Income     Total
Contribution - Non-cash,
 March 16, 2000 (Note 4)     $ 400,000       $0.020   $20,000
$380,000        -          -   $400,000

Contribution - Cash,
 March 16, 2000                 22,986       $0.001
22,986        -          -     22,986
                               -------        -----   -------
--------  --------     ------  --------
Total Value Per Share Based
 on Contributions                            $0.021
                             $  0.021

Balance - February 28, 2001                            20,000
402,986   (15,930)        -    407,056

     Net Loss
         (24,656)             (24,656)
                               -------        -----   -------
-------  --------     ------  --------
Balance - January 31, 2002                            $20,000
$402,986  $(40,586)            $382,400
                               =======        =====   =======
=======  ========     ======  ========



     (See accompanying notes and accountants' report)

(format change)

TAMARAK, INC.
STATEMENT OF CASH FLOWS
For the Period from March 16, 2000 to January 31, 2002

                                            Current
                                            Period  Cumulative
                                            ------- ----------

Cash flows from operating activities
 Net Loss                               $ (24,856)   $(40,586)
 Adjustments to reconcile net loss to
   net cash used by operating activities
   Depreciation                                82          82
   Increase in other assets                     -     ( 6,609)
   Decrease in other assets                 6,608       6,609
                                           ------     --------

 Net cash used in operating activities  $ (17,966)   $(40,504)
                                           ------     --------

Cash flows from investing activities
 Purchase of equipment                          -     (   448)
                                           ------     -------
 Net cash used in investing activities          -     (   448)
                                           ------     -------

Cash flows from financing activities
 Proceeds from issuance of stock
    subscription receivable             $   6,250    $  6,250
 Proceeds from officer loan                19,623      19,623
 Contribution of capital                        -      22,986
                                           ------     -------
 Net cash provided by financing activities 25,873    $ 48,859
                                           ------     -------
Net increase in cash                        7,907       7,907
Cash, beginning of year                         -           -
                                           ------     -------
Cash, end of period                         7,907       7,907
                                           ======     =======


     (See accompanying notes and accountants' report)

     TAMARAK, INC.
     NOTES TO FINANCIAL STATEMENTS
     For the Period March 16, 2000 to January 31, 2002

1.   DEVELOPMENT STAGE COMPANY

Tamarak Inc., a development stage company that incorporated on March 16, 2000, is engaged in the development of theatrical and television films. The Company has no significant revenues from its principle operations. The Company is currently engaged in acquiring the necessary financing for the production of major motion pictures and a network television mini-series.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company maintains its cash balances in two financial institutions located in Los Angeles, California. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has no cash balances at risk as of January 31, 2002.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method for financial statement purposes over the estimated useful lives of assets.


3.   RELATED PARTY TRANSACTIONS

As of January 31, 2002, A.J. Leydton, President and CEO of
Tamarak, Inc., had made a loan to the Company. The loan is unsecured, non-interest bearing and without a stated maturity date.






4.   SCRIPTS

The principal assets of the company are four, major motion picture screenplays originally written by A.J. Leydton and Frank Stewart. They sold the scripts to Aquila Communications, Inc. in 1992 for the price of $100,000 per script. Three of the scripts have been registered with copyrights. The sales had stipulations that provided for the rights to revert back to Mr. Leydton and Mr. Stewart if Aquila Communications failed to produce the scripts within five years. In 1997, these script rights reverted back to Mr. Leydton and Mr. Stewart. In March of 2000, the scripts were contributed to Tamarak, Inc. for the purpose of producing them into full feature length movies.



     Title                                             Value


    "Duster"                                          $100,000

    "King of Diamonds"                                $100,000

    "Deadly Innocence"                                $100,000

    "System of Justice"                               $100,000


                           Total                      $400,000

5.   JACQUELINE COCHRANE STORY

The principal members of management have been developing a mini-series entitled the "Jacqueline Cochrane Story" for several years. They have incurred approximately $150,000 in costs researching and developing the project. Although management believes the project remains viable and production will commence once financing has been secured.


6.   EQUITY

The Company's authorized capital stock consists of 50,000,000 shares of Common Stock with a $.001 par value. As of January 31, 2002, the Company has outstanding 20,000,000 shares of its Common Stock. Holders of the Company's Common Stock are entitled to receive dividends when declared by the Board of Directors out of funds legally available for distribution. Any such dividends may be paid in cash, property or shares of the Company common stock. No such dividends have been paid during the company's operating history. Of the 20,000,000 shares of common stock currently outstanding, 20,000,000 are considered "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended, in that such shares were issued and sold by the Company without registration, as private transactions not involving a public offering.


7.   INCOME TAXES

The Company has incurred no income tax expenses since inception. Presently, the Company has a $15,929 Tax Net Operating Loss Carry-Forward available from its initial year of operation. The Net Operating Loss was generated during the operating period from March 16, 2000 to February 28, 2001. The Carry forward is available to offset future income for a period of time not to exceed twenty years.

8.   LEASES

The Company currently rents office space in Van Nuys, California. The monthly rental payments are currently $500 per month. The term of the lease is currently month-to-month, as Tamarak, Inc., has an oral agreement to make monthly rental payments for an indefinite period of time.


9.   STOCK SUBSCRIPTION

During the current operating period, Howard Hamada, an individual, advanced the company $6,250. The loan is currently classified as a liability on the balance. On February 2, 2002, Mr. Hamada executed a subscription agreement purchasing 125,000 shares of the company's stock. The full amount of the advance was applied to the purchase price. Certificate #0012 was issued for 125,000 shares on March 7, 2002.


10.  SUBSEQUENT EQUITY TRANSACTIONS

In February and March of 2002 the Company sold 1,612,000 shares of its common stock for gross proceeds of $80,600. The company intends to use the proceeds of this sale to help finance the production of its scripts into full feature length movies.

PART III  EXHIBITS

     3.1  Articles of Incorporation, dated March 16, 2000

     3.2  Bylaws, adopted on March 27, 2000

     3.3 Amendments to Articles Increasing Total Number of shares Authorized, dated March 30, 2000.

     10.1 Literary Purchase Agreement, dated March 16, 2000, between Leydton, Steward and Aquila Communications re 4 screenplays plus Jackie Cochran story

     10.2 Literary Purchase Agreement, dated March 28, 1992, between Leydton, Stewart and Aquila Communications re "Deadly
Innocence"

     10.3 Literary Purchase Agreement, dated March 28, 1992, between Leydton, Steward and Aquila Communications re "Duster"

     10.4 Literary Purchase Agreement, dated March 28, 1992, between Leydton, Steward and Aquila Communications re "King of
Diamonds"

     10.5 Literary Purchase Agreement, dated March 28, 1992, between Leydton, Stewart and Aquila Communications re "System of Justice"

     10.6 Affirmation of Reversion of Rights

     10.7 Employment Contract of David Nagy, dated November 15,
2001

     10.8 Employment Contract of AJ Leydton, dated October 1,
2000

     10.9 Employment Contract of Frank Stewart, dated October
1, 2000

     SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of
1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

TAMARAK, INC.

Date: April 29, 2002

By: /s/ A.J. Leydton
A.J. Leydton, President
Chairman

By: /s/ Frank Stewart
Frank Stewart
Secretary and
Director

By: /a/ David Nagy
David Nagy
Director


Exhibit 3.1

Filed # C7255-00

     ARTICLES OF INCORPORATION
     OF
     TAMARAK, INC.
a Nevada Corporation

     I, the undersigned, being the original incorporator herein named, for the purpose fo forming a Corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

     ARTICLE l

NAME

The name of the Corporation is TAMARAK, INC.

     ARTICLE ll

RESIDENT AGENT & REGISTERED OFFICE

     Section 2.01. Resident Agent. The name and address of the Resident Agent for service of process is Nevada Corporate
Headquarters, Inc., 5300 West Sahara 101, Las Vegas, Nevada
89146.

     Section 2.02.  Registered Office.  The address of its
Registered Office is 5300 West Sahara, Suite 101, Las Vegas,
Nevada 89146.

     Section 2.03. Other Offices. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of Directors and Stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

     ARTICLE lll

PURPOSE

     The Corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

     ARTICLE lV

SHARES OF STOCK

     Section 4.01. Number and Class. The Corporation shall authorize the issuance of a single class of Capital Stock in the amount of twenty-five million (25,000,000) shares of Common
Stock, at $.001 par value.

     Notwithstanding the foregoing these Articles hereby vest the Board of Directors of the Corporation with such authority as may be necessary to prescribe such classes, series and numbers of each class or series of Stock. In addition the Board is hereby vested with such authority as may be necessary to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Stock created. All classes of Stock may be issued from time to time without action by the Stockholders.

     Section 4.02. No Preemptive Rights. Unless otherwise determined by the Board of Directors, holders of the Stock of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto.

     Section 4.03. Non-Assessability of Shares. The Shares of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor of any other purpose, and no Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

     ARTICLE V

DIRECTORS

     Section 5.01.  Governing Board.  The members of the
Governing Board of the Corporation shall be styled as Directors.

     Section 5.02.  Initial Board of Directors.  The initial
Board of Directors shall consist of not less than one (1), and not more than seven (7) members. The name and address of an initial member of the Board of Directors is as follows:

NAME                             ADDRESS

Cort W. Christie                 P.O. Box 27740
                                 Las Vegas, Nevada 89146

This individual shall serve as Director until the first annual meeting of the Stockholders or until his successor(s) shall have been elected and qualified.

     Section 5.03. Change in Number of Directors. The number of Directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

     ARTICLE Vl

INCORPORATOR

     The name and address of the incorporator is Nevada
Corporate Headquarters, Inc., P.O. Box 27740, Las Vegas, Nevada
89146.

     ARTICLE Vll

PERIOD OF DURATION

     The Corporation is to have a perpetual existence.


     ARTICLE Vlll

DIRECTORS' AND OFFICERS' LIABILITY

     A Director of Officer of the Corporation shall not be personally liable to this Corporation or its Stockholders for damages for breach of fiduciary duty as a Director or Officer, but this Article shall not eliminate or limit the liability of a Director or Officer for (i) or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director or Officer of the Corporation for acts or omissions prior to such repeal or modification.

     ARTICLE lX

INDEMNITY

     Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to by indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of Stockholders, provision of law, or otherwise as well as their rights under this Article.

     Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request or the Corporation as Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

     The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent, and shall inure to the benefit or the heirs, executors and administrators of such person.

     ARTICLE X

AMENDMENTS

     Subject at all times to the express provisions of Section
4.03 which cannot be amended, this Corporation reserves the right to amend, alter, change, or repeal any prevision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the Stockholders are granted subject to this reservation.

     ARTICLE Xl

POWERS OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:

  (1) Subject to the Bylaws, if any, adopted by the Stockholders, to make, alter or repeal the Bylaws of the Corporation;

  (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the Corporation;

  (3) To authorize the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, Corporations and business entitles;

  (4) To set apart out of any of the funds of the Corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;

  (5) By resolution, to designate one or more committees, each committee to consist of at least one Director of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of he business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

  (6) To authorize the Corporation by its Officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, except and to the extent that any such statute shall require action by the Stockholders of the Corporation with regard to the exercising of any such power or the doing of any such act or thing.

  (7) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein and by law.

     IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of March, 2000, hereby declaring and certifying that the facts stated herein above are true.


__________________________________
Cort W. Christie
(For Nevada Corporate Headquarters, Inc.)


I, NEVADA CORPORATE HEADQUARTERS, INC. hereby accept as
Resident Agent for the previously named Corporation on 16th day of March, 2000.


On this 16th day of March, 2000.

Office Administrator

       Exhibit 3.2     Bylaws

BYLAWS OF
TAMARAK, INC.
A Nevada Corporation


     ARTICLE I

     Stockholders

Section 1. Annual Meeting. Annual meetings of the stockholders, commencing with the year 2001, shall be held on the 1st day of May each year if not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 3. Place of Meetings. All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Quorum; Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present 'in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 5. Voting. Each stockholder of record of the corporation holding stock which is entitled to vote at this meeting shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 6. Proxies. At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 7. Action Without Meeting. Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.


ARTICLE 11

Directors

Section 1. Management of Corporation. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Tenure, and Qualifications. The number of directors which shall constitute the whole board shall be at least one. The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen. The directors shall be elected at the annual meeting of the stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3. Vacancies. Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the renaming directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fall at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 4. Annual and Regular Meetings. Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 5. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6.  Special Meetings.  Special meetings of the Board of
Directors may be called by the Chairman or the President or by any Vice-President or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least three (3) days prior to the time of the holding of the meeting. In case such notice is hand delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 7. Business of Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8. Quorum, Adjourned Meetings. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 9. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 11. Special Compensation. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.


ARTICLE III

Notices

Section 1. Notice of Meetings. Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2. Effect of Irregularly Called Meetings. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part 'in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


ARTICLE IV

Officers

Section 1. Section. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer, none of whom need be directors. Any person may hold two or more offices. The Board of Directors may appoint a Chairman of the Board, Vice-Chairman of the Board, one or more vice presidents, assistant treasurers and assistant secretaries.

Section 2. Chairman of the Board. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3. Vice-Chairman of the Board. The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 4. President. The President shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all Instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation. In the absence of the President the Vice President will assume all of the President's responsibilities.

Section 5. Vice-President. The Vice-President shall act under the direction of the' President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 6. Secretary. The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. In the absence of the Secretary the Vice President will assume all of the Secretary's responsibilities

Section 7. Assistant Secretaries. The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. In the absence of the Treasurer the Vice President will assume all of the Treasurer's responsibilities.

If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 9. Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 10. Compensation. The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

Section 11. Removal, Resignation . The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.


ARTICLE V

Capital Stock

Section 1. Certificates. Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate, which the corporation shall issue to represent such stock.

If a certificate is signed (1) by a transfer agent other than the corporation or its employees or (2) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 2. Surrendered; Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Replacement Certificates. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten
(10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 5. Registered Owner. The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VI

General Provisions

Section 1. Registered Office. The registered office of this corporation shall be in the State of Nevada.

The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.
     Section 2. Distributions. Distributions upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 3. Reserves. Before payment of any distribution, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 4. Checks; Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     ARTICLE VII

Indemnification

Section 1. Indemnification of Officers and Directors, Employees and Other Persons. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, Joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid "in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such night of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 2. Insurance. The Board of Directors may cause the corporation to purchase and maintain' 'insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Section 3. Further Bylaws. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE VIII

Amendments

Section 1. Amendments by Stockholders. The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2. Amendments by Board of Directors. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.


APPROVED AND ADOPTED March 17, 2000

A.J. Leydton
SECRETARY

CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of Tamarak, Inc. and that the foregoing Bylaws, consisting of 13 pages, constitute the code of Bylaws of Tamarak as duly adopted at a regular meeting of the Board of Directors of the corporation held March 17, 2000.

In witness whereof, I have hereunto subscribed my name this 17th day of March, 2000.

SECRETARY


A.J. Leydton

Exhibit 3.3

Dean Heller                              Telephone (775)
584-3708
Secretary of State                             Fax (775)
684-5725
Web site http://sos.djaslkdfjla
                                                  Filing fee:


STATE OF NEVADA
OFFICE OF THE SECRETARY OF STATE
101 N. CARSON ST., STE.3
CARSON CITY, NEVADA 89701-4786


CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
For Profit Nevada Corporations

(Pursuant to NRS 78.380   Before Insurance of Stock)
- Remit in Duplicate-

     1. Name of Corporation: TAMARAK, INC.

     2. The article have been amended as follows (provide article numbers, if available): IV. Article IV is hereby amended to read as follows:

Section 4.02. Number and Class. The total number of shares of authorized capital stock of the Corporation shall consist of fifty million (50,000,000) shares of common stock at .001 per value.

The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be vested in the resolution or resolutions adopted by them.

Section 4.02. No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine from time to time.

Section 4.03. Non-Assessability of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to agreement to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall over be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

3. The undersigned declare that they constitute at least two-thirds of the incorporators (check) ____. or the board of directors (check) X .

4. The date upon which the original articles of incorporation were filled with the Secretary of State: 03/16/00.

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.  Signatures (all signatures must be acknowledged):


___________________
_____________________
     Signature                              Signature

State of:______________                  State
of:______________
County of:_____________                  County
of:_____________

This instrument was acknowledged        This instrument was
before me on                            Acknowledged before me
on

____________________, by                ___________________, by
________________(Name of Person)       __________________(Name
of
Person)

as _______________ (as designated to      as______________(as
                                                 designated to
sign this certificate)                    sign this
certificate)
of ______________________
of______________________

(name on behalf of whom
instrument was executed)       (name on behalf of whom
instrument                                                 was
executed)
___________________________
______________________________
  Notary Public Signature           Notary Public Signature

          Exhibit 10.1

LITERARY PURCHASE AGREEMENT

     This agreement (the "Agreement") is made and entered into on March 16, 2000, by and between A.J. Leydton and Frank Stewart (collectively "Seller") and Tamarak Inc., a Nevada Corporation qualified to do business in California as Tamarak Studios ("Buyer") at Los Angeles, California.

     RECITALS:Seller is the author of and sole owner of all rights (the "Rights", as more specifically set forth hereinafter in Clause 1) to the original screenplays currently entitled "Duster", "King of Diamonds", "System of Justice", and "Deadly Innocence" ("the Property"). These screenplays were previously under a purchase option agreement for $100,000 each to Aquila Communications, Inc., a Texas Corporation, but all rights to them have reverted to Seller pursuant to a reversion clause in that purchase option agreement. Also included in the Property are Seller's story rights to, expanded treatment of, and accumulated research and pre-production for "The Jacqueline Cochran Story", with an aggregate estimated value of $150,000.

     Buyer is in the business of producing motion pictures and other forms of entertainment and desires, among other things, to make, produce, adapt, copyright and exploit one or more motion picture or television adaptations or versions based on the Property.

     Subject to the mutual promises and representations made herein, Seller hereby wishes to sell, grant, assign and convey to Buyer specified Seller's Rights to the Property as more particularly set forth at length in Clause below, and Buyer wishes to acquire all of these specified Rights.

     NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

     1.RIGHTS GRANTED:Seller hereby sells, grants, conveys and assigns to Buyer, its successors, licensees and assigns exclusively and forever, the following Rights, and the right to use, enjoy and exploit same throughout the Universe. The Rights as set forth herein shall include all motion picture rights (including all silent, sound dialogue and musical motion Picture rights), all television motion picture and other television rights, with limited radio broadcasting rights and 7,500 word publication rights for advertisement, publicity and exploitation purposes, and all incidental and allied rights, throughout the Universe, in and to the Property and in and to the copyright thereof and all renewals and extensions of copyright. The Rights specifically include the following sole and exclusive rights:

     (a) To make, produce, adapt and copyright a motion picture adaptation or version plus one or more sequels, based in whole or in part on the Property or any of the characters, themes or plots contained therein, whether such adaptations or versions are fixed on film, tape, disc, wire, audio-visual cartridge, cassette or through any other technical process whether now known or from now on devised or conceived, of every size, gauge, color or type, including, but not limited to, musical motion pictures and sequels to any motion picture produced hereunder and motion pictures in series or serial form, and for such purposes to record and reproduce and license others to record and reproduce, in synchronization with such motion pictures, spoken words taken from or based upon the text or theme of the Property and any kinds of music, musical accompaniments and/or lyrics to be performed or sung by the performers in any such motion picture and any other kinds of sound and sound effects.

     (b) To exhibit, perform, rent, lease and generally deal in and with any motion picture produced hereunder:

(i) by all means or technical processes whatsoever, whether now known or from now on devised or conceived, including, by way of example only, film, tape, disc, wire, audio-visual cartridge, cassette, digital or other electronic device, or television (including commercially sponsored, sustaining and subscription or pay-per-view television, or any derivative of it and any form or format thereof including so-called "high definition" TV); and
(ii) anywhere whatsoever, including homes, theaters and elsewhere, and whether a fee is charged, directly or indirectly, for viewing any such motion picture or program.

     (c) To broadcast, transmit or reproduce the Property or any adaptation or version of it (including without limitations any motion picture produced hereunder and/or any script or other material based on or using the Property or any of the characters, themes or plots of it), by means of television or any process analogous thereto whether now known or from now on devised (including commercially sponsored, sustaining and subscription or pay-per-view television), by motion pictures produced on film or by means of magnetic tape, wire, disc, audio-visual cartridge or any other device now known or from now on devised and including such television productions presented in series or serial form, and the exclusive right generally to exercise for television purposes all the rights granted to Buyer hereunder for motion picture purposes.

     (d) Without limiting any other Rights granted Buyer, to broadcast and/or transmit by television or radio or any process analogous thereto whether now known or from now on devised or conceived, all or any part of the Property or any adaptation or version of it including any motion picture or any other version or versions of it, and announcements about said motion picture or other version or versions, for advertising, publicizing or exploiting such motion picture or other version or versions, which broadcasts or transmissions may be accomplished with living or "virtual" actors performing simultaneously with such broadcast or transmission or by any other method or means including the use of motion pictures (including trailers) reproduced on film or by means of magnetic tape or wire or through other recordings, transcriptions, digital or electronic devices or media.

     (e) To publish and copyright or cause to be published and copyrighted in the name of Buyer or its nominee in any and all languages throughout the world, in any form or media, synopses, novelizations, serializations, dramatizations, abridged and/or revised versions of the Property, not exceeding 7,500 words each, adapted from the Property or from any motion picture and/or other version of the Property for advertising, publicizing and/or exploiting any such motion picture and/or other version.

     (f) To use all or any part of the Property and any of the characters, plots, themes and/or ideas contained therein, and the title of the Property and any title or subtitle of any component of the Property, and to use said titles or subtitles, alone or in combination with any other material, for any motion picture or other version of adaptation whether the same is based on or adapted from the Property and/or as the title of any musical composition contained in any such motion picture or other version or adaptation.

     (g) To use and exploit commercial or merchandise tie-ups and recordings of any sort and nature arising out of or connected with the Property and/or its motion picture or other versions and/or the title or titles of it and/or the characters of it and/or their names or characteristics.

     (h)  All merchandising rights.   "Merchandising" shall
include toys, games of any kind including video games, puzzles, apparel, lunch boxes and any other merchandise using elements licensed under rights in the Property

     All rights, licenses, privileges and property herein granted Buyer shall be cumulative and Buyer may exercise or use any or all said rights, licenses, privileges or property simultaneously with or in connection with or separately and apart from the exercise of any other of said rights, licenses, privileges and property. If Seller from now on makes or publishes or permits to be made or published any revision, adaptation, translation or dramatization or other versions of the Property, then Buyer shall have and Seller hereby grants to Buyer without payment therefore all of the same rights therein as are herein granted Buyer, subject to the limitation of the Reserved Rights listed in clause 2. The terms "Picture" and "Pictures" as used herein shall be deemed to mean or include any present or future kind of motion picture production based upon the Property, with or without sound recorded and reproduced synchronously with it, whether the same is produced on film or by any other method or means now or from now on used for the production, exhibition and/or transmission of any kind of motion picture productions.

2. RIGHT TO CHANGES: Buyer shall have the right to edit and alter the Property as Buyer sees fit.

3.   DURATION AND EXTENT OF RIGHTS GRANTED:   Subject to the
Minimum Purchase Price payment obligation, and to the turnaround rights of Seller all as hereinafter set forth, Buyer shall enjoy, solely and exclusively, all the rights, licenses, privileges and property granted hereunder throughout the Universe, in perpetuity, as long as any rights in the Property are recognized in law or equity, except as far as such period of perpetuity may be shortened due to any law or legal precedent affecting the now existing or future copyright by Seller of the Property and/or any adaptations of it, in which case Buyer shall enjoy its sole and exclusive rights, licenses, privileges and property hereunder to the fullest extent permissible under and for the full duration of such copyright or copyrights, whether common law or statutory, and any renewals and/or extensions of it, and shall after that enjoy all such rights, licenses, privileges and property non-exclusively in perpetuity throughout the world. The rights granted herein are in addition to and shall not be construed in derogation of any rights which Buyer may have as a member of the public or pursuant to any other agreement. All rights, licenses, privileges and property granted herein to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

4.   RESERVED RIGHTS:    Seller reserves no rights other than
as recited herein.

5.   SELLER'S COMPENSATION:   As consideration for all rights
granted and assigned to Buyer and for Seller's representations and warranties, Buyer agrees to pay to Seller, and Seller agrees to accept the payments set forth below.
     (a) A total payment of twenty million (20,000,000) shares of restricted stock in Tamarak Inc., receipt of which is hereby acknowledged.
     (b) For any subsequent mini-series, $10,000 per hour, pro-rated for part hours, or the then-applicable WGA minimum, whichever is greater.
     (c) For any sequel of a theatrical or television motion picture based on the Property, one-half and one-third, respectively, of the amount paid for the initial motion picture, or the or WGA minimum, whichever is greater. The writer is to be entitled to first refusal for writing first draft, second draft and polish on all sequels and pilot TV episodes, with compensation at no less that WGA minimum rates.
     (d) For any television series produced, based on the Property, Buyer will pay as royalties per initial production upon completion of production of each program the then-applicable WGA minimum. In addition to the foregoing, as a buy-out of all royalty obligations, one hundred percent (100%) of the applicable initial royalty amount, in equal installments over five (5) reruns, payable within thirty (30) days after each such rerun.

6.   SELLER'S REPRESENTATIONS AND WARRANTIES:

     Seller expressly recognizes that Buyer relies upon the representations and warranties hereinafter, and that Seller is obligated by them:

     (a)  OWNERSHIP:     Seller represents and warrants to
Buyer that Seller is the author of and sole owner of all Rights to the original screenplays written by Seller and currently entitled "Duster", "King of Diamonds", "System of Justice", and "Deadly Innocence".

     (b)  FACTS:     Seller represents and warrants to Buyer
that the following statements are true and correct in all respects with respect to said Property:

     (i)  Seller is the sole author of the Property.

     (ii) The Property was registered for copyright in the name of Frank Stewart under copyright registration numbers PAu 249-807 ("Duster"), PAu 1-329-580 ("System of Justice") and PAu 2-482-621 ("Deadly Innocence") in the Office of the United States Register of Copyrights, Washington, D.C.; "King of Diamonds" and the "Jacqueline Cochran" materials are not registered.

     (iii) No Motion Picture or dramatic version of the Property, or any part of it, has been manufactured, produced, presented or authorized; no radio or television development, presentation or program based on the Property, or any part of it, has been manufactured, produced, presented, broadcast or authorized; and no written or oral agreements or commitments at all with respect to the Property or with respect to any right therein, have previously been made or entered into by or on behalf of Seller (except with respect to the publication of the Property as set forth above), save only for the now-lapsed purchase option agreement with Aquila Communications, Inc., a Texas Corporation; all rights under that purchase option agreement have reverted to Seller pursuant to a reversion clause in that purchase option agreement.

     (c)  NO INFRINGEMENT OR VIOLATION OF THIRD PARTY RIGHTS:
  The Property is wholly original with Seller and Seller has not adapted the Property from any other literary, dramatic or other material of any kind, nature or description, nor, excepting for material which is in the public domain, has Seller copied or used in the Property the plot, scenes, sequence or story of any other literary, dramatic or other material; that the Property does not infringe upon any common law or statutory rights in any other literary, dramatic or other material; that to the best of Seller's knowledge, no material in the Property is libelous or violative of the right of privacy of any person and the full use of the rights in the Property which are covered by the within option would not violate any rights of any person, firm or corporation; and that the Property is not in the public domain in any country in the world where copyright protection is available.

     (d)  NO IMPAIRMENT OF RIGHTS:     Seller represents and
warrants to Buyer that Seller is the exclusive proprietor, throughout the world, of the rights in the Property which are covered by the within option; that Seller has not assigned, licensed nor in any manner encumbered, diminished or impaired these rights; that Seller has not committed nor omitted to perform any act by which these rights could or will be encumbered, diminished or impaired; and that there is no outstanding claim or litigation pending against or involving the title, ownership and/or copyright in the Property, or in any part of it, or in the rights which are covered by the within option. Seller further represents and warrants that no attempt hereafter will be made to encumber, diminish or impair any of the rights herein granted and that all appropriate protections of such rights will continue to be maintained by Seller.

7.   INDEMNIFICATION:

     (a) Seller agrees to indemnify Buyer against all judgments, liability, damages, penalties, losses and expense (including reasonable attorneys' fees) which may be suffered or assumed by or obtained against Buyer by reason of any breach or failure of any warranty or agreement herein made by Seller.

     (b) Buyer shall not be liable to Seller for damages of any kind in connection with any Picture it may produce, distribute or exhibit, or for damages for any breach of this agreement (except failure to pay the money consideration herein specified) occurring or accruing before Buyer has had reasonable notice and opportunity to adjust or correct such matters.

     (c) All rights, licenses and privileges herein granted to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

     (d) Buyer shall be responsible for obtaining clearances and releases from all parties depicted in or in connection with the Picture and shall fully indemnify the Writer with respect to any claims, including reasonable attorney's fees, in connection with the Picture. When Errors and Omissions Insurance is obtained for the Picture, the Writer will be specifically covered under the policy.

8.   PROTECTION OF RIGHTS GRANTED:      Seller hereby grants to
Buyer the free and unrestricted right, but at Buyer's own cost and expense, to institute in the name and on behalf of Seller, or Seller and Buyer jointly, any and all suits and proceedings at law or in equity, to enjoin and restrain any infringements of the rights herein granted, and hereby assigns and sets over to Buyer any and all causes of action relative to or based upon any such infringement, as well as any and all recoveries obtained thereon. Seller will not compromise, settle or in any manner interfere with such litigation if brought; and Buyer agrees to indemnify and hold Seller harmless from any costs, expenses or damages which Seller may suffer as a result of any such suit or proceeding.

9. COPYRIGHT: Regarding the copyright in and to the Property, Seller agrees that:

     (a) Seller will prevent the Property and any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof, whether published or unpublished and whether copyrighted or not copyrighted, from vesting in the public domain, and will take or cause to be taken any and all steps and proceedings required for copyright or similar protection in any and all countries in which the same may be published or offered for sale, insofar as such countries now or hereafter provide for copyright or similar protection. Any contract or agreement entered into by Seller authorizing or permitting the publication of the Property or any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof in any country will contain appropriate provisions requiring such publisher to comply with all the provisions of this clause.

     (b) Without limiting the generality of the foregoing, if the Property or any arrangement, revision, translation, novelization, dramatization or new version thereof is published in the United States or in any other country in which registration is required for copyright or similar protection in accordance with the laws and regulations of such country, Seller agrees to affix or cause to be affixed to each copy of the Property or any arrangement, revision, translation, novelization, dramatization or new version thereof which is published or offered for sale such notice or notices as may be required for copyright or similar protection in any country in which such publication or sale occurs.

     (c) At least 6 (six) months prior to the expiration of any copyright required by this provision for the protection of the Property, Seller will renew (or cause to be renewed) such copyright, as permitted by applicable law, and any and all rights granted Buyer hereunder shall be deemed granted to Buyer throughout the full period of such renewed copyright, without the payment of any additional consideration, it being agreed that the consideration payable to Seller under this agreement shall be deemed to include full consideration for the grant of such rights to Buyer throughout the period of such renewed copyright.

     (d) If the Property, or any arrangement, revision, translation, novelization, dramatization or new version thereof, shall ever enter the public domain, then nothing contained in this agreement shall impair any rights or privileges that the Buyer might be entitled to as a member of the public; thus, the Buyer may exercise any and all such rights and privileges as though this agreement were not in existence. The rights granted herein by Seller to Buyer, and the representations, warranties, undertakings and agreements made hereunder by Seller shall endure in perpetuity and shall be in addition to any rights, licenses, privileges or property of Buyer referred to in this subclause (d).

10.  CREDIT OBLIGATIONS:     Buyer shall have the right to
publish, advertise, announce and use, in any manner or medium, the name, biography and photographs or likenesses of Seller in connection with any exercise by Buyer of its rights hereunder, provided such use shall not constitute an endorsement of any product or service.

     During the term of the Writer's Guild of America Minimum
Basic Agreement ("WGA Agreement"), as it may be amended, the credit provisions of the WGA Agreement shall govern the determination of credits, if any, which the Buyer shall accord the Seller hereunder in connection with photoplays.

     Subject to the foregoing, Seller shall be accorded the following credit on a single card on screen and in paid ads controlled by Buyer and in which any producer and/or director is accorded credit, and in size of type (as to height, width, thickness and boldness) equal to the largest size of type in which any producer and/or director is accorded credit:

     "Written by A.J. Leydton and Frank Stewart".

     Additionally, if Buyer shall exploit any other rights in and to the Property, then Buyer agrees to give appropriate source material credit to the Property, to the extent that such source material credits are customarily given in connection with the exploitation of such rights.

     No casual or inadvertent failure to comply with any of the provisions of this clause shall be deemed a breach of this agreement by the Buyer. Seller hereby expressly acknowledges that in the event of a failure or omission constituting a breach of the provisions of this paragraph, the damage (if any) caused Seller thereby is not irreparable or sufficient to entitle Seller to injunctive or other equitable relief. Consequently, Seller's rights and remedies in the event of such breach shall be limited to the right to recover damages in an action at law. Buyer agrees to provide in its contracts with distributors of the Picture that such distributors shall honor Buyer's contractual credit commitments and agrees to inform such distributors of the credit provisions herein.

11.  RIGHT OF FIRST NEGOTIATION:     The term "Right of First
Negotiation" means that if, after the expiration of an applicable time limitation, Seller desires to dispose of or exercise a particular right reserved to Seller herein ("Reserved Right"), whether directly or Indirectly, then Seller shall notify Buyer in writing and immediately negotiate with Buyer regarding such Reserved Right. If, after the expiration of 15 (fifteen) days following the receipt of such notice, no agreement has been reached, then Seller may negotiate with third parties regarding such Reserved Right subject to Clause 12 infra.

12.  RIGHT OF LAST REFUSAL:     The term "Right of Last
Refusal" means that if Buyer and Seller fail to reach an agreement pursuant to Buyer's right of first negotiation, and Seller makes and/or receives any bona fide offer to license, lease and/or purchase the particular Reserved Right or any interest therein ("Third Party Offer"), and if the proposed purchase price and other material terms of a Third Party Offer are no more favorable to Seller than the terms which were acceptable to Buyer during the first negotiation period, Seller shall notify Buyer, by registered mail or telegram, if Seller proposes to accept such Third Party Offer, the name of the offeror, the proposed purchase price, and other terms of such
Third Party Offer.   During the period of 15 (fifteen) days
after Buyer's receipt of such notice, Buyer shall have the exclusive option to license, lease and/or purchase, as the case may be, the particular Reserved Right or interest referred to in such Third Party Offer, at the same purchase price and upon the same terms and conditions as set forth in such notice. If Buyer elects to exercise thereof by registered mail or telegram within such 15 (fifteen) day period, failing which Seller shall be free to accept such Third Party Offer; provided that if any such proposed license, lease and/or sale is not consummated with a third party within 30 (thirty) days following the expiration of the aforesaid 15 (fifteen) day period, Buyer's Right of last refusal shall revive and shall apply to each and every further offer or offers at any time received by Seller relating to the particular Reserved Right or any interest therein; provided, further, that Buyer's option shall continue in full force and effect, upon all of the terms and conditions of this paragraph, so long as Seller retains any rights, title or interests in or to the particular Reserved Right, Buyer's Right of Last Refusal shall inure to the benefit of Buyer, its successors and assigns, and shall bind Seller and Seller's heirs, successors and assigns.

13.  NO OBLIGATION TO PRODUCE:     Nothing herein shall be
construed to obligate Buyer to produce, distribute, release, perform or exhibit any motion picture, television, theatrical or other production based upon, adapted from or suggested by the Property, in whole or in part, or otherwise to exercise, exploit or make any use of any rights, licenses, privileges or property granted herein to Buyer.

14.       ASSIGNMENT:     Buyer may freely assign and transfer
this agreement or all or any part of its rights hereunder to any person, firm or corporation without limitation, and this agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, representatives and assigns forever.

15.  NO PUBLICITY:      Seller will not, without Buyer's prior
written consent in each instance, issue or authorize the issuance or publication of any news story or publicity relating to (i) this Agreement, (ii) the subject matter or terms hereof.

16.       AGENT COMMISSIONS:     Buyer shall not be liable for
any compensation or fee to any agent of Seller in connection with this Agreement.

17.       ADDITIONAL DOCUMENTATION:     Seller agrees to
execute and procure any other and further instruments necessary to transfer, convey, assign and copyright all rights in the Property granted herein by Seller to Buyer in any country throughout the world. If it shall be necessary under the laws of any country that copyright registration be acquired in the name of Seller, Buyer is hereby authorized by Seller to apply for said copyright registration thereof; and, in such event, Seller shall and does hereby assign and transfer the same unto Buyer, subject to the rights in the Property reserved hereunder by Seller. Seller further agrees, upon request, to duty execute, acknowledge, procure and deliver to Buyer such short form assignments as may be requested by Buyer for the purpose of copyright recordation in any country, or otherwise. If Seller shall fail to so execute and deliver, or cause to be executed and delivered, the assignments or other instruments herein referred to, Buyer is hereby irrevocably granted the power coupled with an interest to execute such assignments and instruments in the name of Seller and as Seller's attorney-in-fact.

18.        NOTICES:     All notices to Buyer under this
agreement shall be sent by United States registered mail, postage prepaid, or by telegram addressed to Buyer at: Tamarak Inc., 7311 Van Nuys Blvd., Suite 2, Van Nuys, CA 91405; and all notices to Seller under this agreement shall be sent by United States registered mail, postage prepaid, or by telegrams addressed to Seller at: A.J. Leydton, 7358 Vista del Monte, Suite 5, Van Nuys, CA 91405. The deposit of such notice in the United States mail or the delivery of the telegram message to the telegraph office shall constitute service thereof, and the date of such deposit shall be defined to be the date of service of such notice.

19.  ARBITRATION:      Any controversy or claim arising out of
or relating to this agreement or any breach thereof shall be settled by arbitration in accordance with the Judicial Arbitration and Mediation Services available in Los Angeles; and judgment upon the award tendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to reimbursement for costs and reasonable attorney's fees. The determination of the arbitrator in such proceeding shall be final, binding and non-appealable.

     20.  MISCELLANEOUS:

     (a)  RELATIONSHIP:  This agreement between the parties
does not constitute a joint   venture or partnership of any
kind.

     (b) CUMULATIVE RIGHTS AND REMEDIES: All rights, remedies, licenses, undertakings, obligations, covenants, privileges and other property granted herein shall be cumulative, and Buyer may exercise or use any of them separately or in conjunction with any one or more of the others.

     (c) WAIVER: A waiver by either party of any term or condition of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

     (d) SEVERABILITY: If any provision of this agreement as applied to either party or any circumstances shall be adjudged by a court to be void and unenforceable, such shall in no way affect any other provision of this agreement, the application of such provision in any other circumstance or the validity or enforceability of this agreement.

     (e) GOVERNING LAW: This agreement shall be construed in accordance with the laws of the State of California applicable to agreements which are executed and fully performed within said State.

     (f) CAPTIONS: Captions are inserted for reference and convenience only and in no way define, limit or describe the scope of this agreement or intent of any provision.

     (g) ENTIRE UNDERSTANDING: This agreement contains the entire understanding of the parties relating to the subject matter, and this agreement cannot be changed except by written agreement executed by the party to be bound.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.




/s/ A.J. Leydton
A.J. Leydton ("Seller")


/s/ Frank Stewart
Frank Stewart ("Seller")


/s/ A.J. Leydton
for Tamarak Inc. ("Buyer")

Exhibit 10.2

LITERARY PURCHASE AGREEMENT

     This agreement (the "Agreement") is made and entered into on March 28, 1992, by and between A.J. Leydton and Frank
Stewart (collectively "Seller") and Aquila Communications, Inc.
a Texas Corporation ("Buyer") at Los Angeles, California.

RECITALS: Seller is the author of and sole owner of all rights (the "Rights", as more specifically set forth hereinafter in Clause 1) to the original literary material proffered by Seller and currently entitled "Deadly Innocence"("the Property");

     Buyer is in the business of producing motion pictures and other forms of entertainment and desires, among other things, to make, produce, adapt, copyright and exploit one or more motion picture or television adaptations or versions based on the Property.

     Subject to the mutual promises and representations made herein, Seller hereby wishes to sell, grant, assign and convey to Buyer specified Seller's Rights to the Property as more particularly set forth at length in Clause below, and Buyer wishes to acquire all of these specified Rights.

     NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.   RIGHTS GRANTED:     Seller hereby sells, grants, conveys
and assigns to Buyer, its successors, licensees and assigns exclusively and forever, the following Rights, and the right to use, enjoy and exploit same throughout the Universe. The Rights as set forth herein shall include all motion picture rights (including all silent, sound dialogue and musical motion Picture rights), all television motion picture and other television rights, with limited radio broadcasting rights and 7,500 word publication rights for advertisement, publicity and exploitation purposes, and all incidental and allied rights, throughout the Universe, in and to the Property and in and to the copyright thereof and all renewals and extensions of copyright. The Rights specifically include the following sole and exclusive rights:

     (a) To make, produce, adapt and copyright a motion picture adaptation or version plus one or more sequels, based in whole or in part on the Property or any of the characters, themes or plots contained therein, whether such adaptations or versions are fixed on film, tape, disc, wire, audio-visual cartridge, cassette or through any other technical process whether now known or from now on devised or conceived, of every size, gauge, color or type, including, but not limited to, musical motion pictures and sequels to any motion picture produced hereunder and motion pictures in series or serial form, and for such purposes to record and reproduce and license others to record and reproduce, in synchronization with such motion pictures, spoken words taken from or based upon the text or theme of the Property and any kinds of music, musical accompaniments and/or lyrics to be performed or sung by the performers in any such motion picture and any other kinds of sound and sound effects.

     (b) To exhibit, perform, rent, lease and generally deal in and with any motion picture produced hereunder:

(i) by all means or technical processes whatsoever, whether now known or from now on devised or conceived, including, by way of example only, film, tape, disc, wire, audio-visual cartridge, cassette, digital or other electronic device, or television (including commercially sponsored, sustaining and subscription or pay-per-view television, or any derivative of it and any form or format thereof including so-called "high definition" TV); and

(ii) anywhere whatsoever, including homes, theaters and elsewhere, and whether a fee is charged, directly or indirectly, for viewing any such motion picture or program.

     (c) To broadcast, transmit or reproduce the Property or any adaptation or version of it (including without limitations any motion picture produced hereunder and/or any script or other material based on or using the Property or any of the characters, themes or plots of it), by means of television or any process analogous thereto whether now known or from now on devised (including commercially sponsored, sustaining and subscription or pay-per-view television), by motion pictures produced on film or by means of magnetic tape, wire, disc, audio-visual cartridge or any other device now known or from now on devised and including such television productions presented in series or serial form, and the exclusive right generally to exercise for television purposes all the rights granted to Buyer hereunder for motion picture purposes.

     (d) Without limiting any other Rights granted Buyer, to broadcast and/or transmit by television or radio or any process analogous thereto whether now known or from now on devised or conceived, all or any part of the Property or any adaptation or version of it including any motion picture or any other version or versions of it, and announcements about said motion picture or other version or versions, for advertising, publicizing or exploiting such motion picture or other version or versions, which broadcasts or transmissions may be accomplished with living or "virtual" actors performing simultaneously with such broadcast or transmission or by any other method or means including the use of motion pictures (including trailers) reproduced on film or by means of magnetic tape or wire or through other recordings, transcriptions, digital or electronic devices or media.

     (e) To publish and copyright or cause to be published and copyrighted in the name of Buyer or its nominee in any and all languages throughout the world, in any form or media, synopses, novelizations, serializations, dramatizations, abridged and/or revised versions of the Property, not exceeding 7,500 words each, adapted from the Property or from any motion picture and/or other version of the Property for advertising, publicizing and/or exploiting any such motion picture and/or other version.

     (f) To use all or any part of the Property and any of the characters, plots, themes and/or ideas contained therein, and the title of the Property and any title or subtitle of any component of the Property, and to use said titles or subtitles, alone or in combination with any other material, for any motion picture or other version of adaptation whether the same is based on or adapted from the Property and/or as the title of any musical composition contained in any such motion picture or other version or adaptation.

     (g) To use and exploit commercial or merchandise tie-ups and recordings of any sort and nature arising out of or connected with the Property and/or its motion picture or other versions and/or the title or titles of it and/or the characters of it and/or their names or characteristics.

     (h)  All merchandising rights.   "Merchandising" shall
include toys, games of any kind including video games, puzzles, apparel, lunch boxes and any other merchandise using elements licensed under rights in the Property

     All rights, licenses, privileges and property herein granted Buyer shall be cumulative and Buyer may exercise or use any or all said rights, licenses, privileges or property simultaneously with or in connection with or separately and apart from the exercise of any other of said rights, licenses, privileges and property. If Seller from now on makes or publishes or permits to be made or published any revision, adaptation, translation or dramatization or other versions of the Property, then Buyer shall have and Seller hereby grants to Buyer without payment therefore all of the same rights therein as are herein granted Buyer, subject to the limitation of the Reserved Rights listed in clause 2. The terms "Picture" and "Pictures" as used herein shall be deemed to mean or include any present or future kind of motion picture production based upon the Property, with or without sound recorded and reproduced synchronously with it, whether the same is produced on film or by any other method or means now or from now on used for the production, exhibition and/or transmission of any kind of motion picture productions.

2. RIGHT TO CHANGES: Buyer shall have the right to edit and alter the Property as Buyer sees fit.

3.   DURATION AND EXTENT OF RIGHTS GRANTED:   Subject to the
Minimum Purchase Price payment obligation, and to the turnaround rights of Seller all as hereinafter set forth, Buyer shall enjoy, solely and exclusively, all the rights, licenses, privileges and property granted hereunder throughout the Universe, in perpetuity, as long as any rights in the Property are recognized in law or equity, except as far as such period of perpetuity may be shortened due to any law or legal precedent affecting the now existing or future copyright by Seller of the Property and/or any adaptations of it, in which case Buyer shall enjoy its sole and exclusive rights, licenses, privileges and property hereunder to the fullest extent permissible under and for the full duration of such copyright or copyrights, whether common law or statutory, and any renewals and/or extensions of it, and shall after that enjoy all such rights, licenses, privileges and property non-exclusively in perpetuity throughout the world. The rights granted herein are in addition to and shall not be construed in derogation of any rights which Buyer may have as a member of the public or pursuant to any other agreement. All rights, licenses, privileges and property granted herein to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

4.   REVERSION RIGHTS:   All rights granted revert back to
Seller if principle photography for a motion picture based upon the Property has not commenced within 5 (five) years of the signing of this agreement.

5.   SELLER'S COMPENSATION:   As consideration for all rights
granted and assigned to Buyer and for Seller's representations and warranties, Buyer agrees to pay to Seller, and Seller agrees to accept, the applicable payments as set forth below.

     (a) A total payment of $100,000, receipt of which is hereby acknowledged. If principle photography for a motion picture based upon the Property has not commenced within 5
(five) years of the signing of this agreement, all rights revert back to Seller, and no further compensation shall be due from or to either party.

     (b) For any subsequent mini-series, $10,000 per hour, pro-rated for part hours, or the then-applicable WGA minimum, whichever is greater.

     (c) For any sequel of a theatrical or television motion picture based on the Property, one-half and one-third, respectively, of the amount paid for the initial motion picture, or the or WGA minimum, whichever is greater. The writer is to be entitled to first refusal for writing first draft, second draft and polish on all sequels and pilot TV episodes, with compensation at no less that WGA minimum rates.

     (d) For any television series produced, based on the Property, Buyer will pay as royalties per initial production upon completion of production of each program the then-applicable WGA minimum. In addition to the foregoing, as a buy-out of all royalty obligations, one hundred percent (100%) of the applicable initial royalty amount, in equal installments over five (5) reruns, payable within thirty (30) days after each such rerun.

6.   SELLER'S REPRESENTATIONS AND WARRANTIES:

     Seller expressly recognizes that Buyer relies upon the representations and warranties hereinafter, and that Seller is obligated by them:

     (a)  OWNERSHIP:     Seller represents and warrants to
Buyer that Seller is the author and sole owner of all Rights to the original literary material written by Seller and currently entitled "Deadly Innocence".

     (b)  FACTS:     Seller represents and warrants to Buyer
that the following statements are true and correct in all respects with respect to said Property:

     (i)  Seller is the sole author of the Property.

     (ii) The Property was registered for copyright in the name of Frank Stewart under copyright registration number PAu
2-482-621 in the Office of the United States Register of Copyrights, Washington, D.C.

     (iii) No Motion Picture or dramatic version of the Property, or any part of it, has been manufactured, produced, presented or authorized; no radio or television development, presentation or program based on the Property, or any part of it, has been manufactured, produced, presented, broadcast or authorized; and no written or oral agreements or commitments at all with respect to the Property or with respect to any right therein, have previously been made or entered into by or on behalf of Seller (except with respect to the publication of the Property as set forth above).

     (c)  NO INFRINGEMENT OR VIOLATION OF THIRD PARTY RIGHTS:
  The Property is wholly original with Seller and Seller has not adapted the Property from any other literary, dramatic or other material of any kind, nature or description, nor, excepting for material which is in the public domain, has Seller copied or used in the Property the plot, scenes, sequence or story of any other literary, dramatic or other material; that the Property does not infringe upon any common law or statutory rights in any other literary, dramatic or other material; that to the best of Seller's knowledge, no material in the Property is libelous or violative of the right of privacy of any person and the full use of the rights in the Property which are covered by the within option would not violate any rights of any person, firm or corporation; and that the Property is not in the public domain in any country in the world where copyright protection is available.

     (d)  NO IMPAIRMENT OF RIGHTS:     Seller represents and
warrants to Buyer that Seller is the exclusive proprietor, throughout the world, of the rights in the Property which are covered by the within option; that Seller has not assigned, licensed nor in any manner encumbered, diminished or impaired these rights; that Seller has not committed nor omitted to perform any act by which these rights could or will be encumbered, diminished or impaired; and that there is no outstanding claim or litigation pending against or involving the title, ownership and/or copyright in the Literary Property, or in any part of it, or in the rights which are covered by the within option. Seller further represents and warrants that no attempt hereafter will be made to encumber, diminish or impair any of the rights herein granted and that all appropriate protections of such rights will continue to be maintained by Seller.

     Without limiting any other rights Buyer may have in the premises, Seller agrees that if there is any claim and/or litigation involving any breach or alleged breach of any such representations and warranties of Seller, the period before which Buyer must commence principal photography to avoid losing its rights in the Property (i.e., 3/28/1997) shall automatically be extended until no claim and/or litigation involving any breach or alleged breach of any such representation and warranties of seller is outstanding, but in any event for a period not more than one (1) additional year. Any time after the occurrence of such a claim and/or litigation until the expiration of the option period, as extended, Buyer may, besides any other rights and remedies Buyer may have, rescind this agreement and in such event, despite anything else to the contrary contained herein, Seller agrees to repay Buyer any monies paid by Buyer to Seller hereunder concerning the Property. Without limiting the generality of the foregoing, Seller agrees that Seller will not, any time during the option period, exercise or authorize or permit the exercise by others of any of the rights covered by the option or any of the rights reserved by Seller under the provisions of Exhibit A which are not to be exercised or licensed to others during any period therein specified.

7.   INDEMNIFICATION:

     (a) Seller agrees to indemnify Buyer against all judgments, liability, damages, penalties, losses and expense (including reasonable attorneys' fees) which may be suffered or assumed by or obtained against Buyer by reason of any breach or failure of any warranty or agreement herein made by Seller.

     (b) Buyer shall not be liable to Seller for damages of any kind in connection with any Picture it may produce, distribute or exhibit, or for damages for any breach of this agreement (except failure to pay the money consideration herein specified) occurring or accruing before Buyer has had reasonable notice and opportunity to adjust or correct such matters.

     (c) All rights, licenses and privileges herein granted to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

     (d) Buyer shall be responsible for obtaining clearances and releases from all parties depicted in or in connection with the Picture and shall fully indemnify the Writer with respect to any claims, including reasonable attorney's fees, in connection with the Picture. When Errors and Omissions Insurance is obtained for the Picture, the Writer will be specifically covered under the policy.

8.   PROTECTION OF RIGHTS GRANTED:      Seller hereby grants to
Buyer the free and unrestricted right, but at Buyer's own cost and expense, to institute in the name and on behalf of Seller, or Seller and Buyer jointly, any and all suits and proceedings at law or in equity, to enjoin and restrain any infringements of the rights herein granted, and hereby assigns and sets over to Buyer any and all causes of action relative to or based upon any such infringement, as well as any and all recoveries obtained thereon. Seller will not compromise, settle or in any manner interfere with such litigation if brought; and Buyer agrees to indemnify and hold Seller harmless from any costs, expenses or damages which Seller may suffer as a result of any such suit or proceeding.

9. COPYRIGHT: Regarding the copyright in and to the Property, Seller agrees that:

     (a) Seller will prevent the Property and any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof, whether published or unpublished and whether copyrighted or not copyrighted, from vesting in the public domain, and will take or cause to be taken any and all steps and proceedings required for copyright or similar protection in any and all countries in which the same may be published or offered for sale, insofar as such countries now or hereafter provide for copyright or similar protection. Any contract or agreement entered into by Seller authorizing or permitting the publication of the Property or any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof in any country will contain appropriate provisions requiring such publisher to comply with all the provisions of this clause.

     (b) Without limiting the generality of the foregoing, if the Property or any arrangement, revision, translation, novelization, dramatization or new version thereof is published in the United States or in any other country in which registration is required for copyright or similar protection in accordance with the laws and regulations of such country, Seller agrees to affix or cause to be affixed to each copy of the Property or any arrangement, revision, translation, novelization, dramatization or new version thereof which is published or offered for sale such notice or notices as may be required for copyright or similar protection in any country in which such publication or sale occurs.

     (c) At least 6 (six) months prior to the expiration of any copyright required by this provision for the protection of the Property, Seller will renew (or cause to be renewed) such copyright, as permitted by applicable law, and any and all rights granted Buyer hereunder shall be deemed granted to Buyer throughout the full period of such renewed copyright, without the payment of any additional consideration, it being agreed that the consideration payable to Seller under this agreement shall be deemed to include full consideration for the grant of such rights to Buyer throughout the period of such renewed copyright.

     (d) If the Property, or any arrangement, revision, translation, novelization, dramatization or new version thereof, shall ever enter the public domain, then nothing contained in this agreement shall impair any rights or privileges that the Buyer might be entitled to as a member of the public; thus, the Buyer may exercise any and all such rights and privileges as though this agreement were not in existence. The rights granted herein by Seller to Buyer, and the representations, warranties, undertakings and agreements made hereunder by Seller shall endure in perpetuity and shall be in addition to any rights, licenses, privileges or property of Buyer referred to in this subclause (d).

10.  CREDIT OBLIGATIONS:     Buyer shall have the right to
publish, advertise, announce and use, in any manner or medium, the name, biography and photographs or likenesses of Seller in connection with any exercise by Buyer of its rights hereunder, provided such use shall not constitute an endorsement of any product or service.

     During the term of the Writer's Guild of America Minimum
Basic Agreement ("WGA Agreement"), as it may be amended, the credit provisions of the WGA Agreement shall govern the determination of credits, if any, which the Buyer shall accord the Seller hereunder in connection with photoplays.

     Subject to the foregoing, Seller shall be accorded the following credit on a single card on screen and in paid ads controlled by Buyer and in which any producer and/or director is accorded credit, and in size of type (as to height, width, thickness and boldness) equal to the largest size of type in which any producer and/or director is accorded credit:

     "Written by A.J. Leydton and Frank Stewart".

     Additionally, if Buyer shall exploit any other rights in and to the Property, then Buyer agrees to give appropriate source material credit to the Property, to the extent that such source material credits are customarily given in connection with the exploitation of such rights.

     No casual or inadvertent failure to comply with any of the provisions of this clause shall be deemed a breach of this agreement by the Buyer. Seller hereby expressly acknowledges that in the event of a failure or omission constituting a breach of the provisions of this paragraph, the damage (if any) caused Seller thereby is not irreparable or sufficient to entitle Seller to injunctive or other equitable relief. Consequently, Seller's rights and remedies in the event of such breach shall be limited to the right to recover damages in an action at law. Buyer agrees to provide in its contracts with distributors of the Picture that such distributors shall honor Buyer's contractual credit commitments and agrees to inform such distributors of the credit provisions herein.

11.  RIGHT OF FIRST NEGOTIATION:     The term "Right of First
Negotiation" means that if, after the expiration of an applicable time limitation, Seller desires to dispose of or exercise a particular right reserved to Seller herein ("Reserved Right"), whether directly or Indirectly, then Seller shall notify Buyer in writing and immediately negotiate with Buyer regarding such Reserved Right. If, after the expiration of 15 (fifteen) days following the receipt of such notice, no agreement has been reached, then Seller may negotiate with third parties regarding such Reserved Right subject to Clause 12 infra.

12.  RIGHT OF LAST REFUSAL:     The term "Right of Last
Refusal" means that if Buyer and Seller fail to reach an agreement pursuant to Buyer's right of first negotiation, and Seller makes and/or receives any bona fide offer to license, lease and/or purchase the particular Reserved Right or any interest therein ("Third Party Offer"), and if the proposed purchase price and other material terms of a Third Party Offer are no more favorable to Seller than the terms which were acceptable to Buyer during the first negotiation period, Seller shall notify Buyer, by registered mail or telegram, if Seller proposes to accept such Third Party Offer, the name of the offeror, the proposed purchase price, and other terms of such
Third Party Offer.   During the period of 15 (fifteen) days
after Buyer's receipt of such notice, Buyer shall have the exclusive option to license, lease and/or purchase, as the case may be, the particular Reserved Right or interest referred to in such Third Party Offer, at the same purchase price and upon the same terms and conditions as set forth in such notice. If Buyer elects to exercise thereof by registered mail or telegram within such 15 (fifteen) day period, failing which Seller shall be free to accept such Third Party Offer; provided that if any such proposed license, lease and/or sale is not consummated with a third party within 30 (thirty) days following the expiration of the aforesaid 15 (fifteen) day period, Buyer's Right of last refusal shall revive and shall apply to each and every further offer or offers at any time received by Seller relating to the particular Reserved Right or any interest therein; provided, further, that Buyer's option shall continue in full force and effect, upon all of the terms and conditions of this paragraph, so long as Seller retains any rights, title or interests in or to the particular Reserved Right, Buyer's Right of Last Refusal shall inure to the benefit of Buyer, its successors and assigns, and shall bind Seller and Seller's heirs, successors and assigns.

13.  NO OBLIGATION TO PRODUCE:     Nothing herein shall be
construed to obligate Buyer to produce, distribute, release, perform or exhibit any motion picture, television, theatrical or other production based upon, adapted from or suggested by the Property, in whole or in part, or otherwise to exercise, exploit or make any use of any rights, licenses, privileges or property granted herein to Buyer. Buyer is aware of the limitation stated in clause 4, namely that all rights revert back to the Seller if principle photography for a motion picture based upon the Property has not commenced within 5
(five) years of the signing of this agreement, and nothing in this paragraph shall be construed to contravene that fact.

14.  ASSIGNMENT:     Buyer may freely assign and transfer this
agreement or all or any part of its rights hereunder to any person, firm or corporation without limitation, and this agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, representatives and assigns forever.

15.  NO PUBLICITY:      Seller will not, without Buyer's prior
written consent in each instance, issue or authorize the issuance or publication of any news story or publicity relating to (i) this Agreement, (ii) the subject matter or terms hereof.

16.  AGENT COMMISSIONS:     Buyer shall not be liable for any
compensation or fee to any agent of Seller in connection with this Agreement.

17.  ADDITIONAL DOCUMENTATION:     Seller agrees to execute and
procure any other and further instruments necessary to transfer, convey, assign and copyright all rights in the Property granted herein by Seller to Buyer in any country throughout the world. If it shall be necessary under the laws of any country that copyright registration be acquired in the name of Seller, Buyer is hereby authorized by Seller to apply for said copyright registration thereof; and, in such event, Seller shall and does hereby assign and transfer the same unto Buyer, subject to the rights in the Property reserved hereunder by Seller. Seller further agrees, upon request, to duty execute, acknowledge, procure and deliver to Buyer such short form assignments as may be requested by Buyer for the purpose of copyright recordation in any country, or otherwise. If Seller shall fail to so execute and deliver, or cause to be executed and delivered, the assignments or other instruments herein referred to, Buyer is hereby irrevocably granted the power coupled with an interest to execute such assignments and instruments in the name of Seller and as Seller's attorney-in-fact.

18.  NOTICES:     All notices to Buyer under this agreement
shall be sent by United States registered mail, postage prepaid, or by telegram addressed to Buyer at: Aquila Communications, Inc., P.O. Box 14725, Austin TX 78757 and all notices to Seller under this agreement shall be sent by United States registered mail, postage prepaid, or by telegrams addressed to Seller at A.J.Leydton, 7311 Van Nuys Blvd., Suite 2, Van Nuys, CA 91405. The deposit of such notice in the United States mail or the delivery of the telegram message to the telegraph office shall constitute service thereof, and the date of such deposit shall be defined to be the date of service of such notice.

19.  ARBITRATION:      Any controversy or claim arising out of
or relating to this agreement or any breach thereof shall be settled by arbitration in accordance with the Judicial Arbitration and Mediation Services available in Los Angeles; and judgment upon the award tendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to reimbursement for costs and reasonable attorney's fees. The determination of the arbitrator in such proceeding shall be final, binding and non-appealable.

20.  MISCELLANEOUS:

     (a)  RELATIONSHIP:  This agreement between the parties
does not constitute a joint   venture or partnership of any
kind.

     (b) CUMULATIVE RIGHTS AND REMEDIES: All rights, remedies, licenses, undertakings, obligations, covenants, privileges and other property granted herein shall be cumulative, and Buyer may exercise or use any of them separately or in conjunction with any one or more of the others.

     (c) WAIVER: A waiver by either party of any term or condition of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

     (d) SEVERABILITY: If any provision of this agreement as applied to either party or any circumstances shall be adjudged by a court to be void and unenforceable, such shall in no way affect any other provision of this agreement, the application of such provision in any other circumstance or the validity or enforceability of this agreement.

     (e) GOVERNING LAW: This agreement shall be construed in accordance with the laws of the State of California applicable to agreements which are executed and fully performed within said State.

     (f) CAPTIONS: Captions are inserted for reference and convenience only and in no way define, limit or describe the scope of this agreement or intent of any provision.

     (g) ENTIRE UNDERSTANDING: This agreement contains the entire understanding of the parties relating to the subject matter, and this agreement cannot be changed except by written agreement executed by the party to be bound.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


/s/ A.J. Leydton
A.J. Leydton ("Seller")

/s/ Frank Stewart
Frank Stewart ("Seller")

/s/ Ron Kinsey
for Aquila Communications, Inc. ("Buyer")

Exhibit 10.3

LITERARY PURCHASE AGREEMENT

     This agreement (the "Agreement") is made and entered into on March 28, 1992, by and between A.J. Leydton and Frank
Stewart (collectively "Seller") and Aquila Communications, Inc.
a Texas Corporation ("Buyer") at Los Angeles, California.

RECITALS: Seller is the author of and sole owner of all rights
(the "Rights", as more specifically set forth hereinafter in Clause 1) to the original literary material proffered by Seller and currently entitled "Duster"("the Property");

     Buyer is in the business of producing motion pictures and other forms of entertainment and desires, among other things, to make, produce, adapt, copyright and exploit one or more motion picture or television adaptations or versions based on the Property.

     Subject to the mutual promises and representations made herein, Seller hereby wishes to sell, grant, assign and convey to Buyer specified Seller's Rights to the Property as more particularly set forth at length in Clause below, and Buyer wishes to acquire all of these specified Rights.

     NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.   RIGHTS GRANTED:     Seller hereby sells, grants, conveys
and assigns to Buyer, its successors, licensees and assigns exclusively and forever, the following Rights, and the right to use, enjoy and exploit same throughout the Universe. The Rights as set forth herein shall include all motion picture rights (including all silent, sound dialogue and musical motion Picture rights), all television motion picture and other television rights, with limited radio broadcasting rights and 7,500 word publication rights for advertisement, publicity and exploitation purposes, and all incidental and allied rights, throughout the Universe, in and to the Property and in and to the copyright thereof and all renewals and extensions of copyright. The Rights specifically include the following sole and exclusive rights:

     (a) To make, produce, adapt and copyright a motion picture adaptation or version plus one or more sequels, based in whole or in part on the Property or any of the characters, themes or plots contained therein, whether such adaptations or versions are fixed on film, tape, disc, wire, audio-visual cartridge, cassette or through any other technical process whether now known or from now on devised or conceived, of every size, gauge, color or type, including, but not limited to, musical motion pictures and sequels to any motion picture produced hereunder and motion pictures in series or serial form, and for such purposes to record and reproduce and license others to record and reproduce, in synchronization with such motion pictures, spoken words taken from or based upon the text or theme of the Property and any kinds of music, musical accompaniments and/or lyrics to be performed or sung by the performers in any such motion picture and any other kinds of sound and sound effects.

     (b) To exhibit, perform, rent, lease and generally deal in and with any motion picture produced hereunder:

     (i) by all means or technical processes whatsoever, whether now known or from now on devised or conceived, including, by way of example only, film, tape, disc, wire, audio-visual cartridge, cassette, digital or other electronic device, or television (including commercially sponsored, sustaining and subscription or pay-per-view television, or any derivative of it and any form or format thereof including so-called "high definition" TV); and

     (ii) anywhere whatsoever, including homes, theaters and elsewhere, and whether a fee is charged, directly or indirectly, for viewing any such motion picture or program.

     (c) To broadcast, transmit or reproduce the Property or any adaptation or version of it (including without limitations any motion picture produced hereunder and/or any script or other material based on or using the Property or any of the characters, themes or plots of it), by means of television or any process analogous thereto whether now known or from now on devised (including commercially sponsored, sustaining and subscription or pay-per-view television), by motion pictures produced on film or by means of magnetic tape, wire, disc, audio-visual cartridge or any other device now known or from now on devised and including such television productions presented in series or serial form, and the exclusive right generally to exercise for television purposes all the rights granted to Buyer hereunder for motion picture purposes.

     (d) Without limiting any other Rights granted Buyer, to broadcast and/or transmit by television or radio or any process analogous thereto whether now known or from now on devised or conceived, all or any part of the Property or any adaptation or version of it including any motion picture or any other version or versions of it, and announcements about said motion picture or other version or versions, for advertising, publicizing or exploiting such motion picture or other version or versions, which broadcasts or transmissions may be accomplished with living or "virtual" actors performing simultaneously with such broadcast or transmission or by any other method or means including the use of motion pictures (including trailers) reproduced on film or by means of magnetic tape or wire or through other recordings, transcriptions, digital or electronic devices or media.

     (e) To publish and copyright or cause to be published and copyrighted in the name of Buyer or its nominee in any and all languages throughout the world, in any form or media, synopses, novelizations, serializations, dramatizations, abridged and/or revised versions of the Property, not exceeding 7,500 words each, adapted from the Property or from any motion picture and/or other version of the Property for advertising, publicizing and/or exploiting any such motion picture and/or other version.

     (f) To use all or any part of the Property and any of the characters, plots, themes and/or ideas contained therein, and the title of the Property and any title or subtitle of any component of the Property, and to use said titles or subtitles, alone or in combination with any other material, for any motion picture or other version of adaptation whether the same is based on or adapted from the Property and/or as the title of any musical composition contained in any such motion picture or other version or adaptation.

     (g) To use and exploit commercial or merchandise tie-ups and recordings of any sort and nature arising out of or connected with the Property and/or its motion picture or other versions and/or the title or titles of it and/or the characters of it and/or their names or characteristics.

     (h)  All merchandising rights.   "Merchandising" shall
include toys, games of any kind including video games, puzzles, apparel, lunch boxes and any other merchandise using elements licensed under rights in the Property

     All rights, licenses, privileges and property herein granted Buyer shall be cumulative and Buyer may exercise or use any or all said rights, licenses, privileges or property simultaneously with or in connection with or separately and apart from the exercise of any other of said rights, licenses, privileges and property. If Seller from now on makes or publishes or permits to be made or published any revision, adaptation, translation or dramatization or other versions of the Property, then Buyer shall have and Seller hereby grants to Buyer without payment therefore all of the same rights therein as are herein granted Buyer, subject to the limitation of the Reserved Rights listed in clause 2. The terms "Picture" and "Pictures" as used herein shall be deemed to mean or include any present or future kind of motion picture production based upon the Property, with or without sound recorded and reproduced synchronously with it, whether the same is produced on film or by any other method or means now or from now on used for the production, exhibition and/or transmission of any kind of motion picture productions.

2. RIGHT TO CHANGES: Buyer shall have the right to edit and alter the Property as Buyer sees fit.

3.   DURATION AND EXTENT OF RIGHTS GRANTED:   Subject to the
Minimum Purchase Price payment obligation, and to the turnaround rights of Seller all as hereinafter set forth, Buyer shall enjoy, solely and exclusively, all the rights, licenses, privileges and property granted hereunder throughout the Universe, in perpetuity, as long as any rights in the Property are recognized in law or equity, except as far as such period of perpetuity may be shortened due to any law or legal precedent affecting the now existing or future copyright by Seller of the Property and/or any adaptations of it, in which case Buyer shall enjoy its sole and exclusive rights, licenses, privileges and property hereunder to the fullest extent permissible under and for the full duration of such copyright or copyrights, whether common law or statutory, and any renewals and/or extensions of it, and shall after that enjoy all such rights, licenses, privileges and property non-exclusively in perpetuity throughout the world. The rights granted herein are in addition to and shall not be construed in derogation of any rights which Buyer may have as a member of the public or pursuant to any other agreement. All rights, licenses, privileges and property granted herein to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

4.   REVERSION RIGHTS:   All rights granted revert back to
Seller if principle photography for a motion picture based upon the Property has not commenced within 5 (five) years of the signing of this agreement.

5.   SELLER'S COMPENSATION:   As consideration for all rights
granted and assigned to Buyer and for Seller's representations and warranties, Buyer agrees to pay to Seller, and Seller agrees to accept, the applicable payments as set forth below.

     (a) A total payment of $100,000, receipt of which is hereby acknowledged. If principal photography for a motion picture based upon the Property has not commenced within 5
(five) years of the signing of this agreement, all rights revert back to Seller, and no further compensation shall be due from or to either party.

     (b) For any subsequent mini-series, $10,000 per hour, pro-rated for part hours, or the then-applicable WGA minimum, whichever is greater.

     (c) For any sequel of a theatrical or television motion picture based on the Property, one-half and one-third, respectively, of the amount paid for the initial motion picture, or the or WGA minimum, whichever is greater. The writer is to be entitled to first refusal for writing first draft, second draft and polish on all sequels and pilot TV episodes, with compensation at no less that WGA minimum rates.

     (d) For any television series produced, based on the Property, Buyer will pay as royalties per initial production upon completion of production of each program the then-applicable WGA minimum. In addition to the foregoing, as a buy-out of all royalty obligations, one hundred percent (100%) of the applicable initial royalty amount, in equal installments over five (5) reruns, payable within thirty (30) days after each such rerun.

6.   SELLER'S REPRESENTATIONS AND WARRANTIES:

     Seller expressly recognizes that Buyer relies upon the representations and warranties hereinafter, and that Seller is obligated by them:

     (a)  OWNERSHIP:     Seller represents and warrants to
Buyer that Seller is the author and sole owner of all Rights to the original literary material written by Seller and currently entitled "Duster".


     (b)  FACTS:     Seller represents and warrants to Buyer
that the following statements are true and correct in all respects with respect to said Property:

     (i)  Seller is the sole author of the Property.

     (ii) The Property was registered for copyright in the name of Frank Stewart under copyright registration number PAu
249-807 in the Office of the United States Register of Copyrights, Washington, D.C.

     (iii) No Motion Picture or dramatic version of the Property, or any part of it, has been manufactured, produced, presented or authorized; no radio or television development, presentation or program based on the Property, or any part of it, has been manufactured, produced, presented, broadcast or authorized; and no written or oral agreements or commitments at all with respect to the Property or with respect to any right therein, have previously been made or entered into by or on behalf of Seller (except with respect to the publication of the Property as set forth above).

     (c)  NO INFRINGEMENT OR VIOLATION OF THIRD PARTY RIGHTS:
  The Property is wholly original with Seller and Seller has not adapted the Property from any other literary, dramatic or other material of any kind, nature or description, nor, excepting for material which is in the public domain, has Seller copied or used in the Property the plot, scenes, sequence or story of any other literary, dramatic or other material; that the Property does not infringe upon any common law or statutory rights in any other literary, dramatic or other material; that to the best of Seller's knowledge, no material in the Property is libelous or violative of the right of privacy of any person and the full use of the rights in the Property which are covered by the within option would not violate any rights of any person, firm or corporation; and that the Property is not in the public domain in any country in the world where copyright protection is available.

     (d)  NO IMPAIRMENT OF RIGHTS:     Seller represents and
warrants to Buyer that Seller is the exclusive proprietor, throughout the world, of the rights in the Property which are covered by the within option; that Seller has not assigned, licensed nor in any manner encumbered, diminished or impaired these rights; that Seller has not committed nor omitted to perform any act by which these rights could or will be encumbered, diminished or impaired; and that there is no outstanding claim or litigation pending against or involving the title, ownership and/or copyright in the Literary Property, or in any part of it, or in the rights which are covered by the within option. Seller further represents and warrants that no attempt hereafter will be made to encumber, diminish or impair any of the rights herein granted and that all appropriate protections of such rights will continue to be maintained by Seller.

     Without limiting any other rights Buyer may have in the premises, Seller agrees that if there is any claim and/or litigation involving any breach or alleged breach of any such representations and warranties of Seller, the period before which Buyer must commence principal photography to avoid losing its rights in the Property (i.e., 3/28/1997) shall automatically be extended until no claim and/or litigation involving any breach or alleged breach of any such representation and warranties of seller is outstanding, but in any event for a period not more than one (1) additional year. Any time after the occurrence of such a claim and/or litigation until the expiration of the option period, as extended, Buyer may, besides any other rights and remedies Buyer may have, rescind this agreement and in such event, despite anything else to the contrary contained herein, Seller agrees to repay Buyer any monies paid by Buyer to Seller hereunder concerning the Property. Without limiting the generality of the foregoing, Seller agrees that Seller will not, any time during the option period, exercise or authorize or permit the exercise by others of any of the rights covered by the option or any of the rights reserved by Seller under the provisions of Exhibit A which are not to be exercised or licensed to others during any period therein specified.

7.   INDEMNIFICATION:

     (a) Seller agrees to indemnify Buyer against all judgments, liability, damages, penalties, losses and expense (including reasonable attorneys' fees) which may be suffered or assumed by or obtained against Buyer by reason of any breach or failure of any warranty or agreement herein made by Seller.

     (b) Buyer shall not be liable to Seller for damages of any kind in connection with any Picture it may produce, distribute or exhibit, or for damages for any breach of this agreement (except failure to pay the money consideration herein specified) occurring or accruing before Buyer has had reasonable notice and opportunity to adjust or correct such matters.

     (c) All rights, licenses and privileges herein granted to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

     (d) Buyer shall be responsible for obtaining clearances and releases from all parties depicted in or in connection with the Picture and shall fully indemnify the Writer with respect to any claims, including reasonable attorney's fees, in connection with the Picture. When Errors and Omissions Insurance is obtained for the Picture, the Writer will be specifically covered under the policy.

8.   PROTECTION OF RIGHTS GRANTED:      Seller hereby grants to
Buyer the free and unrestricted right, but at Buyer's own cost and expense, to institute in the name and on behalf of Seller, or Seller and Buyer jointly, any and all suits and proceedings at law or in equity, to enjoin and restrain any infringements of the rights herein granted, and hereby assigns and sets over to Buyer any and all causes of action relative to or based upon any such infringement, as well as any and all recoveries obtained thereon. Seller will not compromise, settle or in any manner interfere with such litigation if brought; and Buyer agrees to indemnify and hold Seller harmless from any costs, expenses or damages which Seller may suffer as a result of any such suit or proceeding.

9. COPYRIGHT: Regarding the copyright in and to the Property, Seller agrees that:

     (a) Seller will prevent the Property and any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof, whether published or unpublished and whether copyrighted or not copyrighted, from vesting in the public domain, and will take or cause to be taken any and all steps and proceedings required for copyright or similar protection in any and all countries in which the same may be published or offered for sale, insofar as such countries now or hereafter provide for copyright or similar protection. Any contract or agreement entered into by Seller authorizing or permitting the publication of the Property or any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof in any country will contain appropriate provisions requiring such publisher to comply with all the provisions of this clause.

     (b) Without limiting the generality of the foregoing, if the Property or any arrangement, revision, translation, novelization, dramatization or new version thereof is published in the United States or in any other country in which registration is required for copyright or similar protection in accordance with the laws and regulations of such country, Seller agrees to affix or cause to be affixed to each copy of the Property or any arrangement, revision, translation, novelization, dramatization or new version thereof which is published or offered for sale such notice or notices as may be required for copyright or similar protection in any country in which such publication or sale occurs.

     (c) At least 6 (six) months prior to the expiration of any copyright required by this provision for the protection of the Property, Seller will renew (or cause to be renewed) such copyright, as permitted by applicable law, and any and all rights granted Buyer hereunder shall be deemed granted to Buyer throughout the full period of such renewed copyright, without the payment of any additional consideration, it being agreed that the consideration payable to Seller under this agreement shall be deemed to include full consideration for the grant of such rights to Buyer throughout the period of such renewed copyright.

     (d) If the Property, or any arrangement, revision, translation, novelization, dramatization or new version thereof, shall ever enter the public domain, then nothing contained in this agreement shall impair any rights or privileges that the Buyer might be entitled to as a member of the public; thus, the Buyer may exercise any and all such rights and privileges as though this agreement were not in existence. The rights granted herein by Seller to Buyer, and the representations, warranties, undertakings and agreements made hereunder by Seller shall endure in perpetuity and shall be in addition to any rights, licenses, privileges or property of Buyer referred to in this subclause (d).

10.  CREDIT OBLIGATIONS:     Buyer shall have the right to
publish, advertise, announce and use, in any manner or medium, the name, biography and photographs or likenesses of Seller in connection with any exercise by Buyer of its rights hereunder, provided such use shall not constitute an endorsement of any product or service.

     During the term of the Writer's Guild of America Minimum
Basic Agreement ("WGA Agreement"), as it may be amended, the credit provisions of the WGA Agreement shall govern the determination of credits, if any, which the Buyer shall accord the Seller hereunder in connection with photoplays.

     Subject to the foregoing, Seller shall be accorded the following credit on a single card on screen and in paid ads controlled by Buyer and in which any producer and/or director is accorded credit, and in size of type (as to height, width, thickness and boldness) equal to the largest size of type in which any producer and/or director is accorded credit:

     "Written by A.J. Leydton and Frank Stewart".

     Additionally, if Buyer shall exploit any other rights in and to the Property, then Buyer agrees to give appropriate source material credit to the Property, to the extent that such source material credits are customarily given in connection with the exploitation of such rights.

     No casual or inadvertent failure to comply with any of the provisions of this clause shall be deemed a breach of this agreement by the Buyer. Seller hereby expressly acknowledges that in the event of a failure or omission constituting a breach of the provisions of this paragraph, the damage (if any) caused Seller thereby is not irreparable or sufficient to entitle Seller to injunctive or other equitable relief. Consequently, Seller's rights and remedies in the event of such breach shall be limited to the right to recover damages in an action at law. Buyer agrees to provide in its contracts with distributors of the Picture that such distributors shall honor Buyer's contractual credit commitments and agrees to inform such distributors of the credit provisions herein.

11.  RIGHT OF FIRST NEGOTIATION:     The term "Right of First
Negotiation" means that if, after the expiration of an applicable time limitation, Seller desires to dispose of or exercise a particular right reserved to Seller herein ("Reserved Right"), whether directly or Indirectly, then Seller shall notify Buyer in writing and immediately negotiate with Buyer regarding such Reserved Right. If, after the expiration of 15 (fifteen) days following the receipt of such notice, no agreement has been reached, then Seller may negotiate with third parties regarding such Reserved Right subject to Clause 12 infra.

12.  RIGHT OF LAST REFUSAL:     The term "Right of Last
Refusal" means that if Buyer and Seller fail to reach an agreement pursuant to Buyer's right of first negotiation, and Seller makes and/or receives any bona fide offer to license, lease and/or purchase the particular Reserved Right or any interest therein ("Third Party Offer"), and if the proposed purchase price and other material terms of a Third Party Offer are no more favorable to Seller than the terms which were acceptable to Buyer during the first negotiation period, Seller shall notify Buyer, by registered mail or telegram, if Seller proposes to accept such Third Party Offer, the name of the offeror, the proposed purchase price, and other terms of such
Third Party Offer.   During the period of 15 (fifteen) days
after Buyer's receipt of such notice, Buyer shall have the exclusive option to license, lease and/or purchase, as the case may be, the particular Reserved Right or interest referred to in such Third Party Offer, at the same purchase price and upon the same terms and conditions as set forth in such notice. If Buyer elects to exercise thereof by registered mail or telegram within such 15 (fifteen) day period, failing which Seller shall be free to accept such Third Party Offer; provided that if any such proposed license, lease and/or sale is not consummated with a third party within 30 (thirty) days following the expiration of the aforesaid 15 (fifteen) day period, Buyer's Right of last refusal shall revive and shall apply to each and every further offer or offers at any time received by Seller relating to the particular Reserved Right or any interest therein; provided, further, that Buyer's option shall continue in full force and effect, upon all of the terms and conditions of this paragraph, so long as Seller retains any rights, title or interests in or to the particular Reserved Right, Buyer's Right of Last Refusal shall inure to the benefit of Buyer, its successors and assigns, and shall bind Seller and Seller's heirs, successors and assigns.

13.  NO OBLIGATION TO PRODUCE:     Nothing herein shall be
construed to obligate Buyer to produce, distribute, release, perform or exhibit any motion picture, television, theatrical or other production based upon, adapted from or suggested by the Property, in whole or in part, or otherwise to exercise, exploit or make any use of any rights, licenses, privileges or property granted herein to Buyer. Buyer is aware of the limitation stated in clause 4, namely that all rights revert back to the Seller if principle photography for a motion picture based upon the Property has not commenced within 5
(five) years of the signing of this agreement, and nothing in this paragraph shall be construed to contravene that fact.

14.       ASSIGNMENT:     Buyer may freely assign and transfer
this agreement or all or any part of its rights hereunder to any person, firm or corporation without limitation, and this agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, representatives and assigns forever.

15.  NO PUBLICITY:      Seller will not, without Buyer's prior
written consent in each instance, issue or authorize the issuance or publication of any news story or publicity relating to (i) this Agreement, (ii) the subject matter or terms hereof.

16.       AGENT COMMISSIONS:     Buyer shall not be liable for
any compensation or fee to any agent of Seller in connection with this Agreement.

17.       ADDITIONAL DOCUMENTATION:     Seller agrees to
execute and procure any other and further instruments necessary to transfer, convey, assign and copyright all rights in the Property granted herein by Seller to Buyer in any country throughout the world. If it shall be necessary under the laws of any country that copyright registration be acquired in the name of Seller, Buyer is hereby authorized by Seller to apply for said copyright registration thereof; and, in such event, Seller shall and does hereby assign and transfer the same unto Buyer, subject to the rights in the Property reserved hereunder by Seller. Seller further agrees, upon request, to duty execute, acknowledge, procure and deliver to Buyer such short form assignments as may be requested by Buyer for the purpose of copyright recordation in any country, or otherwise. If Seller shall fail to so execute and deliver, or cause to be executed and delivered, the assignments or other instruments herein referred to, Buyer is hereby irrevocably granted the power coupled with an interest to execute such assignments and instruments in the name of Seller and as Seller's attorney-in-fact.

18.  NOTICES:     All notices to Buyer under this agreement
shall be sent by United States registered mail, postage prepaid, or by telegram addressed to Buyer at: Aquila Communications, Inc., P.O. Box 14725, Austin TX 78757 and all notices to Seller under this agreement shall be sent by United States registered mail, postage prepaid, or by telegrams addressed to Seller at A.J.Leydton, 7311 Van Nuys Blvd., Suite 2, Van Nuys, CA 91405. The deposit of such notice in the United States mail or the delivery of the telegram message to the telegraph office shall constitute service thereof, and the date of such deposit shall be defined to be the date of service of such notice.

19.  ARBITRATION:      Any controversy or claim arising out of
or relating to this agreement or any breach thereof shall be settled by arbitration in accordance with the Judicial Arbitration and Mediation Services available in Los Angeles; and judgment upon the award tendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to reimbursement for costs and reasonable attorney's fees. The determination of the arbitrator in such proceeding shall be final, binding and non-appealable.

20.  MISCELLANEOUS:

     (a)  RELATIONSHIP:  This agreement between the parties
does not constitute a joint   venture or partnership of any
kind.

     (b) CUMULATIVE RIGHTS AND REMEDIES: All rights, remedies, licenses, undertakings, obligations, covenants, privileges and other property granted herein shall be cumulative, and Buyer may exercise or use any of them separately or in conjunction with any one or more of the others.

     (c) WAIVER: A waiver by either party of any term or condition of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

     (d) SEVERABILITY: If any provision of this agreement as applied to either party or any circumstances shall be adjudged by a court to be void and unenforceable, such shall in no way affect any other provision of this agreement, the application of such provision in any other circumstance or the validity or enforceability of this agreement.

     (e) GOVERNING LAW: This agreement shall be construed in accordance with the laws of the State of California applicable to agreements which are executed and fully performed within said State.

     (f) CAPTIONS: Captions are inserted for reference and convenience only and in no way define, limit or describe the scope of this agreement or intent of any provision.

     (g) ENTIRE UNDERSTANDING: This agreement contains the entire understanding of the parties relating to the subject matter, and this agreement cannot be changed except by written agreement executed by the party to be bound.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

/s/ A.J. Leydton
A.J. Leydton ("Seller")

/s/ Frank Stewart
Frank Stewart ("Seller")

/s/ Ron Kinsey
for Aquila Communications, Inc. ("Buyer")

Exhibit 10.4

LITERARY PURCHASE AGREEMENT

     This agreement (the "Agreement") is made and entered into on March 28, 1992, by and between A.J. Leydton and Frank
Stewart (collectively "Seller") and Aquila Communications, Inc.
a Texas Corporation ("Buyer") at Los Angeles, California.

RECITALS: Seller is the author of and sole owner of all rights (the "Rights", as more specifically set forth hereinafter in Clause 1) to the original literary material proffered by Seller and currently entitled "King of Diamonds"("the Property");

     Buyer is in the business of producing motion pictures and other forms of entertainment and desires, among other things, to make, produce, adapt, copyright and exploit one or more motion picture or television adaptations or versions based on the Property.

     Subject to the mutual promises and representations made herein, Seller hereby wishes to sell, grant, assign and convey to Buyer specified Seller's Rights to the Property as more particularly set forth at length in Clause below, and Buyer wishes to acquire all of these specified Rights.

     NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.   RIGHTS GRANTED:     Seller hereby sells, grants, conveys
and assigns to Buyer, its successors, licensees and assigns exclusively and forever, the following Rights, and the right to use, enjoy and exploit same throughout the Universe. The Rights as set forth herein shall include all motion picture rights (including all silent, sound dialogue and musical motion Picture rights), all television motion picture and other television rights, with limited radio broadcasting rights and 7,500 word publication rights for advertisement, publicity and exploitation purposes, and all incidental and allied rights, throughout the Universe, in and to the Property and in and to the copyright thereof and all renewals and extensions of copyright. The Rights specifically include the following sole and exclusive rights:

     (a) To make, produce, adapt and copyright a motion picture adaptation or version plus one or more sequels, based in whole or in part on the Property or any of the characters, themes or plots contained therein, whether such adaptations or versions are fixed on film, tape, disc, wire, audio-visual cartridge, cassette or through any other technical process whether now known or from now on devised or conceived, of every size, gauge, color or type, including, but not limited to, musical motion pictures and sequels to any motion picture produced hereunder and motion pictures in series or serial form, and for such purposes to record and reproduce and license others to record and reproduce, in synchronization with such motion pictures, spoken words taken from or based upon the text or theme of the Property and any kinds of music, musical accompaniments and/or lyrics to be performed or sung by the performers in any such motion picture and any other kinds of sound and sound effects.

     (b) To exhibit, perform, rent, lease and generally deal in and with any motion picture produced hereunder:

(i) by all means or technical processes whatsoever, whether now known or from now on devised or conceived, including, by way of example only, film, tape, disc, wire, audio-visual cartridge, cassette, digital or other electronic device, or television (including commercially sponsored, sustaining and subscription or pay-per-view television, or any derivative of it and any form or format thereof including so-called "high definition" TV); and

(ii) anywhere whatsoever, including homes, theaters and elsewhere, and whether a fee is charged, directly or indirectly, for viewing any such motion picture or program.

     (c) To broadcast, transmit or reproduce the Property or any adaptation or version of it (including without limitations any motion picture produced hereunder and/or any script or other material based on or using the Property or any of the characters, themes or plots of it), by means of television or any process analogous thereto whether now known or from now on devised (including commercially sponsored, sustaining and subscription or pay-per-view television), by motion pictures produced on film or by means of magnetic tape, wire, disc, audio-visual cartridge or any other device now known or from now on devised and including such television productions presented in series or serial form, and the exclusive right generally to exercise for television purposes all the rights granted to Buyer hereunder for motion picture purposes.

     (d) Without limiting any other Rights granted Buyer, to broadcast and/or transmit by television or radio or any process analogous thereto whether now known or from now on devised or conceived, all or any part of the Property or any adaptation or version of it including any motion picture or any other version or versions of it, and announcements about said motion picture or other version or versions, for advertising, publicizing or exploiting such motion picture or other version or versions, which broadcasts or transmissions may be accomplished with living or "virtual" actors performing simultaneously with such broadcast or transmission or by any other method or means including the use of motion pictures (including trailers) reproduced on film or by means of magnetic tape or wire or through other recordings, transcriptions, digital or electronic devices or media.

     (e) To publish and copyright or cause to be published and copyrighted in the name of Buyer or its nominee in any and all languages throughout the world, in any form or media, synopses, novelizations, serializations, dramatizations, abridged and/or revised versions of the Property, not exceeding 7,500 words each, adapted from the Property or from any motion picture and/or other version of the Property for advertising, publicizing and/or exploiting any such motion picture and/or other version.

     (f) To use all or any part of the Property and any of the characters, plots, themes and/or ideas contained therein, and the title of the Property and any title or subtitle of any component of the Property, and to use said titles or subtitles, alone or in combination with any other material, for any motion picture or other version of adaptation whether the same is based on or adapted from the Property and/or as the title of any musical composition contained in any such motion picture or other version or adaptation.

     (g) To use and exploit commercial or merchandise tie-ups and recordings of any sort and nature arising out of or connected with the Property and/or its motion picture or other versions and/or the title or titles of it and/or the characters of it and/or their names or characteristics.

     (h)  All merchandising rights.   "Merchandising" shall
include toys, games of any kind including video games, puzzles, apparel, lunch boxes and any other merchandise using elements licensed under rights in the Property

     All rights, licenses, privileges and property herein granted Buyer shall be cumulative and Buyer may exercise or use any or all said rights, licenses, privileges or property simultaneously with or in connection with or separately and apart from the exercise of any other of said rights, licenses, privileges and property. If Seller from now on makes or publishes or permits to be made or published any revision, adaptation, translation or dramatization or other versions of the Property, then Buyer shall have and Seller hereby grants to Buyer without payment therefore all of the same rights therein as are herein granted Buyer, subject to the limitation of the Reserved Rights listed in clause 2. The terms "Picture" and "Pictures" as used herein shall be deemed to mean or include any present or future kind of motion picture production based upon the Property, with or without sound recorded and reproduced synchronously with it, whether the same is produced on film or by any other method or means now or from now on used for the production, exhibition and/or transmission of any kind of motion picture productions.

2. RIGHT TO CHANGES: Buyer shall have the right to edit and alter the Property as Buyer sees fit.

3.   DURATION AND EXTENT OF RIGHTS GRANTED:   Subject to the
Minimum Purchase Price payment obligation, and to the turnaround rights of Seller all as hereinafter set forth, Buyer shall enjoy, solely and exclusively, all the rights, licenses, privileges and property granted hereunder throughout the Universe, in perpetuity, as long as any rights in the Property are recognized in law or equity, except as far as such period of perpetuity may be shortened due to any law or legal precedent affecting the now existing or future copyright by Seller of the Property and/or any adaptations of it, in which case Buyer shall enjoy its sole and exclusive rights, licenses, privileges and property hereunder to the fullest extent permissible under and for the full duration of such copyright or copyrights, whether common law or statutory, and any renewals and/or extensions of it, and shall after that enjoy all such rights, licenses, privileges and property non-exclusively in perpetuity throughout the world. The rights granted herein are in addition to and shall not be construed in derogation of any rights which Buyer may have as a member of the public or pursuant to any other agreement. All rights, licenses, privileges and property granted herein to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

4.   REVERSION RIGHTS:   All rights granted revert back to
Seller if principle photography for a motion picture based upon the Property has not commenced within 5 (five) years of the signing of this agreement.

5.   SELLER'S COMPENSATION:   As consideration for all rights
granted and assigned to Buyer and for Seller's representations and warranties, Buyer agrees to pay to Seller, and Seller agrees to accept, the applicable payments as set forth below.

     (a) A total payment of $100,000, receipt of which is hereby acknowledged. If principle photography for a motion picture based upon the Property has not commenced within 5
(five) years of the signing of this agreement, all rights revert back to Seller, and no further compensation shall be due from or to either party.

     (b) For any subsequent mini-series, $10,000 per hour, pro-rated for part hours, or the then-applicable WGA minimum, whichever is greater.

     (c) For any sequel of a theatrical or television motion picture based on the Property, one-half and one-third, respectively, of the amount paid for the initial motion picture, or the or WGA minimum, whichever is greater. The writer is to be entitled to first refusal for writing first draft, second draft and polish on all sequels and pilot TV episodes, with compensation at no less that WGA minimum rates.

     (d) For any television series produced, based on the Property, Buyer will pay as royalties per initial production upon completion of production of each program the then-applicable WGA minimum. In addition to the foregoing, as a buy-out of all royalty obligations, one hundred percent (100%) of the applicable initial royalty amount, in equal installments over five (5) reruns, payable within thirty (30) days after each such rerun.

6.   SELLER'S REPRESENTATIONS AND WARRANTIES:

     Seller expressly recognizes that Buyer relies upon the representations and warranties hereinafter, and that Seller is obligated by them:

     (a)  OWNERSHIP:     Seller represents and warrants to
Buyer that Seller is the author and sole owner of all Rights to the original literary material written by Seller and currently entitled "King of Diamonds".

     (b)  FACTS:     Seller represents and warrants to Buyer
that the following statements are true and correct in all respects with respect to said Property:

     (i)  Seller is the sole author of the Property.

     (ii) No Motion Picture or dramatic version of the Property, or any part of it, has been manufactured, produced, presented or authorized; no radio or television development, presentation or program based on the Property, or any part of it, has been manufactured, produced, presented, broadcast or authorized; and no written or oral agreements or commitments at all with respect to the Property or with respect to any right therein, have previously been made or entered into by or on behalf of Seller (except with respect to the publication of the Property as set forth above).

     (c)  NO INFRINGEMENT OR VIOLATION OF THIRD PARTY RIGHTS:
  The Property is wholly original with Seller and Seller has not adapted the Property from any other literary, dramatic or other material of any kind, nature or description, nor, excepting for material which is in the public domain, has Seller copied or used in the Property the plot, scenes, sequence or story of any other literary, dramatic or other material; that the Property does not infringe upon any common law or statutory rights in any other literary, dramatic or other material; that to the best of Seller's knowledge, no material in the Property is libelous or violative of the right of privacy of any person and the full use of the rights in the Property which are covered by the within option would not violate any rights of any person, firm or corporation; and that the Property is not in the public domain in any country in the world where copyright protection is available.

     (d)  NO IMPAIRMENT OF RIGHTS:     Seller represents and
warrants to Buyer that Seller is the exclusive proprietor, throughout the world, of the rights in the Property which are covered by the within option; that Seller has not assigned, licensed nor in any manner encumbered, diminished or impaired these rights; that Seller has not committed nor omitted to perform any act by which these rights could or will be encumbered, diminished or impaired; and that there is no outstanding claim or litigation pending against or involving the title, ownership and/or copyright in the Literary Property, or in any part of it, or in the rights which are covered by the within option. Seller further represents and warrants that no attempt hereafter will be made to encumber, diminish or impair any of the rights herein granted and that all appropriate protections of such rights will continue to be maintained by Seller.

     Without limiting any other rights Buyer may have in the premises, Seller agrees that if there is any claim and/or litigation involving any breach or alleged breach of any such representations and warranties of Seller, the period before which Buyer must commence principal photography to avoid losing its rights in the Property (i.e., 3/28/1997) shall automatically be extended until no claim and/or litigation involving any breach or alleged breach of any such representation and warranties of seller is outstanding, but in any event for a period not more than one (1) additional year. Any time after the occurrence of such a claim and/or litigation until the expiration of the option period, as extended, Buyer may, besides any other rights and remedies Buyer may have, rescind this agreement and in such event, despite anything else to the contrary contained herein, Seller agrees to repay Buyer any monies paid by Buyer to Seller hereunder concerning the Property. Without limiting the generality of the foregoing, Seller agrees that Seller will not, any time during the option period, exercise or authorize or permit the exercise by others of any of the rights covered by the option or any of the rights reserved by Seller under the provisions of Exhibit A which are not to be exercised or licensed to others during any period therein specified.

7.   INDEMNIFICATION:

     (a) Seller agrees to indemnify Buyer against all judgments, liability, damages, penalties, losses and expense (including reasonable attorneys' fees) which may be suffered or assumed by or obtained against Buyer by reason of any breach or failure of any warranty or agreement herein made by Seller.

     (b) Buyer shall not be liable to Seller for damages of any kind in connection with any Picture it may produce, distribute or exhibit, or for damages for any breach of this agreement (except failure to pay the money consideration herein specified) occurring or accruing before Buyer has had reasonable notice and opportunity to adjust or correct such matters.

     (c) All rights, licenses and privileges herein granted to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

     (d) Buyer shall be responsible for obtaining clearances and releases from all parties depicted in or in connection with the Picture and shall fully indemnify the Writer with respect to any claims, including reasonable attorney's fees, in connection with the Picture. When Errors and Omissions Insurance is obtained for the Picture, the Writer will be specifically covered under the policy.

8.   PROTECTION OF RIGHTS GRANTED:      Seller hereby grants to
Buyer the free and unrestricted right, but at Buyer's own cost and expense, to institute in the name and on behalf of Seller, or Seller and Buyer jointly, any and all suits and proceedings at law or in equity, to enjoin and restrain any infringements of the rights herein granted, and hereby assigns and sets over to Buyer any and all causes of action relative to or based upon any such infringement, as well as any and all recoveries obtained thereon. Seller will not compromise, settle or in any manner interfere with such litigation if brought; and Buyer agrees to indemnify and hold Seller harmless from any costs, expenses or damages which Seller may suffer as a result of any such suit or proceeding.

9. COPYRIGHT: Regarding the copyright in and to the Property, Seller agrees that:

     (a) Seller will prevent the Property and any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof, whether published or unpublished and whether copyrighted or not copyrighted, from vesting in the public domain, and will take or cause to be taken any and all steps and proceedings required for copyright or similar protection in any and all countries in which the same may be published or offered for sale, insofar as such countries now or hereafter provide for copyright or similar protection. Any contract or agreement entered into by Seller authorizing or permitting the publication of the Property or any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof in any country will contain appropriate provisions requiring such publisher to comply with all the provisions of this clause.

     (b) Without limiting the generality of the foregoing, if the Property or any arrangement, revision, translation, novelization, dramatization or new version thereof is published in the United States or in any other country in which registration is required for copyright or similar protection in accordance with the laws and regulations of such country, Seller agrees to affix or cause to be affixed to each copy of the Property or any arrangement, revision, translation, novelization, dramatization or new version thereof which is published or offered for sale such notice or notices as may be required for copyright or similar protection in any country in which such publication or sale occurs.

     (c) At least 6 (six) months prior to the expiration of any copyright required by this provision for the protection of the Property, Seller will renew (or cause to be renewed) such copyright, as permitted by applicable law, and any and all rights granted Buyer hereunder shall be deemed granted to Buyer throughout the full period of such renewed copyright, without the payment of any additional consideration, it being agreed that the consideration payable to Seller under this agreement shall be deemed to include full consideration for the grant of such rights to Buyer throughout the period of such renewed copyright.

     (d) If the Property, or any arrangement, revision, translation, novelization, dramatization or new version thereof, shall ever enter the public domain, then nothing contained in this agreement shall impair any rights or privileges that the Buyer might be entitled to as a member of the public; thus, the Buyer may exercise any and all such rights and privileges as though this agreement were not in existence. The rights granted herein by Seller to Buyer, and the representations, warranties, undertakings and agreements made hereunder by Seller shall endure in perpetuity and shall be in addition to any rights, licenses, privileges or property of Buyer referred to in this subclause (d).

10.  CREDIT OBLIGATIONS:     Buyer shall have the right to
publish, advertise, announce and use, in any manner or medium, the name, biography and photographs or likenesses of Seller in connection with any exercise by Buyer of its rights hereunder, provided such use shall not constitute an endorsement of any product or service.

     During the term of the Writer's Guild of America Minimum
Basic Agreement ("WGA Agreement"), as it may be amended, the credit provisions of the WGA Agreement shall govern the determination of credits, if any, which the Buyer shall accord the Seller hereunder in connection with photoplays.

     Subject to the foregoing, Seller shall be accorded the following credit on a single card on screen and in paid ads controlled by Buyer and in which any producer and/or director is accorded credit, and in size of type (as to height, width, thickness and boldness) equal to the largest size of type in which any producer and/or director is accorded credit:

     "Written by A.J. Leydton and Frank Stewart".

     Additionally, if Buyer shall exploit any other rights in and to the Property, then Buyer agrees to give appropriate source material credit to the Property, to the extent that such source material credits are customarily given in connection with the exploitation of such rights.

     No casual or inadvertent failure to comply with any of the provisions of this clause shall be deemed a breach of this agreement by the Buyer. Seller hereby expressly acknowledges that in the event of a failure or omission constituting a breach of the provisions of this paragraph, the damage (if any) caused Seller thereby is not irreparable or sufficient to entitle Seller to injunctive or other equitable relief. Consequently, Seller's rights and remedies in the event of such breach shall be limited to the right to recover damages in an action at law. Buyer agrees to provide in its contracts with distributors of the Picture that such distributors shall honor Buyer's contractual credit commitments and agrees to inform such distributors of the credit provisions herein.

11.  RIGHT OF FIRST NEGOTIATION:     The term "Right of First
Negotiation" means that if, after the expiration of an applicable time limitation, Seller desires to dispose of or exercise a particular right reserved to Seller herein ("Reserved Right"), whether directly or Indirectly, then Seller shall notify Buyer in writing and immediately negotiate with Buyer regarding such Reserved Right. If, after the expiration of 15 (fifteen) days following the receipt of such notice, no agreement has been reached, then Seller may negotiate with third parties regarding such Reserved Right subject to Clause 12 infra.

12.  RIGHT OF LAST REFUSAL:     The term "Right of Last
Refusal" means that if Buyer and Seller fail to reach an agreement pursuant to Buyer's right of first negotiation, and Seller makes and/or receives any bona fide offer to license, lease and/or purchase the particular Reserved Right or any interest therein ("Third Party Offer"), and if the proposed purchase price and other material terms of a Third Party Offer are no more favorable to Seller than the terms which were acceptable to Buyer during the first negotiation period, Seller shall notify Buyer, by registered mail or telegram, if Seller proposes to accept such Third Party Offer, the name of the offeror, the proposed purchase price, and other terms of such
Third Party Offer.   During the period of 15 (fifteen) days
after Buyer's receipt of such notice, Buyer shall have the exclusive option to license, lease and/or purchase, as the case may be, the particular Reserved Right or interest referred to in such Third Party Offer, at the same purchase price and upon the same terms and conditions as set forth in such notice. If Buyer elects to exercise thereof by registered mail or telegram within such 15 (fifteen) day period, failing which Seller shall be free to accept such Third Party Offer; provided that if any such proposed license, lease and/or sale is not consummated with a third party within 30 (thirty) days following the expiration of the aforesaid 15 (fifteen) day period, Buyer's Right of last refusal shall revive and shall apply to each and every further offer or offers at any time received by Seller relating to the particular Reserved Right or any interest therein; provided, further, that Buyer's option shall continue in full force and effect, upon all of the terms and conditions of this paragraph, so long as Seller retains any rights, title or interests in or to the particular Reserved Right, Buyer's Right of Last Refusal shall inure to the benefit of Buyer, its successors and assigns, and shall bind Seller and Seller's heirs, successors and assigns.

13.  NO OBLIGATION TO PRODUCE:     Nothing herein shall be
construed to obligate Buyer to produce, distribute, release, perform or exhibit any motion picture, television, theatrical or other production based upon, adapted from or suggested by the Property, in whole or in part, or otherwise to exercise, exploit or make any use of any rights, licenses, privileges or property granted herein to Buyer. Buyer is aware of the limitation stated in clause 4, namely that all rights revert back to the Seller if principle photography for a motion picture based upon the Property has not commenced within 5
(five) years of the signing of this agreement, and nothing in this paragraph shall be construed to contravene that fact.

14.  ASSIGNMENT:     Buyer may freely assign and transfer this
agreement or all or any part of its rights hereunder to any person, firm or corporation without limitation, and this agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, representatives and assigns forever.

15.  NO PUBLICITY:      Seller will not, without Buyer's prior
written consent in each instance, issue or authorize the issuance or publication of any news story or publicity relating to (i) this Agreement, (ii) the subject matter or terms hereof.

16.  AGENT COMMISSIONS:     Buyer shall not be liable for any
compensation or fee to any agent of Seller in connection with this Agreement.

17.  ADDITIONAL DOCUMENTATION:     Seller agrees to execute and
procure any other and further instruments necessary to transfer, convey, assign and copyright all rights in the Property granted herein by Seller to Buyer in any country throughout the world. If it shall be necessary under the laws of any country that copyright registration be acquired in the name of Seller, Buyer is hereby authorized by Seller to apply for said copyright registration thereof; and, in such event, Seller shall and does hereby assign and transfer the same unto Buyer, subject to the rights in the Property reserved hereunder by Seller. Seller further agrees, upon request, to duty execute, acknowledge, procure and deliver to Buyer such short form assignments as may be requested by Buyer for the purpose of copyright recordation in any country, or otherwise. If Seller shall fail to so execute and deliver, or cause to be executed and delivered, the assignments or other instruments herein referred to, Buyer is hereby irrevocably granted the power coupled with an interest to execute such assignments and instruments in the name of Seller and as Seller's attorney-in-fact.

18.  NOTICES:     All notices to Buyer under this agreement
shall be sent by United States registered mail, postage prepaid, or by telegram addressed to Buyer at: Aquila Communications, Inc., P.O. Box 14725, Austin TX 78757 and all notices to Seller under this agreement shall be sent by United States registered mail, postage prepaid, or by telegrams addressed to Seller at A.J.Leydton, 7311 Van Nuys Blvd., Suite 2, Van Nuys, CA 91405. The deposit of such notice in the United States mail or the delivery of the telegram message to the telegraph office shall constitute service thereof, and the date of such deposit shall be defined to be the date of service of such notice.

19.  ARBITRATION:      Any controversy or claim arising out of
or relating to this agreement or any breach thereof shall be settled by arbitration in accordance with the Judicial Arbitration and Mediation Services available in Los Angeles; and judgment upon the award tendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to reimbursement for costs and reasonable attorney's fees. The determination of the arbitrator in such proceeding shall be final, binding and non-appealable.

20.  MISCELLANEOUS:

     (a)  RELATIONSHIP:  This agreement between the parties
does not constitute a joint   venture or partnership of any
kind.

     (b) CUMULATIVE RIGHTS AND REMEDIES: All rights, remedies, licenses, undertakings, obligations, covenants, privileges and other property granted herein shall be cumulative, and Buyer may exercise or use any of them separately or in conjunction with any one or more of the others.

     (c) WAIVER: A waiver by either party of any term or condition of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

     (d) SEVERABILITY: If any provision of this agreement as applied to either party or any circumstances shall be adjudged by a court to be void and unenforceable, such shall in no way affect any other provision of this agreement, the application of such provision in any other circumstance or the validity or enforceability of this agreement.

     (e) GOVERNING LAW: This agreement shall be construed in accordance with the laws of the State of California applicable to agreements which are executed and fully performed within said State.

     (f) CAPTIONS: Captions are inserted for reference and convenience only and in no way define, limit or describe the scope of this agreement or intent of any provision.

     (g) ENTIRE UNDERSTANDING: This agreement contains the entire understanding of the parties relating to the subject matter, and this agreement cannot be changed except by written agreement executed by the party to be bound.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

/s/ A.J. Leydton
A.J. Leydton ("Seller")

/s/ Frank Stewart
Frank Stewart ("Seller")

/s/ Ron Kinsey
for Aquila Communications, Inc. ("Buyer")



























        Exhibit 10.5

LITERARY PURCHASE AGREEMENT

     This agreement (the "Agreement") is made and entered into on March 28, 1992, by and between A.J. Leydton and Frank
Stewart (collectively "Seller") and Aquila Communications, Inc.
a Texas Corporation ("Buyer") at Los Angeles, California.

RECITALS: Seller is the author of and sole owner of all rights (the "Rights", as more specifically set forth hereinafter in Clause 1) to the original literary material proffered by Seller and currently entitled "System of Justice"("the Property");

     Buyer is in the business of producing motion pictures and other forms of entertainment and desires, among other things, to make, produce, adapt, copyright and exploit one or more motion picture or television adaptations or versions based on the Property.

     Subject to the mutual promises and representations made herein, Seller hereby wishes to sell, grant, assign and convey to Buyer specified Seller's Rights to the Property as more particularly set forth at length in Clause below, and Buyer wishes to acquire all of these specified Rights.

     NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.   RIGHTS GRANTED:     Seller hereby sells, grants, conveys
and assigns to Buyer, its successors, licensees and assigns exclusively and forever, the following Rights, and the right to use, enjoy and exploit same throughout the Universe. The Rights as set forth herein shall include all motion picture rights (including all silent, sound dialogue and musical motion Picture rights), all television motion picture and other television rights, with limited radio broadcasting rights and 7,500 word publication rights for advertisement, publicity and exploitation purposes, and all incidental and allied rights, throughout the Universe, in and to the Property and in and to the copyright thereof and all renewals and extensions of copyright. The Rights specifically include the following sole and exclusive rights:

     (a) To make, produce, adapt and copyright a motion picture adaptation or version plus one or more sequels, based in whole or in part on the Property or any of the characters, themes or plots contained therein, whether such adaptations or versions are fixed on film, tape, disc, wire, audio-visual cartridge, cassette or through any other technical process whether now known or from now on devised or conceived, of every size, gauge, color or type, including, but not limited to, musical motion pictures and sequels to any motion picture produced hereunder and motion pictures in series or serial form, and for such purposes to record and reproduce and license others to record and reproduce, in synchronization with such motion pictures, spoken words taken from or based upon the text or theme of the Property and any kinds of music, musical accompaniments and/or lyrics to be performed or sung by the performers in any such motion picture and any other kinds of sound and sound effects.

     (b) To exhibit, perform, rent, lease and generally deal in and with any motion picture produced hereunder:

(i) by all means or technical processes whatsoever, whether now known or from now on devised or conceived, including, by way of example only, film, tape, disc, wire, audio-visual cartridge, cassette, digital or other electronic device, or television (including commercially sponsored, sustaining and subscription or pay-per-view television, or any derivative of it and any form or format thereof including so-called "high definition" TV); and

(ii) anywhere whatsoever, including homes, theaters and elsewhere, and whether a fee is charged, directly or indirectly, for viewing any such motion picture or program.

     (c) To broadcast, transmit or reproduce the Property or any adaptation or version of it (including without limitations any motion picture produced hereunder and/or any script or other material based on or using the Property or any of the characters, themes or plots of it), by means of television or any process analogous thereto whether now known or from now on devised (including commercially sponsored, sustaining and subscription or pay-per-view television), by motion pictures produced on film or by means of magnetic tape, wire, disc, audio-visual cartridge or any other device now known or from now on devised and including such television productions presented in series or serial form, and the exclusive right generally to exercise for television purposes all the rights granted to Buyer hereunder for motion picture purposes.

     (d) Without limiting any other Rights granted Buyer, to broadcast and/or transmit by television or radio or any process analogous thereto whether now known or from now on devised or conceived, all or any part of the Property or any adaptation or version of it including any motion picture or any other version or versions of it, and announcements about said motion picture or other version or versions, for advertising, publicizing or exploiting such motion picture or other version or versions, which broadcasts or transmissions may be accomplished with living or "virtual" actors performing simultaneously with such broadcast or transmission or by any other method or means including the use of motion pictures (including trailers) reproduced on film or by means of magnetic tape or wire or through other recordings, transcriptions, digital or electronic devices or media.

     (e) To publish and copyright or cause to be published and copyrighted in the name of Buyer or its nominee in any and all languages throughout the world, in any form or media, synopses, novelizations, serializations, dramatizations, abridged and/or revised versions of the Property, not exceeding 7,500 words each, adapted from the Property or from any motion picture and/or other version of the Property for advertising, publicizing and/or exploiting any such motion picture and/or other version.

     (f) To use all or any part of the Property and any of the characters, plots, themes and/or ideas contained therein, and the title of the Property and any title or subtitle of any component of the Property, and to use said titles or subtitles, alone or in combination with any other material, for any motion picture or other version of adaptation whether the same is based on or adapted from the Property and/or as the title of any musical composition contained in any such motion picture or other version or adaptation.

     (g) To use and exploit commercial or merchandise tie-ups and recordings of any sort and nature arising out of or connected with the Property and/or its motion picture or other versions and/or the title or titles of it and/or the characters of it and/or their names or characteristics.

     (h)  All merchandising rights.   "Merchandising" shall
include toys, games of any kind including video games, puzzles, apparel, lunch boxes and any other merchandise using elements licensed under rights in the Property

     All rights, licenses, privileges and property herein granted Buyer shall be cumulative and Buyer may exercise or use any or all said rights, licenses, privileges or property simultaneously with or in connection with or separately and apart from the exercise of any other of said rights, licenses, privileges and property. If Seller from now on makes or publishes or permits to be made or published any revision, adaptation, translation or dramatization or other versions of the Property, then Buyer shall have and Seller hereby grants to Buyer without payment therefore all of the same rights therein as are herein granted Buyer, subject to the limitation of the Reserved Rights listed in clause 2. The terms "Picture" and "Pictures" as used herein shall be deemed to mean or include any present or future kind of motion picture production based upon the Property, with or without sound recorded and reproduced synchronously with it, whether the same is produced on film or by any other method or means now or from now on used for the production, exhibition and/or transmission of any kind of motion picture productions.

2. RIGHT TO CHANGES: Buyer shall have the right to edit and alter the Property as Buyer sees fit.

3.   DURATION AND EXTENT OF RIGHTS GRANTED:   Subject to the
Minimum Purchase Price payment obligation, and to the turnaround rights of Seller all as hereinafter set forth, Buyer shall enjoy, solely and exclusively, all the rights, licenses, privileges and property granted hereunder throughout the Universe, in perpetuity, as long as any rights in the Property are recognized in law or equity, except as far as such period of perpetuity may be shortened due to any law or legal precedent affecting the now existing or future copyright by Seller of the Property and/or any adaptations of it, in which case Buyer shall enjoy its sole and exclusive rights, licenses, privileges and property hereunder to the fullest extent permissible under and for the full duration of such copyright or copyrights, whether common law or statutory, and any renewals and/or extensions of it, and shall after that enjoy all such rights, licenses, privileges and property non-exclusively in perpetuity throughout the world. The rights granted herein are in addition to and shall not be construed in derogation of any rights which Buyer may have as a member of the public or pursuant to any other agreement. All rights, licenses, privileges and property granted herein to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

4.   REVERSION RIGHTS:   All rights granted revert back to
Seller if principle photography for a motion picture based upon the Property has not commenced within 5 (five) years of the signing of this agreement.

5.   SELLER'S COMPENSATION:   As consideration for all rights
granted and assigned to Buyer and for Seller's representations and warranties, Buyer agrees to pay to Seller, and Seller agrees to accept, the applicable payments as set forth below.

     (a) A total payment of $100,000, receipt of which is hereby acknowledged. If principle photography for a motion picture based upon the Property has not commenced within 5
(five) years of the signing of this agreement, all rights revert back to Seller, and no further compensation shall be due from or to either party.

     (b) For any subsequent mini-series, $10,000 per hour, pro-rated for part hours, or the then-applicable WGA minimum, whichever is greater.

     (c) For any sequel of a theatrical or television motion picture based on the Property, one-half and one-third, respectively, of the amount paid for the initial motion picture, or the or WGA minimum, whichever is greater. The writer is to be entitled to first refusal for writing first draft, second draft and polish on all sequels and pilot TV episodes, with compensation at no less that WGA minimum rates.

     (d) For any television series produced, based on the Property, Buyer will pay as royalties per initial production upon completion of production of each program the then-applicable WGA minimum. In addition to the foregoing, as a buy-out of all royalty obligations, one hundred percent (100%) of the applicable initial royalty amount, in equal installments over five (5) reruns, payable within thirty (30) days after each such rerun.

6.   SELLER'S REPRESENTATIONS AND WARRANTIES:

     Seller expressly recognizes that Buyer relies upon the representations and warranties hereinafter, and that Seller is obligated by them:

     (a)  OWNERSHIP:     Seller represents and warrants to
Buyer that Seller is the author and sole owner of all Rights to the original literary material written by Seller and currently entitled "System of Justice".

     (b)  FACTS:     Seller represents and warrants to Buyer
that the following statements are true and correct in all respects with respect to said Property:

     (i)  Seller is the sole author of the Property.

     (ii) The Property was registered for copyright in the name of Frank Stewart under copyright registration number PAu
1-329-580 in the Office of the United States Register of Copyrights, Washington, D.C.

     (iii) No Motion Picture or dramatic version of the Property, or any part of it, has been manufactured, produced, presented or authorized; no radio or television development, presentation or program based on the Property, or any part of it, has been manufactured, produced, presented, broadcast or authorized; and no written or oral agreements or commitments at all with respect to the Property or with respect to any right therein, have previously been made or entered into by or on behalf of Seller (except with respect to the publication of the Property as set forth above).

     (c)  NO INFRINGEMENT OR VIOLATION OF THIRD PARTY RIGHTS:
  The Property is wholly original with Seller and Seller has not adapted the Property from any other literary, dramatic or other material of any kind, nature or description, nor, excepting for material which is in the public domain, has Seller copied or used in the Property the plot, scenes, sequence or story of any other literary, dramatic or other material; that the Property does not infringe upon any common law or statutory rights in any other literary, dramatic or other material; that to the best of Seller's knowledge, no material in the Property is libelous or violative of the right of privacy of any person and the full use of the rights in the Property which are covered by the within option would not violate any rights of any person, firm or corporation; and that the Property is not in the public domain in any country in the world where copyright protection is available.

     (d)  NO IMPAIRMENT OF RIGHTS:     Seller represents and
warrants to Buyer that Seller is the exclusive proprietor, throughout the world, of the rights in the Property which are covered by the within option; that Seller has not assigned, licensed nor in any manner encumbered, diminished or impaired these rights; that Seller has not committed nor omitted to perform any act by which these rights could or will be encumbered, diminished or impaired; and that there is no outstanding claim or litigation pending against or involving the title, ownership and/or copyright in the Literary Property, or in any part of it, or in the rights which are covered by the within option. Seller further represents and warrants that no attempt hereafter will be made to encumber, diminish or impair any of the rights herein granted and that all appropriate protections of such rights will continue to be maintained by Seller.

     Without limiting any other rights Buyer may have in the premises, Seller agrees that if there is any claim and/or litigation involving any breach or alleged breach of any such representations and warranties of Seller, the period before which Buyer must commence principal photography to avoid losing its rights in the Property (i.e., 3/28/1997) shall automatically be extended until no claim and/or litigation involving any breach or alleged breach of any such representation and warranties of seller is outstanding, but in any event for a period not more than one (1) additional year. Any time after the occurrence of such a claim and/or litigation until the expiration of the option period, as extended, Buyer may, besides any other rights and remedies Buyer may have, rescind this agreement and in such event, despite anything else to the contrary contained herein, Seller agrees to repay Buyer any monies paid by Buyer to Seller hereunder concerning the Property. Without limiting the generality of the foregoing, Seller agrees that Seller will not, any time during the option period, exercise or authorize or permit the exercise by others of any of the rights covered by the option or any of the rights reserved by Seller under the provisions of Exhibit A which are not to be exercised or licensed to others during any period therein specified.

7.   INDEMNIFICATION:

     (a) Seller agrees to indemnify Buyer against all judgments, liability, damages, penalties, losses and expense (including reasonable attorneys' fees) which may be suffered or assumed by or obtained against Buyer by reason of any breach or failure of any warranty or agreement herein made by Seller.

     (b) Buyer shall not be liable to Seller for damages of any kind in connection with any Picture it may produce, distribute or exhibit, or for damages for any breach of this agreement (except failure to pay the money consideration herein specified) occurring or accruing before Buyer has had reasonable notice and opportunity to adjust or correct such matters.

     (c) All rights, licenses and privileges herein granted to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

     (d) Buyer shall be responsible for obtaining clearances and releases from all parties depicted in or in connection with the Picture and shall fully indemnify the Writer with respect to any claims, including reasonable attorney's fees, in connection with the Picture. When Errors and Omissions Insurance is obtained for the Picture, the Writer will be specifically covered under the policy.

8.   PROTECTION OF RIGHTS GRANTED:      Seller hereby grants to
Buyer the free and unrestricted right, but at Buyer's own cost and expense, to institute in the name and on behalf of Seller, or Seller and Buyer jointly, any and all suits and proceedings at law or in equity, to enjoin and restrain any infringements of the rights herein granted, and hereby assigns and sets over to Buyer any and all causes of action relative to or based upon any such infringement, as well as any and all recoveries obtained thereon. Seller will not compromise, settle or in any manner interfere with such litigation if brought; and Buyer agrees to indemnify and hold Seller harmless from any costs, expenses or damages which Seller may suffer as a result of any such suit or proceeding.

9. COPYRIGHT: Regarding the copyright in and to the Property, Seller agrees that:

     (a) Seller will prevent the Property and any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof, whether published or unpublished and whether copyrighted or not copyrighted, from vesting in the public domain, and will take or cause to be taken any and all steps and proceedings required for copyright or similar protection in any and all countries in which the same may be published or offered for sale, insofar as such countries now or hereafter provide for copyright or similar protection. Any contract or agreement entered into by Seller authorizing or permitting the publication of the Property or any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof in any country will contain appropriate provisions requiring such publisher to comply with all the provisions of this clause.

     (b) Without limiting the generality of the foregoing, if the Property or any arrangement, revision, translation, novelization, dramatization or new version thereof is published in the United States or in any other country in which registration is required for copyright or similar protection in accordance with the laws and regulations of such country, Seller agrees to affix or cause to be affixed to each copy of the Property or any arrangement, revision, translation, novelization, dramatization or new version thereof which is published or offered for sale such notice or notices as may be required for copyright or similar protection in any country in which such publication or sale occurs.

     (c) At least 6 (six) months prior to the expiration of any copyright required by this provision for the protection of the Property, Seller will renew (or cause to be renewed) such copyright, as permitted by applicable law, and any and all rights granted Buyer hereunder shall be deemed granted to Buyer throughout the full period of such renewed copyright, without the payment of any additional consideration, it being agreed that the consideration payable to Seller under this agreement shall be deemed to include full consideration for the grant of such rights to Buyer throughout the period of such renewed copyright.

     (d) If the Property, or any arrangement, revision, translation, novelization, dramatization or new version thereof, shall ever enter the public domain, then nothing contained in this agreement shall impair any rights or privileges that the Buyer might be entitled to as a member of the public; thus, the Buyer may exercise any and all such rights and privileges as though this agreement were not in existence. The rights granted herein by Seller to Buyer, and the representations, warranties, undertakings and agreements made hereunder by Seller shall endure in perpetuity and shall be in addition to any rights, licenses, privileges or property of Buyer referred to in this subclause (d).

10.  CREDIT OBLIGATIONS:     Buyer shall have the right to
publish, advertise, announce and use, in any manner or medium, the name, biography and photographs or likenesses of Seller in connection with any exercise by Buyer of its rights hereunder, provided such use shall not constitute an endorsement of any product or service.

     During the term of the Writer's Guild of America Minimum
Basic Agreement ("WGA Agreement"), as it may be amended, the credit provisions of the WGA Agreement shall govern the determination of credits, if any, which the Buyer shall accord the Seller hereunder in connection with photoplays.

     Subject to the foregoing, Seller shall be accorded the following credit on a single card on screen and in paid ads controlled by Buyer and in which any producer and/or director is accorded credit, and in size of type (as to height, width, thickness and boldness) equal to the largest size of type in which any producer and/or director is accorded credit:

     "Written by A.J. Leydton and Frank Stewart".

     Additionally, if Buyer shall exploit any other rights in and to the Property, then Buyer agrees to give appropriate source material credit to the Property, to the extent that such source material credits are customarily given in connection with the exploitation of such rights.

     No casual or inadvertent failure to comply with any of the provisions of this clause shall be deemed a breach of this agreement by the Buyer. Seller hereby expressly acknowledges that in the event of a failure or omission constituting a breach of the provisions of this paragraph, the damage (if any) caused Seller thereby is not irreparable or sufficient to entitle Seller to injunctive or other equitable relief. Consequently, Seller's rights and remedies in the event of such breach shall be limited to the right to recover damages in an action at law. Buyer agrees to provide in its contracts with distributors of the Picture that such distributors shall honor Buyer's contractual credit commitments and agrees to inform such distributors of the credit provisions herein.

11.  RIGHT OF FIRST NEGOTIATION:     The term "Right of First
Negotiation" means that if, after the expiration of an applicable time limitation, Seller desires to dispose of or exercise a particular right reserved to Seller herein ("Reserved Right"), whether directly or Indirectly, then Seller shall notify Buyer in writing and immediately negotiate with Buyer regarding such Reserved Right. If, after the expiration of 15 (fifteen) days following the receipt of such notice, no agreement has been reached, then Seller may negotiate with third parties regarding such Reserved Right subject to Clause 12 infra.

12.  RIGHT OF LAST REFUSAL:     The term "Right of Last
Refusal" means that if Buyer and Seller fail to reach an agreement pursuant to Buyer's right of first negotiation, and Seller makes and/or receives any bona fide offer to license, lease and/or purchase the particular Reserved Right or any interest therein ("Third Party Offer"), and if the proposed purchase price and other material terms of a Third Party Offer are no more favorable to Seller than the terms which were acceptable to Buyer during the first negotiation period, Seller shall notify Buyer, by registered mail or telegram, if Seller proposes to accept such Third Party Offer, the name of the offeror, the proposed purchase price, and other terms of such
Third Party Offer.   During the period of 15 (fifteen) days
after Buyer's receipt of such notice, Buyer shall have the exclusive option to license, lease and/or purchase, as the case may be, the particular Reserved Right or interest referred to in such Third Party Offer, at the same purchase price and upon the same terms and conditions as set forth in such notice. If Buyer elects to exercise thereof by registered mail or telegram within such 15 (fifteen) day period, failing which Seller shall be free to accept such Third Party Offer; provided that if any such proposed license, lease and/or sale is not consummated with a third party within 30 (thirty) days following the expiration of the aforesaid 15 (fifteen) day period, Buyer's Right of last refusal shall revive and shall apply to each and every further offer or offers at any time received by Seller relating to the particular Reserved Right or any interest therein; provided, further, that Buyer's option shall continue in full force and effect, upon all of the terms and conditions of this paragraph, so long as Seller retains any rights, title or interests in or to the particular Reserved Right, Buyer's Right of Last Refusal shall inure to the benefit of Buyer, its successors and assigns, and shall bind Seller and Seller's heirs, successors and assigns.

13.  NO OBLIGATION TO PRODUCE:     Nothing herein shall be
construed to obligate Buyer to produce, distribute, release, perform or exhibit any motion picture, television, theatrical or other production based upon, adapted from or suggested by the Property, in whole or in part, or otherwise to exercise, exploit or make any use of any rights, licenses, privileges or property granted herein to Buyer. Buyer is aware of the limitation stated in clause 4, namely that all rights revert back to the Seller if principle photography for a motion picture based upon the Property has not commenced within 5
(five) years of the signing of this agreement, and nothing in this paragraph shall be construed to contravene that fact.

14.   ASSIGNMENT:     Buyer may freely assign and transfer this
agreement or all or any part of its rights hereunder to any person, firm or corporation without limitation, and this agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, representatives and assigns forever.

15.  NO PUBLICITY:      Seller will not, without Buyer's prior
written consent in each instance, issue or authorize the issuance or publication of any news story or publicity relating to (i) this Agreement, (ii) the subject matter or terms hereof.

16.  AGENT COMMISSIONS:     Buyer shall not be liable for any
compensation or fee to any agent of Seller in connection with this Agreement.

17.  ADDITIONAL DOCUMENTATION:     Seller agrees to execute and
procure any other and further instruments necessary to transfer, convey, assign and copyright all rights in the Property granted herein by Seller to Buyer in any country throughout the world. If it shall be necessary under the laws of any country that copyright registration be acquired in the name of Seller, Buyer is hereby authorized by Seller to apply for said copyright registration thereof; and, in such event, Seller shall and does hereby assign and transfer the same unto Buyer, subject to the rights in the Property reserved hereunder by Seller. Seller further agrees, upon request, to duty execute, acknowledge, procure and deliver to Buyer such short form assignments as may be requested by Buyer for the purpose of copyright recordation in any country, or otherwise. If Seller shall fail to so execute and deliver, or cause to be executed and delivered, the assignments or other instruments herein referred to, Buyer is hereby irrevocably granted the power coupled with an interest to execute such assignments and instruments in the name of Seller and as Seller's attorney-in-fact.

18.  NOTICES:     All notices to Buyer under this agreement
shall be sent by United States registered mail, postage prepaid, or by telegram addressed to Buyer at: Aquila Communications, Inc., P.O. Box 14725, Austin TX 78757 and all notices to Seller under this agreement shall be sent by United States registered mail, postage prepaid, or by telegrams addressed to Seller at A.J.Leydton, 7311 Van Nuys Blvd., Suite 2, Van Nuys, CA 91405. The deposit of such notice in the United States mail or the delivery of the telegram message to the telegraph office shall constitute service thereof, and the date of such deposit shall be defined to be the date of service of such notice.

19.  ARBITRATION:      Any controversy or claim arising out of
or relating to this agreement or any breach thereof shall be settled by arbitration in accordance with the Judicial Arbitration and Mediation Services available in Los Angeles; and judgment upon the award tendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to reimbursement for costs and reasonable attorney's fees. The determination of the arbitrator in such proceeding shall be final, binding and non-appealable.

20.  MISCELLANEOUS:

     (a)  RELATIONSHIP:  This agreement between the parties
does not constitute a joint   venture or partnership of any
kind.

     (b) CUMULATIVE RIGHTS AND REMEDIES: All rights, remedies, licenses, undertakings, obligations, covenants, privileges and other property granted herein shall be cumulative, and Buyer may exercise or use any of them separately or in conjunction with any one or more of the others.

     (c) WAIVER: A waiver by either party of any term or condition of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

     (d) SEVERABILITY: If any provision of this agreement as applied to either party or any circumstances shall be adjudged by a court to be void and unenforceable, such shall in no way affect any other provision of this agreement, the application of such provision in any other circumstance or the validity or enforceability of this agreement.

     (e) GOVERNING LAW: This agreement shall be construed in accordance with the laws of the State of California applicable to agreements which are executed and fully performed within said State.

     (f) CAPTIONS: Captions are inserted for reference and convenience only and in no way define, limit or describe the scope of this agreement or intent of any provision.

     (g) ENTIRE UNDERSTANDING: This agreement contains the entire understanding of the parties relating to the subject matter, and this agreement cannot be changed except by written agreement executed by the party to be bound.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

/s/ A.J. Leydton
A.J. Leydton ("Seller")
/s/ Frank Stewart
Frank Stewart ("Seller")
/s/ Ron Kinsey
for Aquila Communications, Inc. ("Buyer")

Exhibit 10.6   Affirmation of Reversion of Rights

March 29, 2002

Mr. Neil Spangler
C/o Gaytan Kallman & Co.
125 S. Barrington Place
Los Angeles, CA   90049

Re: A. J. Leydton and Frank Stewart

Dear Mr. Spangler,

          A. J. Leydton and Frank Stewart have referred your inquiry for my reply.

          On or about March of 1992, Aquila Communications, Inc. purchased from A. J. Leydton and Frank Stewart, collectively, the rights to their original screenplays System Of Justice, Duster, Deadly Innocence and King Of Diamonds. We paid to Leydton and Stewart $100,000 for each screenplay.

          The contract contained a revision clause which stated that if we didn't start principal photography on any of these projects within five years of the contract date, the rights to that screenplay would revert to the writers.

          Aquila Communications discontinued operations in the Fall of 1996 without ever having started production on any of these projects.

          The records of Aquila are not easily available.

          Please feel free to contact me if you have any questions.

          Sincerely,

          /s/ Ronald Kinsey
          Ronald E. Kinsey

Exhibit 10.7

     EMPLOYMENT CONTRACT

     This employment contract is entered into this 15th day of November, 2001, between David Nagy and Tamarak, Inc., a Nevada corporation qualified to do business in the state of California as Tamarak Studios.

RESPONSIBILITIES

     David Nagy is to serve as General Counsel and Compliance
Officer of Tamarak, Inc., with such additional responsibilities as may be determined. David Nagy is an attorney licensed in California, but not in Nevada.

COMPENSATION

     David Nagy is to be paid an annual salary of $100,000, plus such fringe benefits as shall subsequently be determined. If Tamarak, Inc., elects to terminate this agreement, David Nagy will be given severance pay equal to one month's salary for every year worked, rounded up to the nearest full year.

EFFECTIVE DATE

     This agreement shall take effect when Tamarak, Inc. has raised a minimum of $10,000,000 (ten million) through IPO or other means.


Signed at Los Angeles, California.


/s/ David Nagy                     /s/ A.J. Leydton
David Nagy                              A.J. Leydton
                                   President and Chairman,
                                             Tamarak, Inc.

Exhibit 10.8 Employment Agreement with A.J. Leydton

     EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of October 1, 2000 by and TAMARAK, INC, a Nevada corporation (the "Company") whose California address is 7311 Van Nuys Blvd., Suite 2, Van Nuys, California 91405, and A. J. LEYDTON, an individual presently residing at 7358 Vista Del Monte, Apartment 5, Van Nuys, California 91405 (the "Executive").
WITNESSETH:

WHEREAS, the Company desires to retain the services of the Executive, and the Executive desires to be employed by the Company, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

1. Employment. The Company hereby agrees to employ the Executive as a member of its senior management at its executive offices located in Los Angeles, or at such location as the Company may designate and the Executive accepts such employment and agrees to perform the duties and services specified herein, subject always to such resolutions as are established from time to time by the Board of Directors of the Company (Board) for the period and upon the other terms and conditions set forth in this Agreement.

2.        Term.

2.1. The term of the Executive's employment hereunder shall be for the period commencing on October 1, 2000 and ending on September 30, 2003 (the "Term"), unless the parties agree to extend such employment. The Term is subject to earlier termination as hereinafter specified.

2.2. Unless an amendment to this Agreement to extend the Term is executed before the end of the Term, any employment following expiration of the Term shall be deemed strictly "at will", although the provisions of this Agreement (exclusive of Section 5.1 and Section 9) shall continue to apply to the parties. During such "at will" employment, the Executive may resign from the Company at any time following three (3) months prior written notice to the Company and provided the Executive agrees to cooperate with the Company and provide reasonable assistance in the appointment and training of a successor during such three (3) month period.

3.0  Position and Duties.

3.1 Service with the Company. During the Term, the Executive Agrees to provide his substantially full business time and attention to the business of the Company and to perform such executive employment duties as set forth in Exhibit A attached hereto and as the Board shall assign to him from time to time.

3.2 No Conflicting Duties. During the Term, the services of the Executive shall be provided exclusively to the Company and the Executive shall not serve as an officer, director, employee, consultant or advisor to any business other than the Company without the prior written consent of the board. The Executive hereby confirms that he is under no contractual commitments which are inconsistent with his obligations set forth in this Agreement and agrees that during the Term he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

3.3 Right to Insure. The Company shall have the right to secure, in its own name or otherwise and at its own expense, life, health, accident or other insurance covering or otherwise insuring the Executive, and the Executive shall have no right, title or interest in or to any such insurance or any of the proceeds or benefits thereof. The Executive shall fully assist and cooperate with the Company in procuring any such insurance, including without limitation by submitting to such examinations, and by signing such applications and other instruments, as may reasonably be required by any insurance carrier to which application is made by the Company for any such insurance.

4.0  Compensation.

4.1 Base Salary. As compensation for all services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive a base annual salary of Three hundred and fifty thousand dollars ($350,000.00)for the year October 1, 2000 to September 30, 2001 ("First Employment Period"), Four hundred thousand dollars ($400,000.00) for the year October 1, 2001 to September 30, 2002 ("Second Employment Period") and Four hundred and fifty thousand dollars ($450,000.00)for the year October 1, 2002 to September 30, 2003 ("Third Employment Period"), such salary to be paid on a regular basis in accordance with the Company's normal payroll procedures and policies; except that all salaries shall accrue and shall be paid at such time as the Company is fully funded.

4.2 Participation in Benefit Plans; Perquisites. The Executive shall be included, to the extent eligible thereunder, in any and all health, dental or vision plans of the Company or other insurance plans providing general benefits for the Company's employees of equal or lesser stature, as adopted from time to time by the Company. If the Executive proves to be uninsurable under any health plan of the Company, the Company will reimburse the Executive for premiums payable under any health policy of the Executive's choice, provided, however, that the amount of such reimbursement shall not exceed the standard premium payable by the Company for a period of the Executive's age and gender under the Company's regular health policy. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

4.3 Business Expenses. In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses, professional dues and, previously approved travel expenses.

4.4 Business Equipment. The Company will provide the Executive with a laptop computer and cellular phone during his employment with the Company. The Company will pay for the monthly cell phone access fee (together with all additional business related charges) and an internet access fee (such fees to be reasonable in light of the anticipated cell phone use and internet access required by the Executive for business purposes).

4.5 Parking. The Executive will be provided with a reserved parking space in the Company's building.

4.6 Vacation. The Executive will be entitled to three (3) weeks paid vacation each calendar year during the Term, said three (3) week period not to include any days during which the Company is closed for business. No more than one week unused vacation (on a cumulative basis) may be carried over from calendar year to calendar year.

4.7  Discretionary Days. The Executive shall be entitled to ten
(10) paid Discretionary Days each calendar year. Discretionary Days may be used as sick leave or for other personal reasons at the discretion of the Executive. Unused Discretionary Days shall not be carried over from calendar year to calendar year.

4.8  Compensation upon the Termination of the Executive's
Employment with the Company.

     4.8.1 Termination Due to Death. In the event the Executive's employment is terminated pursuant to Section 9.1, the Executive's beneficiary or a beneficiary designated by the Executive in writing to the Company, or in the absence of such beneficiary, the Executive's estate, shall be entitled to receive the Executive's then current annual base salary which has accrued (but remains unpaid) through the date of termination. In addition, the Company shall also be obligated to pay the Executive's beneficiary or estate, as appropriate, for accrued (but unused) vacation and/or sick leave through the date of termination.

     4.8.2 Taxes. All payments required to be made by the Company to the Executive pursuant to Section 5 shall be paid in the manner and at the time specified in Section 4.1 hereof and shall be subject to all applicable tax withholdings.

5.0 Confidential Information. Except as permitted or directed by the Board, Executive shall not during the Term or at any time thereafter divulge, furnish, disclose or make accessible (other than in the ordinary course of the business of the Company) to anyone for use in any way, or use for the benefit of any person or entity other than the Company or its affiliates, any confidential or secret knowledge or information of the Company which the Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret information regarding plans, projects or possible transactions directly or indirectly useful in any aspect of the business of the Company, any confidential client information of the Company, or any other confidential, secret or nonpublic aspects of the business of the Company. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Executive.

          Nothing in this Agreement shall prevent the Executive from disclosing such information to the extent such disclosure is required by law or any order of a court or government authority with jurisdiction; provided, however, that in the event the Executive becomes legally compelled to disclose any such information, then prior to making such required disclosure he shall, if possible, provide the Company with prompt written notice thereof so that the Company may seek a protective order or other appropriate remedy prior to any such disclosure; and provided, further, that in the event such protective order or other remedy is not obtained the Executive shall furnish only that information which is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

6.0 Non-Competition; Solicitation of Clients and Solicitation of Employees.

6.1  Non-Competition.

(a) The Executive agrees that, during the Term and for a period of one year after the Executive is providing services to the Company, he shall not, directly or indirectly, engage in competition with the Company anywhere in the world (the "Territory") in any manner or capacity within the digital media development and distribution business, it being recognized that the Company's business is international in scope. The foregoing period is referred to as the "Restricted Period."

(b) Ownership by the Executive, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 7.

(c) The Executive further agrees that, during the Restricted Period, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by the Executive, either directly or indirectly, and the Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

6.2 Agreement Not to Solicit Clients. The Executive agrees that during the Restricted Period and for the two years thereafter he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate any business competitive with the Company's business, including any person or entity (including those seeking to enter into agreements) who, at any time within twelve (12) months prior to the date of termination of the Executive's employment, was a party to a contract with the Company or with whom the Company has had significant business dealings or contacts with respect thereto.

6.3 Agreement Not to Solicit Employees. The Executive agrees that during the Term and for the twenty-four (24) month period following the termination or expiration of the Term, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away any person then employed by the Company or its affiliates in any executive, managerial or talent liaison position.

7.0  Termination Prior to Expiration of the Term.

7.1 Death of Executive. The Executive's employment shall terminate immediately upon the death of the Executive.

7.2 Surrender of Records and Property. Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, in any format such items may be stored in (including, but not limited to, paper, electronic formats, magnetic media or otherwise) which are the property of the Company and which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under this control.

8.0 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. Upon such assignment by the Company, the Company shall obtain the assignees' written agreement enforceable by the Executive to assume and perform, from and after the date of such assignment, the terms conditions, and provisions imposed by this Agreement upon the Company. After any such assignment by the Company and such written agreement by the assignee, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 9.

9.0 Injunctive Relief. The Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 7 and 8. Accordingly, the Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief. The Executive acknowledges that the services to be rendered by The Executive under this Agreement, and the rights and privileges granted by The Executive to the Company hereunder, are of a special, unique, extraordinary and intellectual character which gives them a peculiar and special value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and a breach by The Executive of any of the provisions hereof will cause the Company great and irreparable injury.
The Executive acknowledges that the Company shall, therefore, be entitled, in addition to any other remedies which it may have under this Agreement or at law, to receive injunctive and other equitable relief (including without limitation specific performance) to enforce any of the rights and privileges of the Company or any of the covenants or obligations of the Executive hereunder. Nothing contained herein, and no exercise by the Company of any right or remedy, shall be construed as a waiver by the Company of any other rights or remedies which the Company may have.

10.0 Indemnification. The Company shall indemnify The Executive as provided in the Company's Operating Agreement in effect at the commencement of this Agreement. The scope of indemnification to which The Executive is entitled shall not be diminished, but may be further expanded by the Company, by amendment of the Operating Agreement or otherwise. The Executive acknowledges that he has received a copy of the Company's Operating Agreement in effect as at the date hereof.

11.0 Grant of Option. Subject to the terms and conditions set forth herein, the Company hereby grants to the Executive an option to purchase (the "Option") all or any part of an aggregate of 10,000,000 units of membership interests of the Company ("Units"), (which, together with any securities issued with respect to those Units by way of stock dividend, stock split, transfer, merger, consolidation, or other change in capitalization, whether before or after the date of exercise of the Option, are referred to as "Purchase Units"), at the purchase price of $1.00 per unit ("Exercise Price"). This Option is not intended to be an incentive stock option under
Section 422 of the Code.

11.1 Terms and Conditions. This Option is subject to the following terms and conditions:

     (a)  Expiration Date.  This Option shall expire on
September 30, 2003 ("Expiration Date"). No part of this Option may be exercised after that date.

     (b) Exercise of Option by Executive. The Purchase Units shall be deemed "Nonvested Units" unless and until they have become "Vested Units." All Purchase Units shall initially be considered "Nonvested Units." On the first anniversary of the date hereof (the "Grant Date"), if the Executive's employment has not been terminated all Purchase Units shall become "Vested Units", Once the Option has become exercisable, it will remain so until the Expiration Date subject to Section 14.1 hereof. A partial exercise of this Option shall not affect the Executive's right to exercise this Option with respect to the remaining units, subject to the conditions of this Agreement.

     (c) Exercise of Option Following Termination. Upon the termination of the Executive's employment with the Company, the Option shall terminate with respect to any Non-Vested Units. Upon the termination of the Executive's employment with the Company, the Executive may, until the earlier of (x) 30 days from the date of such termination or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Units which the Executive was entitled to purchase immediately prior to such termination and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void; provided that:

          (i) in the case of termination of the Executive's employment with the Company due to death, the Executive's estate (or any other person who acquired the Executive's right to exercise such Option by bequest or inheritance or otherwise by reason of the Executive's death) may, until the earlier of
(x) the 180th day after the date or death or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Units which the Executive was entitled to purchase immediately prior to the time his death;

          (ii) in case of termination of the Executive's employment with the Company pursuant to Section 5.1, the Executive or the Executive's legal representative may, until the earlier of (x) the 180th day after the date the Executive's employment was terminated or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Units which the Executive was entitled to purchase immediately prior to the time of such termination; and

          (iii) in case of termination of the Executive's employment with the Company (i) for Cause or (ii) as a result of voluntary termination by the Executive without the consent of the Company, then the Executive shall immediately forfeit his rights under the Option except as to those Purchase Units already purchased.

     11.2 Method of Exercising Option and Payment for Shares. This Option, or any portion thereof, shall be exercised by written notice delivered to the attention of the Company's President at the Company's principal office. The exercise date shall be (i) the date of postmark, in the case of notice by mail, or (ii) the date of delivery, if delivered in person. The exercise notice shall be accompanied by payment of the Exercise Price in full and any required Tax Withholding (as defined in Section 14.7 below). Payment shall be made in cash, in the form of currency or check or other cash equivalent acceptable to the Company.

     11.3 Nontransferability. The Option may not be transferred except by will or by the laws of descent and distribution. During the Executive's lifetime, the Option may be exercised only by the Executive or the Executive's legal representative in the event of the Executive's total disability.

     11.4 Redemption of Purchase Units. Upon the Executive's separation from service with the Company or an Affiliate, the Company shall have the option (but not the obligation) to purchase any Purchase Units that have been acquired upon exercise of the Option, and the Executive, his estate, personal representative, or other person or entity who acquires the Purchase Units by will or by the laws of descent and distribution shall be required to sell such Purchase Units to the Company. The redemption price for the Purchase Units will be the Fair Market Value of the shares on the date of redemption. For purpose of this Agreement, "Fair Market Value" shall mean the last reported sales prices of the Units on the NASDAQ National Market on the date as of which fair market value is to be determined or, in the absence of any reported sales of Units on such date, on the first preceding date on which any such sale shall have been reported. If Stock is not listed on the NASDAQ National Market on the date as of which fair market value is to be determined, the Manager shall determine in good faith the fair market value in whatever manner he or she considers appropriate; provided. The Company's acquisition of the Purchase Units, and payment of the redemption price, to the Executive, his representative or other person(s) or entity will occur on a date determined by the Company (which, in the event of the Executive's death, will be no earlier than three months after the date of death) and will be completed no later than six (6) months after the date of separation from service.

     11.5 Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax ("Tax Withholding") in connection with any exercise of the Option, Executive shall, as a condition of delivery of the Purchase Units, pay the tax or make provisions that are satisfactory to the Company for the payment thereof concurrent with the payment of the Exercise Price.

     11.6 No Rights as a Member. The Executive shall have no rights as a member with respect to the Units until the Executive has exercised the Option, paid the Exercise Price, and paid any Tax Withholding in accordance with the requirements of this Agreement.

     11.7  Representations and Warranties of Executive.
Executive represents and warrants to the Company that:

     Executive has received a copy of this Agreement, has read and understands the terms of this Agreement, and agrees to be bound by their terms and conditions. Executive acknowledges that there may be adverse tax consequences upon acquisition of the Purchase Units, and that Executive should consult a tax adviser prior to such acquisition or disposition.

     (a) Executive acknowledges and understands that any Units acquired upon the exercise of this Option will not be registered under the Securities Act of 1933, as amended ("1933 Act"), or any applicable state securities laws by reason of claimed exemptions from registration thereunder which depend in part on Executive's investment intentions and is aware that no federal or state agency has made any review, finding or determination regarding the Units nor any recommendation or endorsement of the Units as an investment, and Executive must forego the security, if any, that such a review would provide.

     (b) Executive is the sole party in interest with respect to the Units subject to the Option and has sufficient knowledge and experience in financial and business matters to enable Executive to evaluate the merits and risks of this investment. Executive understands the substantial risks associated with the Company's business.

     (c) Executive recognizes the speculative nature and the high risk of loss associated with the acquisition of Units upon the exercise of this Option and the operation of the Company and affirms that Executive is willing and able to bear the high risk of this investment for an indefinite period of time.

     (d) Executive acknowledges that the Units acquired upon the exercise of this Option will be "restricted" securities under the 1933 Act, and that Executive will therefore not be able to transfer, sell, assign or otherwise dispose of the Units unless the Units are registered under the 1933 Act and applicable state securities laws or unless an exemption is available. In addition to any legend required by any Company's Operating Agreement, Executive acknowledges that the certificate(s) representing any Units acquired upon the exercise of this Option may bear a restrictive legend substantially similar to the following:

The units represented by this certificate have not been registered under the Securities Act of 1933 or any state securities laws. These units may not be sold, exchanged, made subject to a security interest, pledged, hypothecated or otherwise transferred without an effective registration statement for such units under the Securities Act of 1933 and applicable state securities laws, or an opinion of counsel acceptable to the corporation that such registration is not required.

The securities represented by this certificate are subject to the terms and conditions of an Operating Agreement, by and among Company and the stockholders of Company, which Agreement includes certain restrictions on transfer. A copy of such Operating Agreement is on file and available for inspection at the principal office of Company, and no transfer of the interests represented by this certificate shall be valid or effective unless or until the terms and conditions of such Agreement shall have been complied with.

11.8 Representations and Warranties of Company. The Company represents and warrants to the Executive that this Agreement has been duly authorized and is a valid and binding instrument against the Company, enforceable in accordance with its terms.

11.9 Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such laws.

11.10 Purchase Units. Upon the Executive's payment for the Purchase Units and any Tax Withholding, the Purchase Units shall be duly authorized and issued, fully paid and nonassessable, and the Purchase Units shall have good marketable title, free and clear of all liens, security interests and other encumbrances. Once payment has been made for the Purchase Units and any Tax Withholding, the Company will release the applicable certificate, if any, to the Executive. The Executive shall have the right to vote the Purchase Units and shall have all other rights accorded to members of the Company pursuant to the Company's Operating Agreement.

11.11 Survival of Representations and Warranties. All representations, warranties, covenants, and agreements contained herein or made in writing by the Executive or the Company in connection with the transaction contemplated hereby, except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution and delivery of this Agreement.

11.12 Change in Capital Structure. The terms of this Option, including the number of Purchase Units covered thereby and the Exercise Price thereof, shall be adjusted if the Company determines, in its sole discretion, that such adjustment is required in the event the Company effects one or more unit dividends, unit split-ups, subdivisions or consolidations of units or other similar changes in capitalization, whether subject to an agreement of merger, consolidation or unit exchange between the Company and an unaffiliated party, or otherwise, and in all events subject to the terms of Section 14 of this Agreement. The issuance by the Company of units of any class, or securities convertible into units of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of units or obligations of the Company convertible into such units or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the terms of this Option.

11.13  Merger, Consolidations, Acquisitions or Dissolution of
the Company.   In the event of the merger or consolidation of
the Company with or into another unaffiliated entity, or the acquisition by another unaffiliated entity or person of all or substantially all of the Company's assets or more than fifty percent (50%) of the Company's then outstanding voting interest, or the liquidation, dissolution, or winding, up of the Company (other than in a restructuring, transaction which results in the continuation of the Company's business by an affiliated entity), then the Exercise of the Option, and Executive's rights thereunder, shall be subject to the applicable terms and conditions of the agreement by and between the Company and such unaffiliated entity or person (including without limitation an agreement and plan of merger) governing such transaction.

11.14 Lock-up Agreement. Notwithstanding anything contrary in this Agreement, in the event the Company's Stock is registered under the 1933 Act in an initial public offering (a "Public Security"), Executive agrees, if requested by the Company's underwriters, to execute a lockup agreement pursuant to which the Executive agrees, for a period of 180 days (or such longer or shorter period as may be required by the Company's underwriters) following, the date such Units becomes a Public Security, not to sell, transfer or otherwise dispose of any Purchase Units held by the Executive.

11.15 Relation to Other Benefits. Any economic or other benefit to the Executive under this Agreement shall not be taken into account in determining any benefits to which the Executive may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering, employees of the Company or any subsidiary.

12.0      Miscellaneous.

12.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles of the State of California.

12.2 Arbitration. Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation hereof (whether sounding in contract or tort), shall be resolved exclusively and finally by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "Rules")., including but not limited to disputes relating to the existence of an alleged breach of this Agreement or improper termination of The Executive's employment. The arbitration shall be held in Los Angeles, California.

There shall be three arbitrators, of whom each Party shall select one. The Party-appointed arbitrators shall select the third arbitrator. Each of the arbitrators shall be a former or retired judge with at least 10 years experience in commercial matters.

The hearing shall be commenced within 90 days of either party's written request for arbitration and the decision shall be rendered no later than 120 days following the appointment of the last of the three arbitrators. All discovery shall be completed no later than 20 days prior to the commencement of the hearing.

The parties and the arbitrators shall treat the proceedings, any related discovery and the decisions of the arbitral tribunal as confidential, except in connection with a judicial challenge to, or enforcement of, an award, and unless otherwise required by law.

The decision of the arbitrators shall be final and binding and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the tribunal. The arbitrators' award shall state the reasons on which the award is based. Each of the parties hereby consents to service of process by registered mail, by Federal Express or other reputable courier service, or by personal delivery at its address set forth herein and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other party

This agreement to arbitrate shall be binding upon the successors and assigns or executor of each Party, provided that nothing contained in this Section 15.2 shall limit the right of either party, or any of their respective successors or assigns, at its election, to seek equitable remedies in a court of equity or law in the event of a breach or threat of breach hereof, without first proceeding under this Section 12.2.

12.3 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

12.4 Withholding Taxes. The Company may withhold from all compensation payable pursuant hereto all sums required to be withheld under all federal, state and city laws, or governmental regulation or ruling, with respect to payment of compensation, benefits or perquisites.

12.5 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

12.6 No Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

12.7 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

12.8 Survival. Sections 7, 8 and 11 shall survive termination of this agreement.

12.9 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or four days after being mailed by registered or certified mail, return receipt requested, or one day after being sent by private overnight courier addressed as set forth below, or if sent by facsimile transmission, on the first business day after transmission provided that an original copy has been deposited in the U.S. mail:

If to The Executive, to:
A. J. LEYDTON
7358 Vista Del Monte, Apt. 5
Van Nuys, California 91405


If to the Company, to:

TAMARAK, Inc.
7311 Van Nuys Boulevard, Ste 2
Van Nuys, California 91405
Attention: President

With a copy to:

CHRISTOPHER H. DIETERICH, Esq.
11300 W. Olympic Blvd. Suite 800
Los Angeles, California 90064

or to such other address as such party may indicate by a notice delivered to the other party hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


THE COMPANY:

TAMARAK, INC.

By: /s/ Frank Stewart
Title: Vice President/Chief Operating Officer

THE EXECUTIVE:

/s/ A.J. Leydton
 A. J. LEYDTON

EXHIBIT A TO EMPLOYMENT AGREEMENT
EXECUTIVE'S DUTIES

President
Chief Executive Officer

Exhibit 10.9 Employment Agreement with Frank Stewart

     EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of October 1, 2000 by and between TAMARAK, INC, a Nevada corporation (the "Company") whose California address is 7311 Van Nuys Blvd., Suite 2, Van Nuys, California 91405, and FRANK STEWART, an individual presently residing at 4375 Wheeler Canyon Road, Santa Paula, California 93060 (the "Executive").
WITNESSETH:

WHEREAS, the Company desires to retain the services of the Executive, and the Executive desires to be employed by the Company, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

1. Employment. The Company hereby agrees to employ the Executive as a member of its senior management at its executive offices located in Los Angeles, or at such location as the Company may designate and the Executive accepts such employment and agrees to perform the duties and services specified herein, subject always to such resolutions as are established from time to time by the Board of Directors of the Company (Board) for the period and upon the other terms and conditions set forth in this Agreement.

2.        Term.

2.1. The term of the Executive's employment hereunder shall be for the period commencing on October 1, 2000 and ending on September 30, 2003 (the "Term"), unless the parties agree to extend such employment. The Term is subject to earlier termination as hereinafter specified.

2.2. Unless an amendment to this Agreement to extend the Term is executed before the end of the Term, any employment following expiration of the Term shall be deemed strictly "at will", although the provisions of this Agreement (exclusive of Section 5.1 and Section 9) shall continue to apply to the parties. During such "at will" employment, the Executive may resign from the Company at any time following three (3) months prior written notice to the Company and provided the Executive agrees to cooperate with the Company and provide reasonable assistance in the appointment and training of a successor during such three (3) month period.

3.        Position and Duties.

3.1. Service with the Company. During the Term, the Executive Agrees to provide his substantially full business time and attention to the business of the Company and to perform such executive employment duties as set forth in Exhibit A attached hereto and as the Board shall assign to him from time to time.

3.2. No Conflicting Duties. During the Term, the services of the Executive shall be provided exclusively to the Company and the Executive shall not serve as an officer, director, employee, consultant or advisor to any business other than the Company without the prior written consent of the board. The Executive hereby confirms that he is under no contractual commitments which are inconsistent with his obligations set forth in this Agreement and agrees that during the Term he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

3.3. Right to Insure. The Company shall have the right to secure, in its own name or otherwise and at its own expense, life, health, accident or other insurance covering or otherwise insuring the Executive, and the Executive shall have no right, title or interest in or to any such insurance or any of the proceeds or benefits thereof. The Executive shall fully assist and cooperate with the Company in procuring any such insurance, including without limitation by submitting to such examinations, and by signing such applications and other instruments, as may reasonably be required by any insurance carrier to which application is made by the Company for any such insurance.

4.        Compensation.

4.1. Base Salary. As compensation for all services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive a base annual salary of Two hundred and Fifty Thousand Dollars ($250,000.00) for the year October 1, 2000 to September 30, 2001 ("First Employment Period"), Three hundred Thousand Dollars ($300,000.00) for the year October 1, 2001 to September 30, 2002 ("Second Employment Period") and Three hundred and Fifty Thousand Dollars ($350,000.00) for the year October 1, 2002 to September 30, 2003 ("Third Employment Period"), such salary to be paid on a regular basis in accordance with the Company's normal payroll procedures and policies; except that all salaries shall accrue and shall be paid at such time as the Company is fully funded.

4.2. Participation in Benefit Plans; Perquisites. The Executive shall be included, to the extent eligible thereunder, in any and all health, dental or vision plans of the Company or other insurance plans providing general benefits for the Company's employees of equal or lesser stature, as adopted from time to time by the Company. If the Executive proves to be uninsurable under any health plan of the Company, the Company will reimburse the Executive for premiums payable under any health policy of the Executive's choice, provided, however, that the amount of such reimbursement shall not exceed the standard premium payable by the Company for a period of the Executive's age and gender under the Company's regular health policy. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

4.3. Business Expenses. In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses, professional dues and, previously approved travel expenses.

4.4. Business Equipment. The Company will provide the Executive with a laptop computer and cellular phone during his employment with the Company. The Company will pay for the monthly cell phone access fee (together with all additional business related charges) and an internet access fee (such fees to be reasonable in light of the anticipated cell phone use and internet access required by the Executive for business purposes).

4.5. Parking. The Executive will be provided with a reserved parking space in the Company's building.

4.6. Vacation. The Executive will be entitled to three (3) weeks paid vacation each calendar year during the Term, said three (3) week period not to include any days during which the Company is closed for business. No more than one week unused vacation (on a cumulative basis) may be carried over from calendar year to calendar year.

4.7. Discretionary Days. The Executive shall be entitled to ten
(10) paid Discretionary Days each calendar year. Discretionary Days may be used as sick leave or for other personal reasons at the discretion of the Executive. Unused Discretionary Days shall not be carried over from calendar year to calendar year.

5.        Compensation upon the Termination of the Executive's
Employment with the Company.

Termination Due to Death. In the event the Executive's employment is terminated pursuant to Section 9.1, the Executive's beneficiary or a beneficiary designated by the Executive in writing to the Company, or in the absence of such beneficiary, the Executive's estate, shall be entitled to receive the Executive's then current annual base salary which has accrued (but remains unpaid) through the date of termination. In addition, the Company shall also be obligated to pay the Executive's beneficiary or estate, as appropriate, for accrued (but unused) vacation and/or sick leave through the date of termination.

6. Taxes. All payments required to be made by the Company to the Executive pursuant to Section 5 shall be paid in the manner and at the time specified in Section 4.1 hereof and shall be subject to all applicable tax withholdings.

7.        Confidential Information.     Except as permitted or
directed by the Board, Executive shall not during the Term or at any time thereafter divulge, furnish, disclose or make accessible (other than in the ordinary course of the business of the Company) to anyone for use in any way, or use for the benefit of any person or entity other than the Company or its affiliates, any confidential or secret knowledge or information of the Company which the Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret information regarding plans, projects or possible transactions directly or indirectly useful in any aspect of the business of the Company, any confidential client information of the Company, or any other confidential, secret or nonpublic aspects of the business of the Company. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Executive.

          Nothing in this Agreement shall prevent the Executive from disclosing such information to the extent such disclosure is required by law or any order of a court or government authority with jurisdiction; provided, however, that in the event the Executive becomes legally compelled to disclose any such information, then prior to making such required disclosure he shall, if possible, provide the Company with prompt written notice thereof so that the Company may seek a protective order or other appropriate remedy prior to any such disclosure; and provided, further, that in the event such protective order or other remedy is not obtained the Executive shall furnish only that information which is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

8.        Non-Competition; Solicitation of Clients and
Solicitation of Employees.

8.1.      Non-Competition.

     The Executive agrees that, during the Term and for a period of one year after the Executive is providing services to the Company, he shall not, directly or indirectly, engage in competition with the Company anywhere in the world (the "Territory") in any manner or capacity within the digital media development and distribution business, it being recognized that the Company's business is international in scope. The foregoing period is referred to as the "Restricted Period."

     Ownership by the Executive, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 7.

     The Executive further agrees that, during the Restricted Period, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by the Executive, either directly or indirectly, and the Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

8.2. Agreement Not to Solicit Clients. The Executive agrees that during the Restricted Period and for the two years thereafter he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate any business competitive with the Company's business, including any person or entity (including those seeking to enter into agreements) who, at any time within twelve (12) months prior to the date of termination of the Executive's employment, was a party to a contract with the Company or with whom the Company has had significant business dealings or contacts with respect thereto.

8.3. Agreement Not to Solicit Employees. The Executive agrees that during the Term and for the twenty-four (24) month period following the termination or expiration of the Term, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away any person then employed by the Company or its affiliates in any executive, managerial or talent liaison position.

9.        Termination Prior to Expiration of the Term.

9.1. Death of Executive. The Executive's employment shall terminate immediately upon the death of the Executive.

9.2. Surrender of Records and Property. Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, in any format such items may be stored in (including, but not limited to, paper, electronic formats, magnetic media or otherwise) which are the property of the Company and which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under this control.

10. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. Upon such assignment by the Company, the Company shall obtain the assignees' written agreement enforceable by the Executive to assume and perform, from and after the date of such assignment, the terms conditions, and provisions imposed by this Agreement upon the Company. After any such assignment by the Company and such written agreement by the assignee, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 9.

11. Injunctive Relief. The Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 7 and
8. Accordingly, the Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief. The Executive acknowledges that the services to be rendered by The Executive under this Agreement, and the rights and privileges granted by The Executive to the Company hereunder, are of a special, unique, extraordinary and intellectual character which gives them a peculiar and special value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and a breach by The Executive of any of the provisions hereof will cause the Company great and irreparable injury.
The Executive acknowledges that the Company shall, therefore, be entitled, in addition to any other remedies which it may have under this Agreement or at law, to receive injunctive and other equitable relief (including without limitation specific performance) to enforce any of the rights and privileges of the Company or any of the covenants or obligations of the Executive hereunder. Nothing contained herein, and no exercise by the Company of any right or remedy, shall be construed as a waiver by the Company of any other rights or remedies which the Company may have.

12. Indemnification. The Company shall indemnify The Executive as provided in the Company's Operating Agreement in effect at the commencement of this Agreement. The scope of indemnification to which The Executive is entitled shall not be diminished, but may be further expanded by the Company, by amendment of the Operating Agreement or otherwise. The Executive acknowledges that he has received a copy of the Company's Operating Agreement in effect as at the date hereof.

13. Grant of Option. Subject to the terms and conditions set forth herein, the Company hereby grants to the Executive an option to purchase (the "Option") all or any part of an aggregate of 1,500,000 units of membership interests of the Company ("Units"), (which, together with any securities issued with respect to those Units by way of stock dividend, stock split, transfer, merger, consolidation, or other change in capitalization, whether before or after the date of exercise of the Option, are referred to as "Purchase Units"), at the purchase price of $1.00 per unit ("Exercise Price"). This Option is not intended to be an incentive stock option under
Section 422 of the Code.

14. Terms and Conditions. This Option is subject to the following terms and conditions:

14.1.     Expiration Date.  This Option shall expire on
September 30, 2003 ("Expiration Date"). No part of this Option may be exercised after that date.

14.2. Exercise of Option by Executive. The Purchase Units shall be deemed "Nonvested Units" unless and until they have become "Vested Units." All Purchase Units shall initially be considered "Nonvested Units." On the first anniversary of the date hereof (the "Grant Date"), if the Executive's employment has not been terminated all Purchase Units shall become "Vested Units", Once the Option has become exercisable, it will remain so until the Expiration Date subject to Section 14.1 hereof. A partial exercise of this Option shall not affect the Executive's right to exercise this Option with respect to the remaining units, subject to the conditions of this Agreement.

14.3. Exercise of Option Following Termination. Upon the termination of the Executive's employment with the Company, the Option shall terminate with respect to any Non-Vested Units. Upon the termination of the Executive's employment with the Company, the Executive may, until the earlier of (x) 30 days from the date of such termination or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Units which the Executive was entitled to purchase immediately prior to such termination and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void; provided that:

     (a) in the case of termination of the Executive's employment with the Company due to death, the Executive's estate (or any other person who acquired the Executive's right to exercise such Option by bequest or inheritance or otherwise by reason of the Executive's death) may, until the earlier of
(x) the 180th day after the date or death or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Units which the Executive was entitled to purchase immediately prior to the time his death;

     (b) in case of termination of the Executive's employment with the Company pursuant to Section 5.1, the Executive or the Executive's legal representative may, until the earlier of (x) the 180th day after the date the Executive's employment was terminated or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Units which the Executive was entitled to purchase immediately prior to the time of such termination; and

     (c) in case of termination of the Executive's employment with the Company (i) for Cause or (ii) as a result of voluntary termination by the Executive without the consent of the Company, then the Executive shall immediately forfeit his rights under the Option except as to those Purchase Units already purchased.

14.4. Method of Exercising Option and Payment for Shares. This Option, or any portion thereof, shall be exercised by written notice delivered to the attention of the Company's President at the Company's principal office. The exercise date shall be (i) the date of postmark, in the case of notice by mail, or (ii) the date of delivery, if delivered in person. The exercise notice shall be accompanied by payment of the Exercise Price in full and any required Tax Withholding (as defined in Section 14.7 below). Payment shall be made in cash, in the form of currency or check or other cash equivalent acceptable to the Company.

14.5. Nontransferability. The Option may not be transferred except by will or by the laws of descent and distribution. During the Executive's lifetime, the Option may be exercised only by the Executive or the Executive's legal representative in the event of the Executive's total disability.

14.6. Redemption of Purchase Units. Upon the Executive's separation from service with the Company or an Affiliate, the Company shall have the option (but not the obligation) to purchase any Purchase Units that have been acquired upon exercise of the Option, and the Executive, his estate, personal representative, or other person or entity who acquires the Purchase Units by will or by the laws of descent and distribution shall be required to sell such Purchase Units to the Company. The redemption price for the Purchase Units will be the Fair Market Value of the shares on the date of redemption. For purpose of this Agreement, "Fair Market Value" shall mean the last reported sales prices of the Units on the NASDAQ National Market on the date as of which fair market value is to be determined or, in the absence of any reported sales of Units on such date, on the first preceding date on which any such sale shall have been reported. If Stock is not listed on the NASDAQ National Market on the date as of which fair market value is to be determined, the Manager shall determine in good faith the fair market value in whatever manner he or she considers appropriate. The Company's acquisition of the Purchase Units, and payment of the redemption price, to the Executive, his representative or other person(s) or entity will occur on a date determined by the Company (which, in the event of the Executive's death, will be no earlier than three months after the date of death) and will be completed no later than six (6) months after the date of separation from service.

14.7. Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax ("Tax Withholding") in connection with any exercise of the Option, Executive shall, as a condition of delivery of the Purchase Units, pay the tax or make provisions that are satisfactory to the Company for the payment thereof concurrent with the payment of the Exercise Price.

14.8. No Rights as a Member. The Executive shall have no rights as a member with respect to the Units until the Executive has exercised the Option, paid the Exercise Price, and paid any Tax Withholding in accordance with the requirements of this Agreement.

14.9.     Representations and Warranties of Executive.
Executive represents and warrants to the Company that:

     Executive has received a copy of this Agreement, has read and understands the terms of this Agreement, and agrees to be bound by their terms and conditions. Executive acknowledges that there may be adverse tax consequences upon acquisition of the Purchase Units, and that Executive should consult a tax adviser prior to such acquisition or disposition.

     Executive acknowledges and understands that any Units acquired upon the exercise of this Option will not be registered under the Securities Act of 1933, as amended ("1933 Act"), or any applicable state securities laws by reason of claimed exemptions from registration thereunder which depend in part on Executive's investment intentions and is aware that no federal or state agency has made any review, finding or determination regarding the Units nor any recommendation or endorsement of the Units as an investment, and Executive must forego the security, if any, that such a review would provide.

     Executive is the sole party in interest with respect to the Units subject to the Option and has sufficient knowledge and experience in financial and business matters to enable Executive to evaluate the merits and risks of this investment. Executive understands the substantial risks associated with the Company's business.

     Executive recognizes the speculative nature and the high risk of loss associated with the acquisition of Units upon the exercise of this Option and the operation of the Company and affirms that Executive is willing and able to bear the high risk of this investment for an indefinite period of time.

     Executive acknowledges that the Units acquired upon the exercise of this Option will be "restricted" securities under the 1933 Act, and that Executive will therefore not be able to transfer, sell, assign or otherwise dispose of the Units unless the Units are registered under the 1933 Act and applicable state securities laws or unless an exemption is available. In addition to any legend required by any Company's Operating Agreement, Executive acknowledges that the certificate(s) representing any Units acquired upon the exercise of this Option may bear a restrictive legend substantially similar to the following:

The units represented by this certificate have not been registered under the Securities Act of 1933 or any state securities laws. These units may not be sold, exchanged, made subject to a security interest, pledged, hypothecated or otherwise transferred without an effective registration statement for such units under the Securities Act of 1933 and applicable state securities laws, or an opinion of counsel acceptable to the corporation that such registration is not required.

The securities represented by this certificate are subject to the terms and conditions of an Operating Agreement, by and among Company and the stockholders of Company, which Agreement includes certain restrictions on transfer. A copy of such Operating Agreement is on file and available for inspection at the principal office of Company, and no transfer of the interests represented by this certificate shall be valid or effective unless or until the terms and conditions of such Agreement shall have been complied with.

14.10. Representations and Warranties of Company. The Company represents and warrants to the Executive that this Agreement has been duly authorized and is a valid and binding instrument against the Company, enforceable in accordance with its terms.

14.11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such laws.

14.12. Purchase Units. Upon the Executive's payment for the Purchase Units and any Tax Withholding, the Purchase Units shall be duly authorized and issued, fully paid and nonassessable, and the Purchase Units shall have good marketable title, free and clear of all liens, security interests and other encumbrances. Once payment has been made for the Purchase Units and any Tax Withholding, the Company will release the applicable certificate, if any, to the Executive. The Executive shall have the right to vote the Purchase Units and shall have all other rights accorded to members of the Company pursuant to the Company's Operating Agreement.

14.13. Survival of Representations and Warranties. All representations, warranties, covenants, and agreements contained herein or made in writing by the Executive or the Company in connection with the transaction contemplated hereby, except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution and delivery of this Agreement.

14.14. Change in Capital Structure. The terms of this Option, including the number of Purchase Units covered thereby and the Exercise Price thereof, shall be adjusted if the Company determines, in its sole discretion, that such adjustment is required in the event the Company effects one or more unit dividends, unit split-ups, subdivisions or consolidations of units or other similar changes in capitalization, whether subject to an agreement of merger, consolidation or unit exchange between the Company and an unaffiliated party, or otherwise, and in all events subject to the terms of Section 14 of this Agreement. The issuance by the Company of units of any class, or securities convertible into units of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of units or obligations of the Company convertible into such units or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the terms of this Option.

14.15.    Merger, Consolidations, Acquisitions or Dissolution
of the Company.   In the event of the merger or consolidation
of the Company with or into another unaffiliated entity, or the acquisition by another unaffiliated entity or person of all or substantially all of the Company's assets or more than fifty percent (50%) of the Company's then outstanding voting interest, or the liquidation, dissolution, or winding, up of the Company (other than in a restructuring, transaction which results in the continuation of the Company's business by an affiliated entity), then the Exercise of the Option, and Executive's rights thereunder, shall be subject to the applicable terms and conditions of the agreement by and between the Company and such unaffiliated entity or person (including without limitation an agreement and plan of merger) governing such transaction.

14.16. Lock-up Agreement. Notwithstanding anything contrary in this Agreement, in the event the Company's Stock is registered under the 1933 Act in an initial public offering (a "Public Security"), Executive agrees, if requested by the Company's underwriters, to execute a lockup agreement pursuant to which the Executive agrees, for a period of 180 days (or such longer or shorter period as may be required by the Company's underwriters) following, the date such Units becomes a Public Security, not to sell, transfer or otherwise dispose of any Purchase Units held by the Executive.

14.17. Relation to Other Benefits. Any economic or other benefit to the Executive under this Agreement shall not be taken into account in determining any benefits to which the Executive may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering, employees of the Company or any subsidiary.

15.       Miscellaneous.

15.1. Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles of the State of California.

15.2.     Arbitration.

     Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation hereof (whether sounding in contract or tort), shall be resolved exclusively and finally by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "Rules")., including but not limited to disputes relating to the existence of an alleged breach of this Agreement or improper termination of The Executive's employment. The arbitration shall be held in Los Angeles, California.

     There shall be three arbitrators, of whom each Party shall select one. The Party-appointed arbitrators shall select the third arbitrator. Each of the arbitrators shall be a former or retired judge with at least 10 years experience in commercial matters.

     The hearing shall be commenced within 90 days of either party's written request for arbitration and the decision shall be rendered no later than 120 days following the appointment of the last of the three arbitrators. All discovery shall be completed no later than 20 days prior to the commencement of the hearing.

     The parties and the arbitrators shall treat the proceedings, any related discovery and the decisions of the arbitral tribunal as confidential, except in connection with a judicial challenge to, or enforcement of, an award, and unless otherwise required by law.

     The decision of the arbitrators shall be final and binding and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the tribunal. The arbitrators' award shall state the reasons on which the award is based. Each of the parties hereby consents to service of process by registered mail, by Federal Express or other reputable courier service, or by personal delivery at its address set forth herein and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other party.

     This agreement to arbitrate shall be binding upon the successors and assigns or executor of each Party, provided that nothing contained in this Section 15.2 shall limit the right of either party, or any of their respective successors or assigns, at its election, to seek equitable remedies in a court of equity or law in the event of a breach or threat of breach hereof, without first proceeding under this Section 15.2.

15.3. Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

15.4. Withholding Taxes. The Company may withhold from all compensation payable pursuant hereto all sums required to be withheld under all federal, state and city laws, or governmental regulation or ruling, with respect to payment of compensation, benefits or perquisites.

15.5. Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

15.6. No Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

15.7. Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

15.8. Survival. Sections 7, 8 and 11 shall survive termination of this agreement.

15.9. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or four days after being mailed by registered or certified mail, return receipt requested, or one day after being sent by private overnight courier addressed as set forth below, or if sent by facsimile transmission, on the first business day after transmission provided that an original copy has been deposited in the U.S. mail:
If to The Executive, to:

FRANK STEWART
4375 Wheeler Canyon Road
Santa Paula, California 93060


If to the Company, to:

TAMARAK, Inc.
7311 Van Nuys Boulevard, Ste 2
Van Nuys, California 91405
Attention: President

With a copy to:

CHRISTOPHER H. DIETERICH, Esq.
11300 W. Olympic Blvd. Suite 800
Los Angeles, California 90064

or to such other address as such party may indicate by a notice delivered to the other party hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


THE COMPANY:

TAMARAK, INC.

By: /s/ A.J. Leydton
Title: President/Chief Executive Officer

THE EXECUTIVE:

 /s/ Frank Stewart
FRANK STEWART

EXHIBIT A TO EMPLOYMENT AGREEMENT
EXECUTIVE'S DUTIES
Director of Creative Affairs
Director of Business Affairs
Chief Operating Officer
Chief Technology Officer